     As filed with the Securities and Exchange Commission on July 10, 1996

                                                      REGISTRATION NO. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                           COMPASS BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                          6711                            63-0593897
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)

                              15 SOUTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35223
                                 (205) 933-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             --------------------

                            JERRY W. POWELL, ESQUIRE
                                GENERAL COUNSEL
                            COMPASS BANCSHARES, INC.
                              15 SOUTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35233
                                 (205) 933-3960
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             --------------------

        Approximate date of commencement of proposed sale to the public:
   AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT

                             --------------------


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             --------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
      Title of each class          Amount to         Proposed            Proposed        Amount of
         of securities                 be        maximum offering   maximum aggregate   registration
       to be registered          registered (1)   price per share   offering price (3)      fee
- ----------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value          325,000                 (2)         $4,283,758         $1,478
- ----------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares anticipated to be issued pursuant to an Agreement and Plan of Merger dated as of March 13, 1996 between the Registrant and Texas American Bank. The actual number of shares to be issued may vary depending on the closing sales prices of Compass Bancshares, Inc. common stock over a specified period.

(2)  Not applicable.

(3) Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the book value as of March 31, 1996 of the securities to be received by the Registrant in exchange for the securities registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                            COMPASS BANCSHARES, INC.

                      ____________________________________

                             CROSS REFERENCE SHEET

                   (Pursuant to Item 501(b) of Regulation S-K
                       and Item 1 of Part I of Form S-4)

                  S-4 Item Number and Heading                            Location of Proxy Statement/Prospectus Heading
- ------------------------------------------------------------------------------------------------------------------------------
A.  Information About the Transaction
         1. Forepart of Registration Statement and Outside Front     Forepart of Registration Statement; Outside Front Cover
            Cover Page of Prospectus                                 Page of Prospectus

         2. Inside Front and Outside Back Cover Pages of             Table of Contents; Available Information; Incorporation of
            Prospectus                                               Certain Documents by Reference; Introduction

         3. Risk Factors, Ratio of Earnings to Fixed Charges and     Introduction; Summary; Risk Factors; Selected Financial
            Other Information                                        Data; Market Prices; The Merger; Supervision and
                                                                     Regulation; Index to Financial Statements of Texas American

         4. Terms of the Transaction                                 Forepart of Registration Statement; Introduction; Summary;
                                                                     The Merger; Description of Compass Common and Preferred Stock;
                                                                     Comparison of Rights of Shareholders of Texas American and
                                                                     Compass; Information About Compass; Appendix I and Appendix II

         5. Pro Forma Financial Information                          Selected Financial Data

         6. Material Contacts with the Company Being Acquired        Summary; Recommendation of Board of Directors; The
                                                                     Merger; Information About Texas American

         7. Additional Information Required for Reoffering by        Not Applicable
            Persons and Parties Deemed to be Underwriters

         8. Interests of Named Experts and Counsel                   Relationships with Independent Accountants; Experts; Legal
                                                                     Opinions

         9. Disclosure of Commission Position on Indemnification     Indemnification
            for Securities Act Liabilities

B.  Information About the Registrant

        10. Information With Respect to S-3 Registrants              Available Information; Incorporation of Certain Documents
                                                                     by Reference; Summary; Recent Developments; Selected Financial
                                                                     Data; Market Prices; Information About Compass

        11. Incorporation of Certain Information by Reference        Incorporation of Certain Documents by Reference;
                                                                     Information About Compass

        12. Information With Respect to S-2 or S-3 Registrants       Not Applicable

        13. Incorporation of Certain Information by Reference        Not Applicable

        14. Information With Respect to Registrants Other Than S-2   Not Applicable
            or S-3 Registrants

C.  Information About the Company Being Acquired

        15. Information With Respect to S-3 Companies                Not Applicable

        16. Information With Respect to S-2 or S-3 Companies         Not Applicable

        17. Information With Respect to Companies Other Than S-2     Introduction; Summary; The Merger; Selected Financial Data;
            or S-3 Companies                                         Market Prices; Information About Texas American;
                                                                     Comparison of Rights of Stockholders of Texas American and
                                                                     Compass; Index to Financial Statements of Texas American

D.  Voting and Management Information

        18. Information if Proxies, Consents or Authorizations Are   The Proxy Card; Incorporation of Certain Documents by
            to be Solicited                                          Reference; Introduction; Summary; The Merger; Information
                                                                     About Compass; Information About Texas American; Relationships
                                                                     with Independent Accountants; Experts; Appendix II

        19. Information if Proxies, Consents or Authorizations Are   Not Applicable
            Not to be Solicited, or in an Exchange Offer


TEXAS AMERICAN BANK                                     COMPASS BANCSHARES, INC.


                           PROXY STATEMENT/PROSPECTUS

   Compass Bancshares, Inc., a Delaware corporation ("Compass"), has filed this Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 325,000 shares of Compass $2.00 par value common stock ("Compass Common Stock") to be issued in the proposed merger (the "Merger") of Compass Texas American, Inc. ("Compass Texas"), a Texas corporation and wholly-owned subsidiary of Compass, with and into Texas American Bank, a Texas state bank ("Texas American"). Compass and Texas American presently intend that immediately following the Merger, Texas American will be merged (the "Bank Merger") with and into Compass Bank, a Texas state bank and an indirect wholly-owned subsidiary of Compass formerly known as Compass Bank-Houston ("Compass Bank-Houston"), with Compass Bank-Houston being the surviving entity.

   This Proxy/Statement Prospectus constitutes the proxy statement of Texas American relating to the solicitation of proxies for use at the special meeting of shareholders of Texas American (the "Meeting") scheduled to be held on _________ ___________, 1996 at ____ __.M. San Antonio time, at
______________________ in San Antonio, Texas, and any adjournments thereof. At the Meeting, the shareholders of Texas American will consider and vote upon a proposal to approve, ratify, confirm and adopt (i) the Agreement and Plan of Merger dated as of March 13, 1996, by and between Compass and Texas American (the "Merger Agreement") providing for, among other things, the merger of Compass Texas with and into Texas American and, in connection therewith, the receipt by Texas American shareholders of Compass Common Stock and (ii) the Plan of Merger and Reorganization dated as of May 31, 1996, by and between Texas American and Compass Bank-Houston (the "Bank Merger Agreement"), providing for the merger of Texas American with and into Compass Bank-Houston. Approval of the Bank Merger is not a condition to consummation of the Merger. The failure to approve the Bank Merger will not affect the consideration to be received by the Texas American shareholders in the Merger or the timing of the consummation of the Merger. The shareholders of Texas American are being requested to approve the Bank Merger to expedite the completion of the Bank Merger so that it may be consummated immediately after the consummation of the Merger.

   The Merger Agreement provides for the holders of Texas American common stock, par value $5.00 per share ("Texas American Common Stock"), at the effective time of the Merger (the "Effective Time"), other than dissenting shareholders, to receive aggregate merger consideration ("Merger Consideration") of 325,000 shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights). Holders of Texas American Common Stock shall receive for each share of Texas American Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) 325,000 shares of Compass Common Stock to be issued to the holders of Texas American Common Stock divided by (ii) the number of shares of Texas American Common Stock outstanding immediately prior to the Effective Time (the "Per Share Merger Consideration"). In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the last received regulatory approval from the Federal Deposit Insurance Corporation (the "FDIC") and the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the expiration of any applicable waiting period with respect thereto (the "Share Determination Market Value") is less than $29.00 per share, Texas American may either (i) terminate the Merger Agreement, or (ii) agree to accept an aggregate of 325,000 shares of Compass Common Stock. In the event Texas American exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to (i) the quotient of (a) 325,000 times the Share Determination Market Value, plus $10,400,000, divided by (b) 2; and further divided by (ii) the Share Determination Market Value. Any decision by the Board of Directors of Texas American regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Texas American shareholders receiving Merger Consideration with an aggregate market value of less than $9,425,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Texas American elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Texas American shareholders would not receive any Merger Consideration but would retain their Texas American Common Stock.

   On _________, 1996, there were 206,020 shares of Texas American Common Stock issued and outstanding.

   Assuming that (i) there will be 206,020 shares of Texas American Common Stock issued and outstanding immediately prior to the Effective Time, and (ii) the Share Determination Market Value will be $_______ (the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding _________, 1996), Compass will be required to issue an aggregate of 325,000 shares of Compass Common Stock to the Texas American shareholders and each shareholder of Texas American (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 1.5775 shares of Compass Common Stock for each share of Texas American Common Stock held.

   Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

   Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

   SEE "SUMMARY--THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER-- GENERAL"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

   Consummation of the Merger and the Bank Merger is subject to the receipt of required governmental approvals, the approval of the holders of two-thirds of the outstanding Texas American Common Stock and certain other conditions, all as more fully described in this Proxy Statement/Prospectus. SEE "SUMMARY-- SHAREHOLDER VOTES REQUIRED; CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

   This Proxy Statement/Prospectus also constitutes the prospectus of Compass with respect to the shares of Compass Common Stock to be issued to the holders of Texas American Common Stock in the Merger; however, it does not cover resales of shares of Compass Common Stock upon consummation of the proposed reorganization, and no person is authorized to use this Proxy Statement/Prospectus in connection with any such resale. SEE "RESALE OF COMPASS STOCK".

   This Proxy Statement/Prospectus is first being mailed or delivered to Texas American shareholders on or about _________, 1996.

   Compass Common Stock is publicly traded in the over-the-counter market and quoted on the NASDAQ National Market System. On _______, 1996, the last reported sale price per share of Compass Common Stock was $___. No active public trading market exists for the Texas American Common Stock.

   THE SECURITIES OF COMPASS BANCSHARES, INC. OFFERED IN CONNECTION WITH THE
      MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   All information concerning Compass and Compass Texas has been furnished by Compass, and all information regarding Texas American has been furnished by Texas American.

         TEXAS AMERICAN SHAREHOLDERS ARE URGED TO REVIEW AND CAREFULLY
               CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS".

     The date of this Proxy Statement/Prospectus is ___________, 1996.

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

AVAILABLE INFORMATION..............................................................    1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................................    1

INTRODUCTION.......................................................................    3
    PARTIES TO THE MERGER..........................................................    5
    THE MERGER.....................................................................    6
    REASONS FOR THE MERGER; RECOMMENDATION OF BOARDS OF DIRECTORS..................    8
    RECORD DATE....................................................................    8
    SHAREHOLDER VOTES REQUIRED.....................................................    9
    DISSENTERS' RIGHTS.............................................................    9
    CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION...............    9
    ACCOUNTING TREATMENT...........................................................   10

RISK FACTORS.......................................................................   11

SELECTED FINANCIAL DATA............................................................   13

MARKET PRICES......................................................................   15

THE MERGER.........................................................................   16
    GENERAL........................................................................   16
    BACKGROUND AND REASONS FOR THE MERGER..........................................   17
    OTHER TERMS AND CONDITIONS.....................................................   18
    FEDERAL INCOME TAX CONSEQUENCES................................................   24
    GOVERNMENT APPROVALS...........................................................   25
    ACCOUNTING TREATMENT...........................................................   25

SUPERVISION AND REGULATION.........................................................   26
    GENERAL........................................................................   26
    COMPASS, COMPASS OF TEXAS AND COMPASS BANCORPORATION...........................   26
    THE SUBSIDIARY BANKS...........................................................   28
    OTHER..........................................................................   29

DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK..................................   30
    COMPASS COMMON STOCK...........................................................   30
    DIVIDENDS......................................................................   30
    PREEMPTIVE RIGHTS..............................................................   31
    VOTING RIGHTS..................................................................   31
    LIQUIDATION....................................................................   31
    COMPASS PREFERRED STOCK........................................................   31

COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS.................   32
    CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK..........................   32
    CERTAIN DIFFERENCES BETWEEN THE BANKING LAWS OF TEXAS AND THE CORPORATION
       LAWS OF DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS.............   32
    MERGERS........................................................................   32
    APPRAISAL RIGHTS...............................................................   33
    SPECIAL MEETINGS...............................................................   33
    ACTIONS WITHOUT A MEETING......................................................   34
    ELECTION OF DIRECTORS..........................................................   34

    VOTING ON OTHER MATTERS........................................................   34
    PREEMPTIVE RIGHTS..............................................................   35
    DIVIDENDS......................................................................   35
    LIQUIDATION RIGHTS.............................................................   35
    LIMITATION OF LIABILITY AND INDEMNIFICATION....................................   36
    REMOVAL OF DIRECTORS...........................................................   37
    INSPECTION OF BOOKS AND RECORDS................................................   37
    ANTITAKEOVER PROVISIONS........................................................   37

RESALE OF COMPASS STOCK............................................................   37

INFORMATION ABOUT COMPASS..........................................................   38
    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................   38
    INTERESTS OF CERTAIN PERSONS...................................................   38

INFORMATION ABOUT TEXAS AMERICAN...................................................   38
    SERVICES, EMPLOYEES AND PROPERTIES.............................................   38
    COMPETITION....................................................................   38
    LEGAL PROCEEDINGS..............................................................   39
    MARKET PRICE AND DIVIDENDS.....................................................   39
    BENEFICIAL OWNERSHIP OF TEXAS AMERICAN COMMON STOCK BY TEXAS AMERICAN
       MANAGEMENT AND PRINCIPAL SHAREHOLDERS.......................................   39
    CERTAIN TRANSACTIONS BETWEEN CERTAIN TEXAS AMERICAN SHAREHOLDERS AND
       RICHARD E. LANE.............................................................   41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
    OPERATIONS OF TEXAS AMERICAN BANK..............................................   42
    GENERAL........................................................................   42
    PROVISION FOR LOAN LOSSES......................................................   47
    NON-INTEREST INCOME............................................................   47
    NON-INTEREST EXPENSE...........................................................   47
    FEDERAL INCOME TAXES...........................................................   48
    CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION...........................   48
    CAPITAL RESOURCES..............................................................   48
    LIQUIDITY......................................................................   49
    INTEREST RATE SENSITIVITY......................................................   50
    INVESTMENT SECURITIES..........................................................   52
    DEPOSITS.......................................................................   53
    LOANS..........................................................................   54
    ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS....................................   54
    NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS....................................   56
    RETURN ON EQUITY AND ASSETS....................................................   57

RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS.........................................   57

EXPERTS............................................................................   57

LEGAL OPINIONS.....................................................................   57

INDEMNIFICATION....................................................................   58

OTHER MATTERS......................................................................   58


                             AVAILABLE INFORMATION

   Compass has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act for the registration of the Compass Common Stock proposed to be issued and exchanged in the Merger. This Proxy Statement/Prospectus was filed as a part of the Registration Statement.

   This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Compass, the Compass Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

   Compass is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549.

   THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT INCLUDED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING COMPASS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF TEXAS AMERICAN COMMON STOCK, WITHOUT CHARGE AND, UPON REQUEST, FROM THE CONTROLLER OF COMPASS AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 558-5740). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY _______, 1996.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by Compass with the Commission are incorporated herein by reference:

   (i) Compass' Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-6032);

   (ii) Compass' Proxy Statement dated March 6, 1996, relating to its annual meeting of shareholders held on April 9, 1996 (File No. 0-6032);

   (iii) Compass' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-6032);

   (iv) The description of Compass Common Stock contained in its Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982 (File No. 0-6032).

   All documents filed by Compass pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

   No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Compass, Compass Texas, Texas American or their respective affiliates. This Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Compass Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

   Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Compass, Compass Texas, Texas American or their respective affiliates since the date of this Proxy Statement/Prospectus.

                           PROXY STATEMENT/PROSPECTUS

                                  INTRODUCTION

   This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Texas American Bank, a Texas state bank ("Texas American"), for use at the special meeting of Texas American shareholders to be held at the time and place set forth in the foregoing notice and at any adjournments thereof (the "Meeting"). This Proxy Statement/Prospectus is also a prospectus for the shares of Compass Bancshares, Inc. ("Compass") $2.00 par value common stock ("Compass Common Stock") to be issued in connection with the merger (the "Merger") of Compass Texas American, Inc. ("Compass Texas"), a Texas corporation and wholly-owned subsidiary of Compass formed for the purpose of effecting the Merger, with and into Texas American. Compass and Texas American presently intend that immediately following the Merger, Texas American will be merged (the "Bank Merger") with and into Compass Bank, a Texas state bank and an indirect wholly-owned subsidiary of Compass formerly known as Compass Bank-Houston ("Compass Bank-Houston"), with Compass Bank-Houston being the surviving entity.

   The following proposals will be considered and voted upon at the Meeting:

   (1) To approve, ratify, confirm and adopt an Agreement and Plan of Merger, dated as of March 13, 1996 by and between Compass and Texas American, as amended (the "Merger Agreement"), pursuant to which Compass Texas will be merged with and into Texas American;

   (2) To approve, ratify, confirm and adopt a Plan of Merger and Reorganization, dated as of May 31, 1996 by and between Texas American and Compass Bank-Houston, as amended (the "Bank Merger Agreement"), pursuant to which Texas American will be merged with and into Compass Bank-Houston; and

   (3) To consider and transact such other business as may properly come before the Meeting.

   The Board of Directors of Texas American has fixed _____, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof (the "Record Date"). As of such date, Texas American had 206,020 shares of common stock, $5.00 par value per share ("Texas American Common Stock"), authorized, all of which shares were issued and outstanding. As of the Record Date, the Texas American Common Stock was held of record by 57 persons or entities. Each share of Texas American Common Stock entitles the holder of record on the Record Date to one vote as to the Merger and the Bank Merger and one vote as to any other proposal to be voted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Texas American Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Texas American Common Stock is required for approval of the Merger and the Bank Merger. TEXAS AMERICAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AND THE BANK MERGER. SEE "SUMMARY--RECORD DATE"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

   Approval of the Bank Merger is not a condition to consummation of the Merger. The failure to approve the Bank Merger will not affect the consideration to be received by the Texas American shareholders in the Merger or the timing of the consummation of the Merger. The shareholders of Texas American are being requested to approve the Bank Merger to expedite the completion of the Bank Merger so that it may be consummated immediately after the consummation of the Merger.

   The directors and executive officers of Texas American control, with the power to vote, an aggregate of 132,956 shares of Texas American Common Stock, comprising approximately 65% of the total shares of Texas

American Common Stock issued and outstanding as of the Record Date. Officers, directors and certain shareholders of Texas American owning 183,384 shares of Texas American Common Stock, comprising approximately 89.01% of the total shares of Texas American Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to a Voting Agreement and Irrevocable Proxy (the "Proxy"), to vote their shares in favor of the Merger and the Bank Merger. AS A RESULT, BECAUSE SUCH OFFICERS, DIRECTORS AND SHAREHOLDERS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF TEXAS AMERICAN COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER AND THE BANK MERGER IS TO ASSURE APPROVAL OF THE MERGER AND THE BANK MERGER BY THE TEXAS AMERICAN SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER--ADDITIONAL AGREEMENTS"; AND "INFORMATION ABOUT TEXAS AMERICAN--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

   Proxies in the form enclosed are solicited by Texas American's Board of Directors. Any such proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the shareholder's instructions. If no instructions are given on the proxy, the proxy will be voted in favor of the Merger. Failure to submit a proxy or to vote at the Meeting will have the same effect as a vote against the Merger and the Bank Merger. At present, Texas American's Board of Directors knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy will vote or refrain from voting in accordance with the recommendation of Texas American's Board of Directors pursuant to the discretionary authority conferred by the proxy. SEE "OTHER MATTERS"; "THE MERGER--DISSENTERS' RIGHTS"; AND APPENDIX II.

   A proxy may be revoked at any time prior to its exercise by filing, at Texas American's principal office, a duly executed proxy bearing a later date or a written notice revoking such proxy. Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person by written ballot on any matter presented for a vote at such Meeting, whether or not such shareholder has given a proxy previously, and such action will constitute a revocation of any prior proxy.

   Proxies will be solicited initially by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Texas American, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Texas American Common Stock held of record by such persons, and Texas American may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur in that connection. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.

   Brokerage firms, banks, nominees, fiduciaries and other custodians are requested to forward these proxy materials to the beneficial owners of Texas American Common Stock held of record by them, and Texas American will reimburse them, upon request, for their reasonable expenses incurred in connection with such mailing or other communications with such beneficial owners.

   Compass' principal executive offices are located at 15 South 20th Street, Birmingham, Alabama 35233, and its telephone number is (205) 933-3000. Texas American's principal executive offices are located at 12590 Bandera Road, Helotes, Texas 78023, and its telephone number is (210) 695-4000.

                                    SUMMARY

     The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to describe all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated by reference. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus and the related documents.

PARTIES TO THE MERGER

     Compass is a Delaware corporation which was organized in 1970. It is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Substantially all of Compass' revenues are derived from its subsidiaries, which are primarily banks located in Alabama, Texas and Florida.

     Compass owns Compass Bank ("Compass Bank"), a state bank headquartered in Birmingham, Alabama, Central Bank of the South, a state bank headquartered in Anniston, Alabama and Compass Bank ("Compass Bank-Florida"), a Florida state member bank headquartered in Jacksonville, Florida. These wholly-owned commercial and savings bank subsidiaries conduct a general, full-service commercial and consumer banking business through 88 banking offices located in 46 communities in Alabama and 24 banking offices in Florida. Compass Bank also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities.

     Compass Banks of Texas, Inc., a Delaware corporation ("Compass of Texas"), is a wholly-owned subsidiary of Compass. Compass of Texas and its wholly-owned subsidiary, Compass Bancorporation of Texas, Inc., a Delaware corporation ("Compass Bancorporation"), are bank holding companies registered with the Federal Reserve under the BHC Act. Compass Bancorporation owns Compass Bank-Houston in Houston, Texas, Compass Bank-Central Texas, a Texas state bank headquartered in Belton, Texas ("Compass Bank-Central Texas"), River Oaks Trust Company, a trust company located in Houston, Texas ("River Oaks Trust Company"), and Compass Texas Management, Inc., a Texas corporation ("Compass Management"). Compass Management provides management services to affiliated banks. These wholly-owned commercial bank subsidiaries conduct a general, full-service commercial and consumer banking business through 40 banking offices in Houston, Texas, 26 banking offices in the Dallas-Ft. Worth area, 10 banking offices in San Antonio, Texas and 3 banking offices in Central Texas.

     During 1995, Compass acquired Southwest Bankers, Inc., and its bank subsidiary, The Bank of San Antonio, located in San Antonio, Texas. In 1996, Compass has acquired Flower Mound Bancshares, Inc. and its bank subsidiary, Security Bank, located in Flower Mound, Texas; Equitable BankShares, Inc. and its bank subsidiary, Equitable Bank, located in Dallas, Texas; Post Oak Bank located in Houston, Texas; and Peoples Bancshares, Inc. and its bank subsidiary, The Peoples National Bank (now known as Compass Bank-Central Texas) located in Belton, Texas. Announced acquisitions which are pending include the Merger; Royall Financial Corporation and its bank subsidiary, located in Palestine, Texas; CFB Bancorp, Inc. and its subsidiary, Community First Bank of Jacksonville, Florida; ProBank located in The Woodlands, Texas; and the San Antonio, Texas branches of Coastal Banc ssb.

     Compass Texas is a Texas corporation and a wholly-owned subsidiary of Compass and was formed for the purpose of effecting the Merger and the acquisition of Texas American Bank.

     On March 31, 1996, Compass and its subsidiaries had consolidated assets of $10.2 billion, consolidated deposits of $7.9 billion, and total shareholders' equity of $722 million. Of Compass' $10.2 billion of consolidated assets, approximately $6.0 billion are held in Alabama, $3.6 billion are held in Texas, and $605 million are held in Florida. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SELECTED FINANCIAL DATA"; AND "INFORMATION ABOUT COMPASS".

     Texas American, formerly named The Bank of Leon Springs, is a Texas state chartered nonmember bank organized in June 1985. In June 1989, The Bank of Leon Springs purchased via a Federal Deposit Insurance Corporation Total Asset Purchase and Assumption transaction the assets of the failed Helotes State Bank. In June 1993, The Bank of Leon Springs with its two branches, one in Helotes, Texas, and the other in Leon Springs, Texas, changed its name to Texas American Bank. In June 1994 Texas American Bank opened its third branch at 85 N.E. Loop 410 in the City of San Antonio. In August 1995 Texas American received approval from the Texas Banking Department and from the FDIC to open a fourth branch at 5848 Babcock Road in the City of San Antonio. Texas American currently is operating the Helotes, Leon Springs and 410 branches, with the Babcock location on hold pending the merger with Compass. Each branch offers all of Texas American's services, which include checking accounts, savings accounts, certificates of deposit, individual retirement accounts, safe deposit services and personal and commercial loans.

     On March 31, 1996, Texas American had total assets of $60.7 million, total deposits of $55.3 million, and total shareholders' equity of $4.3 million. SEE "SELECTED FINANCIAL DATA"; "INFORMATION ABOUT TEXAS AMERICAN"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TEXAS AMERICAN"; AND FINANCIAL STATEMENTS OF TEXAS AMERICAN.

THE MERGER

     The Merger Agreement provides for the holders of Texas American Common Stock, at the effective time of the Merger (the "Effective Time"), other than dissenting shareholders, to receive aggregate merger consideration ("Merger Consideration") of 325,000 shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights). Holders of Texas American Common Stock shall receive for each share of Texas American Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) 325,000 shares of Compass Common Stock to be issued to the holders of Texas American Common Stock divided by (ii) the number of shares of Texas American Common Stock outstanding immediately prior to the Effective Time (the "Per Share Merger Consideration"). In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the last received regulatory approval from the Federal Deposit Insurance Corporation (the "FDIC") and the Federal Reserve and the expiration of any applicable waiting period with respect thereto (the "Share Determination Market Value") is less than $29.00 per share, Texas American may either (i) terminate the Merger Agreement, or (ii) agree to accept an aggregate of 325,000 shares of Compass Common Stock. In the event Texas American exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to (i) the quotient of
(a) 325,000 times the Share Determination Market Value, plus $10,400,000, divided by (b) 2; and further divided by (ii) the Share Determination Market Value. Any decision by the Board of Directors of Texas American regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Texas American shareholders receiving Merger Consideration with an aggregate market value of less than $9,425,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Texas American elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Texas American shareholders would not receive any Merger Consideration but would retain their Texas American Common Stock.

     On _______, 1996, there were 206,020 shares of Texas American Common Stock issued and outstanding.

     Assuming that (i) there will be 206,020 shares of Texas American Common Stock issued and outstanding immediately prior to the Effective Time, and (ii) the Share Determination Market Value will be $_______ (the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding _________, 1996), Compass will be required to issue an aggregate of 325,000 shares of Compass Common Stock to the Texas American shareholders and each shareholder of Texas American (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 1.5775 shares of Compass Common Stock for each share of Texas American Common Stock held.

     Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the average closing sale price for Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days immediately preceding the Effective Time.

     Texas American will be the surviving entity in the Merger; however, the officers and directors of Compass Texas will be the officers and directors of Texas American after the Merger. Compass intends that Texas American's personnel will remain following the Merger. Compass and Texas American presently intend that immediately following the completion of the Merger, Texas American will be merged with and into Compass Bank-Houston, subject to the necessary regulatory approvals. Thereafter, the separate existence of Texas American will cease, and the former offices of Texas American will become branches of Compass Bank-Houston. SEE "THE MERGER--GENERAL"; AND "INFORMATION ABOUT TEXAS AMERICAN".

     The Merger Agreement also provides that the number of shares of Compass Common Stock to be received by Texas American shareholders in the Merger will be adjusted to give effect to any stock dividends or splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "INTRODUCTION"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--GENERAL"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

     The Merger Agreement was the result of arm's-length negotiations between representatives of Texas American and Compass. Texas American's Board of Directors believes the terms of the Merger are fair; however, no investment banking firm's opinion was sought or obtained by any party with respect to the fairness, from a financial point of view, of the Merger to any party or its shareholders. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER".

REASONS FOR THE MERGER; RECOMMENDATION OF BOARDS OF DIRECTORS

     Consummation of the Merger offers the holders of Texas American Common Stock the opportunity to acquire an equity interest in a larger, more diversified financial institution, which is interested in expanding its operations in Texas, but which is not dependent solely upon the economic conditions of the San Antonio metropolitan area of Texas. Compass Common Stock is publicly traded and has a history of paying dividends. Texas American's Board of Directors anticipates that the Merger and the Bank Merger will expand the banking products and services offered to Texas American's customers and community and will enable Texas American's facilities to compete more effectively among banks and non-bank financial institutions. As part of a much larger holding company system, Texas American's facilities will be provided with specialized staff resources in accounting, auditing, investment, trust management, loan review, marketing, data processing and electronic funds transfer services.

     The Merger Agreement was the result of arm's-length negotiations between representatives of Texas American and Compass. Subject to satisfaction of certain conditions contained in the Merger Agreement, Texas American's Board of Directors believes the Merger and the Bank Merger to be in the best interests of Texas American's shareholders. TEXAS AMERICAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TEXAS AMERICAN SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE BANK MERGER and has authorized consummation thereof subject to approval of the Texas American shareholders and the satisfaction of certain other conditions. SEE "INTRODUCTION"; SEE "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY-- THE MERGER"; "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER"; "THE MERGER-- OTHER TERMS AND CONDITIONS"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS"; "INFORMATION ABOUT COMPASS"; AND "INFORMATION ABOUT TEXAS AMERICAN".

THE MEETING

     The Meeting will be held on ______, ________, 1996 at ____ __.__, San
Antonio time, at _________________________________________, in San Antonio,
Texas for the purposes of (i) approving, ratifying, confirming and adopting the Merger Agreement; (ii) approving, ratifying, confirming and adopting the Bank Merger Agreement and (iii) transacting such other business as may properly come before the Meeting.

RECORD DATE

     The Record Date has been set by Texas American's Board of Directors as the close of business on _______, 1996. Only holders of Texas American's Common Stock as of such date will be entitled to vote at the Meeting. SEE "INTRODUCTION".

SHAREHOLDER VOTES REQUIRED

     The Merger and the Bank Merger must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Texas American Common Stock issued and outstanding and entitled to vote at the Meeting.

     Approval of the Bank Merger is not a condition to consummation of the Merger. The failure to approve the Bank Merger will not affect the consideration to be received by the Texas American shareholders in the Merger or the timing of the consummation of the Merger. The shareholders of Texas American are being requested to approve the Bank Merger to expedite the completion of the Bank Merger so that it may be consummated immediately after the consummation of the Merger.

     The directors and executive officers of Texas American control, with the power to vote, an aggregate of 132,956 shares of Texas American Common Stock, comprising approximately 65% of the total shares of Texas American Common Stock issued and outstanding and entitled to vote at the Meeting. Officers, directors and certain shareholders of Texas American owning 183,384 shares of Texas American Common Stock, comprising approximately 89.01% of the total shares of Texas American Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger and the Bank Merger. AS A RESULT, BECAUSE SUCH OFFICERS, DIRECTORS AND SHAREHOLDERS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF TEXAS AMERICAN COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER AND THE BANK MERGER BY THE TEXAS AMERICAN SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

     Compass Texas has 10,000 shares of common stock, par value $0.01 per share, issued and outstanding, all of which are owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as the sole shareholder of Compass Texas, will approve the Merger Agreement in the manner prescribed by the Texas Business Corporation Act ("TBCA"). SEE "THE MERGER--GENERAL".

DISSENTERS' RIGHTS

     Holders of Texas American Common Stock who timely object to the Merger, and who otherwise comply with the provisions of the Texas Banking Act ("TBA"), will be entitled to exercise dissenters' rights. SEE "THE MERGER--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS-- DISSENTERS' RIGHTS"; AND APPENDIX II.

CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION

     Consummation of the Merger and the Bank Merger is subject to approval of the Merger and the Bank Merger by the shareholders of Texas American, receipt of certain required regulatory approvals from the Federal Reserve under the BHC Act, the FDIC and the Banking Commissioner of Texas (the "Commissioner"), and the satisfaction or waiver of a number of other conditions. It is expected that the Federal Reserve, the FDIC and the Commissioner will issue their respective approvals of the transaction. SEE "THE MERGER--GOVERNMENTAL APPROVALS".

     A formal application under the BHC Act was filed with the Federal Reserve on June 5, 1996 and, as a result, the Merger may not be consummated for a period of 15 to 30 days after Federal Reserve approval. In addition, the Bank Merger may not be consummated for a period of 15 to 30 days following FDIC approval. During either such 15 to 30 day waiting period, the United States Department of Justice ("Justice Department"), pursuant to the BHC Act, may bring an action opposing the Merger or the Bank Merger under the antitrust laws, which action would stay the Merger or the Bank Merger unless otherwise ordered by an appropriate judicial authority. No Justice Department objection or adverse action is anticipated.

     The respective boards of directors of Compass and Texas American may terminate the Merger Agreement as a result of, among other things, the failure of any of the several conditions to each of their respective obligations to close, or if the Effective Time does not occur on or before December 31, 1996 or such later date agreed to in writing by Compass and Texas American. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; "THE MERGER--BUSINESS PENDING EFFECTIVE TIME"; "THE MERGER--AMENDMENT; TERMINATION"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel to Compass and Compass Texas, based upon certain representations and assumptions, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result of such qualification, no gain or loss will be recognized by holders of Texas American Common Stock for federal income tax purposes upon receipt of Compass Common Stock in accordance with the Merger Agreement. Any gain attributable to cash received by holders of Texas American Common Stock in lieu of fractional shares of Compass Common Stock or upon exercise of their dissenters' rights will be taxed as ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. No information is provided herein with respect to the tax consequences, if any, of the Merger to shareholders under any state, local or foreign tax laws. TEXAS AMERICAN SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO ALL TAX CONSEQUENCES OF THE MERGER AFFECTING THEM. SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES".

     Compass expects to receive an opinion from Liddell, Sapp at the closing of the transaction contemplated by the Merger Agreement (the "Closing") that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER-- OTHER TERMS AND CONDITIONS" AND "LEGAL OPINIONS".

ACCOUNTING TREATMENT

     Compass will account for the Merger under the pooling-of-interests method for financial reporting and all other purposes. Compass has received a letter from KPMG Peat Marwick LLP, which will be updated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. SEE "THE MERGER--ACCOUNTING TREATMENT".

                                  RISK FACTORS

     Texas American shareholders currently control Texas American through their ability to elect the Board of Directors and vote on various matters affecting Texas American. The Merger and the Bank Merger will transfer control of Texas American from Texas American's shareholders to Compass.
As of the Effective Time, the shareholders of Texas American will become shareholders of Compass, a multi-bank holding company. As a result of the Merger and the Bank Merger, the former shareholders of Texas American will no longer have the ability to control or influence the management policies of Texas American's operations, and as shareholders of Compass their ability to influence the management policies of Compass will be limited due to the fact that they will hold a relatively small percentage of the voting stock of Compass.

     Compass' banking subsidiaries compete with other banking institutions on the basis of service, convenience and, to some extent, price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations is expected to continue. SEE "INFORMATION ABOUT TEXAS AMERICAN--COMPETITION".

     In addition, general economic conditions impact the banking industry. The credit quality of Compass' loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which it conducts its business. The continued financial success of Compass and its subsidiaries depends somewhat on factors which are beyond Compass' control, including national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws affecting these matters. Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on Compass' financial condition and results of operations, which, in all likelihood, would adversely affect the market price of Compass Common Stock. SEE "MARKET PRICES".

     Compass' Restated Certificate of Incorporation, as amended (the "Certificate"), and Bylaws contain several provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Texas American's Articles of Association and Bylaws do not contain similar restrictions, although under Texas law Texas American's shareholders may take action without a meeting only by unanimous written consent. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS COMMON STOCK" AND "INFORMATION ABOUT COMPASS-RECENT DEVELOPMENTS".

     In the event the Share Determination Market Value is less than $29.00 per share, Texas American may either (i) terminate the Merger Agreement, or
(ii) agree to accept an aggregate of 325,000 shares of Compass Common Stock. In the event Texas American exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to
(i) the quotient of (a) 325,000 times the Share Determination Market Value, plus $10,400,000, divided by (b) 2; and further divided by (ii) the Share Determination Market Value. Any decision by the Board of Directors of Texas American regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Texas American shareholders receiving Merger Consideration with an aggregate market value of less than $9,425,000, (ii) the termination of the Merger Agreement, or
(iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Texas American elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Texas American shareholders would not receive any Merger Consideration but would retain their Texas American Common Stock.

     In addition, since the market price of the shares of Compass Common Stock to be delivered as the Merger Consideration is determined based on an average of the closing prices of Compass Common Stock as reported by the NASDAQ National Market System over a period of time, it is possible for the shareholders of Texas American to receive shares of Compass Common Stock with a market value less than $9,425,000 at the Effective Time of the Merger.

     SEE "SUPERVISION AND REGULATION" for a description of the regulatory considerations relating to the ownership of Compass Common Stock.

                            SELECTED FINANCIAL DATA

          The following table, except for the lines designated as pro forma, summarizes certain unaudited consolidated historical financial data of Compass, and certain unaudited historical financial data of Texas American. The table also summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of Texas American assuming that the Merger had been effective at the beginning of 1991. Due to immateriality, the historical data of Compass as of and for the years ended December 31, 1995, 1994, 1993, 1992, and 1991 has not been restated to reflect the February 1996 acquisition of Flower Mound Bancshares, Inc. and the April 1996 acquisition of Equitable BankShares, Inc., which were accounted for under the pooling-of-interests method of accounting. The historical data of Texas American and Compass as of and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 is derived from the unaudited financial statements of Texas American and the audited financial statements of Compass, respectively. The pro forma income information is not necessarily indicative of the results of operations had the proposed transaction occurred at the beginning of 1991, nor is it necessarily indicative of the results of future operations. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

                                AS OF AND
                                   FOR
                               THE THREE             (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                 MONTHS
                                  ENDED                      AS OF AND FOR THE YEARS ENDED
                                MARCH 31,                            DECEMBER 31,
- ---------------------------------------------------------------------------------------------------------
                                  1996          1995         1994        1993        1992         1991
- ---------------------------------------------------------------------------------------------------------
TOTAL ASSETS
 Compass                        $10,165,474  $10,262,247  $9,265,137  $7,453,859  $7,210,151   $6,898,873
 Texas American                      60,730       60,611      50,521      45,856      28,598       28,140
TOTAL DEPOSITS
 Compass                          7,852,867    7,729,112   7,188,913   5,733,309   5,532,599    5,224,136
 Texas American                      55,359       55,421      47,305      42,962      26,548       25,635
LONG-TERM DEBT
 Compass                            609,827      584,852     487,916     328,928     207,730       20,336
 Texas American                          --           --          --          --          --           --
TOTAL SHAREHOLDERS' EQUITY
 Compass                            721,637      706,668     611,673     561,587     518,269      455,455
 Texas American                       4,284        4,112       2,986       2,601       1,952        1,441
NET INTEREST INCOME
 Compass                             91,235      349,655     336,768     334,146     322,774      262,659
 Texas American                         811        2,976       2,435       1,683       1,167        1,116
NET INCOME (LOSS) FROM
CONTINUING OPERATIONS
 Compass                             36,043      110,265     101,246      92,679      77,870       63,009
 Texas American                         218          755         802         656          (5)        (277)
NET INCOME (LOSS) PER
COMMON SHARE FROM
CONTINUING OPERATIONS
 Compass
  Historical                           0.93         2.88        2.65        2.39        2.00         1.68
  Pro Forma (1)                        0.93         2.87        2.65        2.39        1.99         1.66


                                AS OF AND
                                   FOR
                               THE THREE             (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                 MONTHS
                                  ENDED                      AS OF AND FOR THE YEARS ENDED
                                MARCH 31,                            DECEMBER 31,
- ---------------------------------------------------------------------------------------------------------
                                  1996          1995         1994        1993        1992         1991
- ---------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) PER
COMMON SHARE BEFORE
 EXTRAORDINARY ITEM
 Texas American
  Historical                           1.06         3.67        3.89        3.18       (0.02)       (1.34)
  Equivalent Pro Forma (2)             1.47         4.53        4.18        3.77        3.14         2.62
CASH DIVIDENDS PER
COMMON SHARE
 Compass
  Historical                           0.32         1.12        0.92        0.76       0.667        0.587
  Pro Forma                            0.32         1.10        0.88        0.72        0.58         0.51
 Texas American
  Historical                             --           --          --          --          --           --
  Equivalent Pro Forma (2)             0.50         1.74        1.39        1.14        0.91         0.80
SHAREHOLDERS' EQUITY
(BOOK VALUE) PER COMMON
 SHARE
 Compass
  Historical                          18.66        18.52       16.13       14.83       13.10        11.57
  Pro Forma                           18.62        18.47       16.07       14.77       13.04        11.51
 Texas American
  Historical                          20.80        19.96       14.50       12.63        9.48         7.00
  Equivalent Pro Forma (2)            29.37        29.14       25.35       23.30       20.57        18.16
WEIGHTED AVERAGE
NUMBER OF SHARES
 OUTSTANDING
 Compass
  Historical                         38,864       38,340      38,147      38,137      37,811       36,543
  Pro Forma                          39,189       38,665      38,472      38,462      38,136       36,868
 Texas American
  Historical                            206          206         206         206         206          206
NUMBER OF COMMON
SHARES OUTSTANDING AT END
 OF PERIOD
 Compass
  Historical                         38,667       38,152      37,922      37,877      37,810       37,378
  Pro Forma                          38,992       38,477      38,247      38,202      38,135       37,703
 Texas American
  Historical                            206          206         206         206         206          206

- --------------------

(1) Net income per common share before extraordinary item represents primary earnings per share (i.e., the amount of earnings attributable to each share of common stock outstanding, including common stock equivalents).

(2) Texas American's Equivalent Pro Forma per share amounts are computed by multiplying Compass' Pro Forma amounts by the exchange ratio.

                                 MARKET PRICES

     Compass Common Stock is traded in the national over-the-counter securities market. Since July 1984, it has been quoted under the symbol "CBSS" on the NASDAQ National Market System.

     The following table sets forth for the periods indicated the high and low sales prices for Compass Common Stock reported through the NASDAQ National Market System published in The Wall Street Journal. The prices shown do not include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar.

                       Compass
                        Common
                        Stock
                    --------------
Period               High    Low
- ------              ------  ------
1994
- ----
First Quarter           24      21
Second Quarter      26-3/4      23
Third Quarter           26      23
Fourth Quarter      23-3/4      21

1995
- ----
First Quarter           28  21-1/2
Second Quarter      29-1/4  25-1/2
Third Quarter       33-3/4  28-1/2
Fourth Quarter      33-1/2  30-1/8

1996
- ----
First Quarter           35  30-3/4
Second Quarter      35-5/8  32-1/4
Third Quarter
(through ______,
 1996)

     On March 12, 1996, the business day immediately preceding the announcement of the execution of the Merger Agreement, the last reported sale price for Compass Common Stock was $32.50. On __________, 1996 the last reported sale price for Compass Common Stock was $___. There is no assurance that such transactions or those reflected in the table of actual high and low sales prices represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the period indicated.

     There is no active public trading market for Texas American Common Stock, although it is traded infrequently in private transactions about which Texas American's management has little reliable information regarding price.

                                   THE MERGER

     The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference.

 GENERAL

     The Merger Agreement provides for the merger of Compass Texas with and into Texas American in accordance with the terms and conditions of the Merger Agreement. Texas American will be the surviving entity in the Merger and the separate existence of Compass Texas will cease. After the Effective Time, the officers and directors of Compass Texas will be the officers and directors of Texas American. Compass intends that Texas American's personnel will remain following the Merger. Compass and Texas American presently intend that immediately following the completion of the Merger, Texas American will be merged with and into Compass Bank-Houston, subject to the necessary regulatory approvals. Thereafter, the separate existence of Texas American will cease, and the former offices of Texas American will become branches of Compass Bank-Houston. SEE "SUMMARY-- CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "THE MERGER-- OPERATIONS AFTER THE MERGER"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

     The Merger Agreement provides for the holders of Texas American Common Stock at the Effective Time, other than dissenting shareholders, to receive Merger Consideration of 325,000 shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights). Holders of Texas American Common Stock shall receive for each share of Texas American Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) 325,000 shares of Compass Common Stock to be issued to the holders of Texas American Common Stock divided by (ii) the number of shares of Texas American Common Stock outstanding immediately prior to the Effective Time. In the event the Share Determination Market Value is less than $29.00 per share, Texas American may either (i) terminate the Merger Agreement, or (ii) agree to accept an aggregate of 325,000 shares of Compass Common Stock. In the event Texas American exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to (a) the quotient of (i) 325,000 times the Share Determination Market Value, plus $10,400,000, divided by (b) 2; and further divided by
(ii) the Share Determination Market Value. Any decision by the Board of Directors of Texas American regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either
(i) Texas American shareholders receiving Merger Consideration with an aggregate market value of less than $9,425,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Texas American elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Texas American shareholders would not receive any Merger Consideration but would retain their Texas American Common Stock.

     On _______, 1996, there were 206,020 shares of Texas American Common Stock issued and outstanding.

     Assuming that (i) there will be 206,020 shares of Texas American Common Stock issued and outstanding immediately prior to the Effective Time, and (ii) the Share Determination Market Value will be $_______ (the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding _________, 1996), Compass will be required to issue an aggregate of 325,000 shares of Compass Common Stock to the Texas American shareholders and each shareholder of Texas American (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 1.5775 shares of Compass Common Stock for each share of Texas American Common Stock held.

     Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

     The Merger Agreement also provides that the Merger Consideration, consisting of shares of Compass Common Stock, shall be adjusted to give effect to any stock dividends or splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "SUMMARY--THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

     The Merger and the Bank Merger must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Texas American Common Stock entitled to vote at the Meeting. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     Officers, directors and certain shareholders of Texas American owning 183,384 shares of Texas American Common Stock, comprising approximately 89.01% of the total shares of Texas American Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger and the Bank Merger. AS A RESULT, BECAUSE SUCH OFFICERS, DIRECTORS AND SHAREHOLDERS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF TEXAS AMERICAN COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER AND THE BANK MERGER BY THE TEXAS AMERICAN SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

     Compass Texas has 10,000 shares of common stock, $0.01 par value per share, issued and outstanding, all of which is owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as sole shareholder of Compass Texas, will approve the Merger Agreement in the manner prescribed by the TBCA. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED".

     The Merger will be effective as soon as practicable following the receipt of all necessary regulatory approvals and the satisfaction of all conditions to the consummation of the Merger. At the Effective Time, by operation of law, holders of Texas American Common Stock (other than those shareholders who perfect their dissenters' rights of appraisal) will become owners of Compass Common Stock and will no longer be owners of Texas American Common Stock. After the Effective Time, all certificates for Texas American Common Stock will represent the right to receive Compass Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER-- DISSENTERS' RIGHTS"; AND APPENDIX II.

 BACKGROUND AND REASONS FOR THE MERGER

     Negotiations between Compass and Texas American commenced in late October 1995 in response to a contact made by a representative of Compass with a representative of Texas American. A letter of intent was executed on January 5, 1996. In evaluating whether to affiliate with Compass, Texas American's management considered the value of Texas American Common Stock, competitive conditions in the market served by Texas American, the prospects for trading Texas American Common Stock, Texas American's future growth prospects in light of the San Antonio economy, the fact that Compass Common Stock is publicly traded, thereby representing a more liquid investment than Texas American Common Stock, the appreciation in the price of Compass Common Stock over the past ten years and Compass' history of paying dividends. In addition, Texas American believed that affiliating with Compass, a larger financial institution with significantly greater financial resources and expertise, offered expansion opportunities, financial products and services not otherwise available to Texas American and its customers, which would better enable Texas American to compete. Texas American and its Board of Directors determined that Texas American's competitive position and the value of its stock could best be enhanced through affiliation with Compass. SEE "SUMMARY--THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TEXAS AMERICAN--CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION".

     Compass and Compass of Texas have considered expansion opportunities in the San Antonio metropolitan area in order to enlarge their Texas-based operations to a more economical size and to expand into additional market areas. Acquiring Texas American will result in economies of scale and increase the markets served by Compass' affiliates. It will also assist Compass' Texas affiliates in providing the management and organizational flexibility needed to expand in the Texas market by branching and other acquisitions.

     Following arm's length negotiations between representatives of Compass and Texas American, Compass and Texas American entered into the Merger Agreement dated as of March 13, 1996. The aggregate price to be paid to holders of Texas American Common Stock resulted from negotiations which considered the historical earnings and dividends of Compass and Texas American, the earnings potential and deposit base of Texas American, potential growth in Texas American's market, Texas American's asset quality and the effect of the Merger and the Bank Merger on the shareholders, customers and employees of Compass and Texas American. SEE "SUMMARY--THE MERGER".

     Subject to satisfaction of certain conditions contained in the Merger Agreement, Texas American's Board of Directors believes the Merger to be fair and in the best interest of Texas American's shareholders. No investment banking firm's opinion was sought or obtained by any party with respect to the fairness, from a financial point of view, of the Merger or the Bank Merger to any party or its shareholders. TEXAS AMERICAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TEXAS AMERICAN'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE BANK MERGER and has authorized consummation thereof, subject to approval of Texas American's shareholders, federal and state bank regulators and the satisfaction of certain other conditions. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS".

OPERATIONS AFTER THE MERGERS

     Compass and Texas American presently intend that immediately following the completion of the Merger, Texas American will be merged with and into Compass Bank-Houston, subject to the necessary regulatory approvals. Thereafter, the separate existence of Texas American will cease, and the former offices of Texas American will become branches of Compass Bank-Houston. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".

 OTHER TERMS AND CONDITIONS

     The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

     (i) The receipt of regulatory approvals, which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting periods with respect thereto. SEE "THE MERGER-- GOVERNMENT APPROVALS";

     (ii) The consummation of the Merger will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

     (iii) The approval of the Merger Agreement by Texas American's shareholders entitled to vote at the Meeting;

     (iv) The Registration Statement relating to the Compass Common Stock shall be effective under the Securities Act and any applicable state securities or blue sky laws and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or any proceedings under the Commission or applicable state securities authorities rules with respect to the transaction contemplated hereby, shall be pending before or threatened by the Commission or any applicable state securities or blue sky authorities;

     (v) All representations and warranties of Texas American and Compass shall be true and correct in all material respects as of the date of the Merger Agreement and at and as of the Effective Time;

     (vi) Texas American, Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in the Merger Agreement to be performed or complied with by them prior to the Effective Time;

     (vii) There shall not have occurred a Material Adverse Effect with respect to Texas American;

     (viii) The directors of Texas American shall have delivered to Compass an instrument dated the Effective Time releasing Texas American from any and all claims of such directors (except as to their deposits and accounts and as to rights of indemnification pursuant to the Bylaws of Texas American, which rights shall survive the Merger);

     (ix) The officers of Texas American shall have delivered to Compass an instrument dated the Effective Time releasing Texas American from any and all claims of such officers (except as to deposits and accounts, as to accrued compensation permitted by their respective agreements and as to rights of indemnification pursuant to the Bylaws of Texas American, which rights shall survive the Merger);

     (x) Compass and Texas American shall have received the opinions of counsel to Texas American and Compass acceptable to them as to certain matters;

     (xi) The holders of no more than 5% of the Texas American Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

     (xii) Compass shall have received a letter from KPMG Peat Marwick LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Merger Agreement;

     (xiii)  There shall be no Texas American indebtedness;

     (xiv) Compass shall have received from holders of Texas American Common Stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

     (xv) Compass and the shareholders of Texas American shall have received an opinion of counsel satisfactory to them that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

     (xvi) Texas American shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of Texas American of which Texas American has knowledge from and including the date of the Merger Agreement through the Effective Time;

     (xvii) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Texas American Common Stock shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

     (xviii) Compass shall have received Section 368 certificates and Proxies within the periods specified for receipt of such certificates and Proxies as set forth in the Merger Agreement;

     (xix) Texas American shall have delivered to the directors of Texas American an instrument dated the Effective Time releasing such directors from any and all claims of Texas American (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Texas American in connection with the transactions contemplated by the Merger Agreement; SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES" AND "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; and

     (xx) Compass and Texas American shall have received certificates of the other as to certain items described above.

Any condition to the consummation of the Merger, except the required shareholder and regulatory approvals, may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. SEE APPENDIX I.

ADDITIONAL AGREEMENTS

     Each of the directors, executive officers and principal shareholders of Texas American has entered into a Pooling Transfer Restrictions Agreement with Compass and Texas American pursuant to which they have agreed, among other things, (i) not to transfer any of their respective shares of Texas American Common Stock within 30 days prior to the Effective Time, (ii) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of Texas American and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (iii) not otherwise to transfer such Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder.

     Officers, directors and certain shareholders of Texas American owning 183,384 shares of Texas American Common Stock, comprising approximately 89.01% of the total shares of Texas American Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger and the Bank Merger. AS A RESULT, BECAUSE SUCH OFFICERS, DIRECTORS AND SHAREHOLDERS HAVE THE POWER

TO VOTE OVER TWO-THIRDS OF THE SHARES OF TEXAS AMERICAN COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER AND THE BANK MERGER BY THE TEXAS AMERICAN SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

BUSINESS PENDING EFFECTIVE TIME

     The Merger Agreement imposes certain limitations on the conduct of Texas American's business pending consummation of the Merger. Among other things, Texas American must conduct its businesses only in the ordinary course, consistent with prudent banking practices. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

AMENDMENT; TERMINATION

     The Merger Agreement may be amended or supplemented at any time, before or after the Meeting, by an instrument in writing duly executed by all the parties thereto. However, no change which reduces the Merger Consideration or which materially and adversely affects the rights of Texas American's shareholders can be made after the Meeting without the required approval of Texas American's shareholders.

     In addition to termination due to pricing issues (SEE "SUMMARY--THE MERGER"; AND "THE MERGER--GENERAL"), the Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by Texas American shareholders, at any time before the Effective Time by:

     (i) Mutual written consent duly authorized by the Boards of Directors of Compass and Texas American;

     (ii) Compass (a) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Texas American which constitutes a Material Adverse Effect, as defined in the Merger Agreement, (b) due to certain unacceptable environmental circumstances pursuant to Section 6.10 of the Merger Agreement, or (c) if the conditions to the obligations of Compass and Compass Texas to effect the Merger contained in the Merger Agreement are not satisfied or waived in writing by Compass;

     (iii) Texas American if Texas American's conditions to Closing contained in the Merger Agreement are not satisfied or waived in writing by Texas American;

     (iv) Compass or Texas American if the Effective Time shall not have occurred on or before December 31, 1996, or such later date agreed to in writing by Compass and Texas American; or

     (v) Compass or Texas American if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and nonappealable. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     Upon termination of the Merger Agreement, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, except that the parties are not relieved of liability for any breach of the Merger Agreement.

EXCHANGE OF SHARES

     Promptly after the Effective Time, the Exchange Agent will furnish each holder of record of Texas American Common Stock as of the Effective Time with transmittal materials for use in exchanging certificates representing Texas American Common Stock for certificates representing Compass Common Stock in accordance with the Exchange Agent Agreement. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Compass Common Stock will be delivered to the persons entitled thereto within a reasonable time after good delivery of Texas American Common Stock certificates for exchange accompanied by the appropriate transmittal materials.

     Under the terms of the Merger Agreement, Compass will not issue certificates representing fractional shares of Compass Common Stock, and in lieu thereof shall pay cash to any holder of Texas American Common Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the Per Share Merger Consideration. SEE "SUMMARY-- FEDERAL INCOME TAX CONSEQUENCES"; "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; AND APPENDIX I.

     Persons who are entitled to receive Compass Common Stock pursuant to the Merger will not be entitled to vote such Compass Common Stock or to receive any dividends thereon until they have properly surrendered their Texas American Common Stock certificates in exchange for Compass Common Stock.

     Upon the Effective Time of the Merger, former Texas American shareholders will cease to have any rights as shareholders of Texas American, and the Texas American shareholders shall have only the right to receive the Merger Consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under Texas law. SEE "THE MERGER--DISSENTERS' RIGHTS".

DISSENTERS' RIGHTS

     By following the specific procedures set forth in the TBA, Texas American shareholders have a statutory right to dissent from the Merger.
If the Merger is approved and consummated, any Texas American shareholder who properly perfects his dissenters' rights will be entitled, upon consummation of the Merger, to receive an amount of cash equal to the fair value of his shares of Texas American Common Stock rather than receiving the consideration set forth in the Merger Agreement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the TBA, which are reproduced in full in Appendix II to this Proxy Statement/Prospectus. A shareholder must complete each step in the precise order prescribed by the statute to perfect his dissenter's rights of appraisal.

     Any shareholder who desires to dissent from the Merger shall file a written objection to the Merger with Texas American prior to the Meeting at which a vote on the Merger shall be taken, stating that the shareholder will exercise his right to dissent if the Merger is effective and giving the shareholder's address to which notice thereof shall be sent. A vote against the Merger is not sufficient to perfect a shareholder's dissenter's rights of appraisal. If the Merger is effected, each shareholder who sent notice to Texas American as described above and who did not vote in favor of the Merger will be deemed to have dissented from the Merger ("Dissenting Shareholder"). Failure to vote against the Merger will not constitute a waiver of the dissenters' rights of appraisal; on the other hand, a vote in favor of the Merger will constitute such a waiver.

     Texas American, as survivor of the Merger, will be liable for discharging the rights of Dissenting Shareholders and shall, within ten
(10) days of the Effective Time, notify the Dissenting Shareholders in writing that the Merger has been effected. Each Dissenting Shareholder so notified shall, within ten (10) days of the delivery or mailing of such notice, make a written demand on Compass at 15 South 20th Street, Birmingham, Alabama 35233, for payment of the fair value of the Dissenting Shareholder's shares as estimated by the Dissenting Shareholder. Such demand shall state the number and class of shares owned by the Dissenting Shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the Meeting, excluding any appreciation or depreciation in anticipation of the Merger. Dissenting Shareholders who fail to make a written demand within the ten (10) day period will be bound by the Merger and lose their rights to dissent. Within twenty (20) days after making a demand, the Dissenting Shareholder shall submit certificates representing his shares of Texas American Common Stock to Compass for notation thereon that such demand has been made.

     Within twenty (20) days after receipt of a Dissenting Shareholder's demand letter as described above, Compass shall deliver or mail to the Dissenting Shareholder written notice (i) stating that Compass accepts the amount claimed in the demand letter and agrees to pay that amount within ninety (90) days after the Effective Time upon surrender of the relevant certificates of Texas American Common Stock duly endorsed by the Dissenting Shareholder, or (ii) containing Compass' written estimate of the fair value of the shares of Texas American Common Stock together with an offer to pay such amount within ninety (90) days after the Effective Time if Compass receives notice, within sixty (60) days after the Effective Time, stating that the Dissenting Shareholder agrees to accept that amount and surrender of the relevant certificates of Texas American Common Stock duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder shall cease to have any ownership interest in Texas American or Compass following payment of the agreed value.

     If the Dissenting Shareholder and Compass cannot agree on the fair value of the shares within sixty (60) days after the Effective Time, the Dissenting Shareholder or Compass may, within sixty (60) days of the expiration of the initial sixty (60) day period, file a petition in any court of competent jurisdiction in Bexar County, Texas requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. If no petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with Compass on the value of their shares shall be bound by the Merger and lose their rights to dissent. After a hearing concerning the petition, the court shall determine which Dissenting Shareholders have complied with the provisions of the TBA and have become entitled to the valuation of, and payment for, their shares, and shall appoint one or more qualified appraisers to determine the value of the shares of Texas American Common Stock in question. The appraisers shall determine such value and file a report with the court. The court shall then in its judgment determine the fair value of the shares of Texas American Common Stock, which judgment shall be binding on Compass and on all Dissenting Shareholders receiving notice of the hearing. The court shall direct Compass to pay such amount, together with interest thereon, beginning ninety-one (91) days after the Effective Time to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment shall be payable upon the surrender to Compass of certificates representing shares of Texas American Common Stock duly endorsed by the Dissenting Shareholders. Upon payment of the judgment, the Dissenting Shareholders shall cease to have any interest in Texas American, Compass or the Stock. All court costs and fees of the appraisers shall be allotted between the parties in the manner that the court determines is fair and Texas American.

     Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Texas American Common Stock shall not thereafter be entitled to vote or exercise any other rights as a shareholder except the statutory right of appraisal as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent. In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right to appraisal is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the Merger.

     Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Texas American Common Stock may withdraw such demand at any time before payment for his shares or before a petition has been filed with an appropriate court for determination of the fair value of such shares. If a Dissenting Shareholder withdraws his demand, or if he is otherwise unsuccessful in asserting his dissenters' rights of appraisal, such Dissenting Shareholder shall be bound by the Merger and his status as a shareholder shall be restored without prejudice to any corporate proceedings, dividends, or distributions which may have occurred during the interim. SEE SUMMARY-- DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS--APPRAISAL RIGHTS"; AND APPENDIX II.

     It is a condition to Compass' obligations under the Merger Agreement that not more than 5% of the outstanding shares of Texas American Common Stock shall have been determined to be held by dissenting or potentially dissenting shareholders. If such condition is not met, Compass will be entitled to terminate the Merger Agreement. SEE "THE MERGER AGREEMENT-- OTHER TERMS AND CONDITIONS".

     SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES" for a description of the tax consequences of exercising dissenters' rights.

 FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Liddell, Sapp, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

     Liddell, Sapp has relied upon certain assumptions and representations in issuing its opinion, including the following:

     1. The Merger and the subsequent Bank Merger will be respected as separate transactions for federal income tax purposes. This matter is discussed in greater detail below.

     2. Texas American shareholders will receive only Compass Common Stock in the Merger and they will not receive or be deemed by the IRS to receive any cash (other than cash paid in lieu of fractional shares of Compass Common Stock) or other property which would constitute "boot" for federal income tax purposes.

     3. Compass has received representations from certain historic Texas American shareholders who will receive at least 50% of the Compass Common Stock issued in the Merger stating that they have no present intention to dispose of the Compass Common Stock received.

     In such counsel's opinion, the following federal income tax consequences to Texas American shareholders will result from the qualification of the Merger as a reorganization under Section 368(a) of the
Code:

     1. A Texas American shareholder will not recognize any gain or loss upon the exchange of his or her Texas American Common Stock solely for Compass Common Stock.

     2. The aggregate tax basis of Compass Common Stock received by a Texas American shareholder in the Merger will be the same as the aggregate basis of the Texas American Common Stock surrendered in exchange therefor. For purposes of allocating this aggregate basis to individual shares of Compass Common Stock received, the IRS position is that each separate block of stock surrendered shall be treated separately. Under this rule, for example, if a Texas American shareholder surrenders two blocks of Texas American Common Stock in the Merger, having an adjusted basis of $1.00 per share for the first block and $2.00 per share for the second block, the Compass Common Stock which he or she receives in exchange for each share of Texas American Common Stock in the first block will have a basis of $1.00, and the Compass Common Stock which he receives in exchange for each share of Texas American Common Stock in the second block will have a basis of $2.00.

     3. The holding period of Compass Common Stock to be received by each Texas American shareholder will include the period during which he or she held the Texas American Common Stock surrendered in exchange therefor, provided that the Texas American Common Stock is held as a capital asset on the date of the exchange.

     4. The payment of cash in lieu of fractional shares of Compass Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Compass. Such cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302 of the Code.

     5. For a Texas American shareholder who dissents from the Merger and receives solely cash in exchange for his or her Texas American Common Stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. TEXAS AMERICAN SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN INCOME OR OTHER TAX LAWS.

     Compass expects to receive a legal opinion from Liddell, Sapp at the Closing that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

 GOVERNMENT APPROVALS

     The Merger is subject to, and conditioned upon, receipt of approval from the Commissioner and approval of a formal application under the BHC Act by the Federal Reserve. The Bank Merger will also require the approval of the FDIC and the Commissioner. Applications to the FDIC and the Commissioner have been submitted with respect to the Bank Merger which approvals are expected to be issued timely.

     A formal application under the BHC Act was filed with the Federal Reserve on June 5, 1996, and the Merger may not be consummated for a period of 15 to 30 days after Federal Reserve approval. In addition, the Bank Merger may not be consummated for a period of 15 to 30 days following FDIC approval. During either such 15 to 30 day waiting period, the Justice Department may object to the Merger on antitrust grounds, which action will stay the consummation of the transactions unless otherwise ordered by an appropriate judicial authority. Neither Texas American nor Compass has any reason to believe that the Justice Department will take any action to stay the approval of the Merger. Approval of the Bank Merger is not a condition to consummation of the Merger.

     The Texas Banking Act allows out-of-state bank holding companies to acquire state banks located within Texas. The Commissioner must make a recommendation to the Federal Reserve as to whether the transaction should be approved under the BHC Act. To date, the parties are not aware of and do not expect any adverse recommendation from the Commissioner. SEE "SUMMARY-
- -CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "TERMINATION"; AND "SUPERVISION AND REGULATION".

 ACCOUNTING TREATMENT

     Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has received a letter from KPMG Peat Marwick LLP, which will be updated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the

Effective Time, Texas American's assets and liabilities will be added at their recorded book values to those of Compass, and its shareholders' equity will be added to Compass' consolidated balance sheet. Income and other financial statements of Compass issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Texas American and Compass as if the Merger had taken place prior to the periods covered by such financial statements. SEE "SUMMARY-- ACCOUNTING TREATMENT"; "SELECTED FINANCIAL DATA"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".


                      SUPERVISION AND REGULATION

 GENERAL

     Bank holding companies and banks are regulated extensively under both federal and state law. Compass, Compass of Texas and Compass Bancorporation are subject to regulation by the Federal Reserve and their respective bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the FDIC and/or the appropriate state banking departments. The deposits of each of the Subsidiary Banks are insured by the FDIC, and Compass Bank and Compass Bank-Florida are members of the Federal Reserve System. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. SEE "INCORPORATION OF DOCUMENTS BY REFERENCE".

 COMPASS, COMPASS OF TEXAS AND COMPASS BANCORPORATION

     Compass, Compass of Texas and Compass Bancorporation are bank holding companies within the meaning of the BHC Act and are registered as such with the Federal Reserve. As bank holding companies, Compass, Compass of Texas and Compass Bancorporation are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Board may also make examinations of the Compass and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all of the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law (except that states may establish the minimum age of their local banks (up to a maximum of 5 years) subject to interstate acquisition of out-of-state bank holding companies).

     The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Banks which are not members of the Federal Reserve System are also subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

     In December of 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances.
Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations recently adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     At December 31, 1995, the Subsidiary Banks were "well capitalized", and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

     FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

 THE SUBSIDIARY BANKS

     In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

     Compass Bank and Central Bank of the South are both organized under the laws of the State of Alabama. Compass Bank is a member of the Federal Reserve System. Compass Bank and Central Bank of the South are supervised, regulated and regularly examined by the Alabama State Banking Department and Compass Bank is also regulated and examined by the Federal Reserve. Compass Bank-Florida is organized under the laws of the State of Florida and is subject to supervision, regulation and examination by the Florida Department of Banking and Finance. Compass Bank-Houston and Compass Bank-Central Texas are organized under the laws of the State of Texas, and are not members of the Federal Reserve System. The Texas banks are supervised, regulated and regularly examined by the Department and the FDIC. The Subsidiary Banks, as participants in the BIF and the Savings Association Insurance Fund of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC.

     The Alabama Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to ninety percent (90%) of annual net income until its surplus funds equal at least twenty percent (20%) of capital stock. Compass Bank has surplus in excess of this amount. The Texas Subsidiary Banks, which are governed by the laws of the State of Texas, are restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by board resolution. The Florida Subsidiary Bank, which is governed by the laws of the State of Florida, may declare and pay dividends not to exceed the current period's net profits combined with the net retained profits of the previous two years--after charging off bad debts, depreciation, and other worthless assets and after making provision for reasonably anticipated future losses on loans and other assets--and may, with the approval of the Department of Banking and Finance of the State of Florida, declare and pay dividends from retained net profits which accrued prior to the preceding two years; provided that, prior to declaring any dividend, the bank shall carry twenty percent (20%) of its net profits for such preceding period as is covered by the dividend to its surplus fund until such surplus fund shall at least equal the amount of the bank's common and preferred stock issued and outstanding. As members of the Federal Reserve System, Compass Bank and Compass Bank-Florida are also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks.

     Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

     The Community Reinvestment Act of 1977 ("CRA") and the regulations of the Federal Reserve and the FDIC implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

 OTHER

     Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Texas and Florida. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

     The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the Commission, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank, is a discount brokerage service registered with the Commission and the National Association of Securities Dealers, Inc. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank, is a licensed insurance agent or broker for various insurance companies. The insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission.

     References under the heading "SUPERVISION AND REGULATION" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

               DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

     The following summary of the terms and provisions of the Compass Common Stock and the Compass Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Compass' Restated Certificate of Incorporation and the Certificates of Amendment thereto, which include the express terms of the Compass Common Stock and the Compass Preferred Stock. Such Certificates are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

 COMPASS COMMON STOCK

     Compass is incorporated under the General Corporation Law of the State of Delaware ("GCL"). Compass is authorized to issue 100,000,000 shares of Compass Common Stock, of which 39,631,263 shares were issued and outstanding on April 30, 1996. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

     DIVIDENDS

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its Subsidiary Banks, principally Compass Bank, are the primary source of funds available to Compass for payment of dividends to its shareholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant.

     Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. The Alabama Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank has surplus in excess of this amount. The Texas Subsidiary Banks, which are governed by the laws of the State of Texas, are restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by board resolution. The Florida Subsidiary Bank, which is governed by the laws of the State of Florida, may declare and pay dividends not to exceed the current period's net profits combined with the net retained profits of the previous two years--after charging off bad debts, depreciation, and other worthless assets and after making provision for reasonably anticipated future losses on loans and other assets--and may, with the approval of the Department of Banking and Finance of the State of Florida, declare and pay dividends from retained net profits which accrued prior to the preceding two years; provided that, prior to declaring any dividend, the bank shall carry twenty percent (20%) of its net profits for such preceding period as is covered by the dividend to its surplus fund until such surplus fund shall at least equal the amount of the bank's common and preferred stock issued and outstanding. As members of the Federal Reserve System, Compass Bank and Compass Bank-Florida are also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS-- DIVIDENDS"; AND "INFORMATION ABOUT COMPASS".

     PREEMPTIVE RIGHTS

     The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former Texas American shareholders' proportionate interest in Compass.

     VOTING RIGHTS

     The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to a number of votes equal to the product of the number of shares held and the number of directors to be elected and allow shareholders to distribute such votes among any number of nominees for director or cast such votes entirely for one director. Cumulative voting rights tend to enhance the voting power of minority shareholders. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS--CUMULATIVE VOTING FOR DIRECTORS".

     LIQUIDATION

     Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled.

     COMPASS PREFERRED STOCK

     Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. No shares of preferred stock are outstanding as of the date hereof. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS--DIVIDENDS".

                            COMPARISON OF RIGHTS OF
                   SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS

CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK

     Compass' Certificate and Bylaws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Texas American's Articles of Association, as amended, and Bylaws do not contain similar restrictions, except that the TBA requires that actions of shareholders without a meeting be by unanimous written consent, unless the articles of association provide for actions by holders of the number of shares that would be required for action at a meeting. Texas American's Articles of Association and By-Laws do not provide for such shareholder action by less than unanimous consent.

     The foregoing summary is qualified in its entirety by reference to Compass' Certificate and Bylaws, which are available upon written request from Compass and which are on file with the Commission, and to the Articles of Association, as amended, and Bylaws of Texas American, which are available upon request from Texas American. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "RISK FACTORS"; AND "INFORMATION ABOUT COMPASS".

     In addition to the foregoing differences between Texas American's and Compass' charters, as a result of the Merger, Texas American shareholders, whose rights are governed by the TBA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

  CERTAIN DIFFERENCES BETWEEN THE BANKING LAWS OF TEXAS AND THE CORPORATION LAWS OF DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS

     Certain differences between the Delaware corporation laws and the Texas banking laws, as well as a description of the corresponding provisions contained in Compass' and Texas American's respective charter and By-Laws, as such differences may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the TBA and the GCL.

     MERGERS

     Both Texas law and Delaware law generally permit a merger to become effective without the approval of the surviving bank's or corporation's shareholders if the articles of association or the articles of incorporation, as applicable, of the surviving bank or corporation do not change following the merger, the amount of the surviving bank's or corporation's common stock to be issued or delivered under the plan of merger does not exceed twenty percent (20%) of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving bank or corporation adopts a resolution approving the plan of merger.

     Where shareholder approval is required under Texas law, a merger must be approved by the holders of two-thirds of the outstanding shares of the Texas bank entitled to vote thereon, unless there is a class of stock that is entitled to vote as a class, in which event the merger must be approved by the holders of two-thirds of the outstanding shares of stock of each class entitled to vote as a class and by the holders of two-thirds of the outstanding shares otherwise entitled to vote. Where shareholder approval is required under Delaware law, a merger can be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon. Compass' Certificate requires supermajority approval by its Board of Directors and shareholders in certain cases, as described above. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK".

     APPRAISAL RIGHTS

     Shareholders of Texas state banks are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the bank (other than in connection with the dissolution of the bank by the Commissioner or the FDIC) and, with the exceptions discussed below, a merger or consolidation. Shareholders of a Delaware corporation shall have rights of appraisal in connection with certain mergers or consolidations. In addition, a Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation regarding which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in Compass' Certificate. The appraisal rights of a shareholder of a Texas state bank are set forth in Appendix II. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; AND APPENDIX II.

     No appraisal rights are available under either Texas or, except as described below, Delaware law for the holders of any shares of a class or series of stock of a Texas state bank or Delaware corporation to a merger if that bank or corporation survives the merger and the merger did not require the vote of the holders of that class or series of such bank's or corporation's stock; provided, however, that under Delaware law appraisal rights will be available in any event to shareholders of a Delaware corporation who are required to accept consideration for their shares other than the consideration described below.

     Both Texas and Delaware law have a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the bank or corporation is listed on a national securities exchange or is held of record by more than 2,000 shareholders, unless any of the following exceptions concerning consideration paid to the shareholder for his shares are met. Under Texas law, a shareholder will be entitled to dissent and be paid for his shares if, notwithstanding the above, the shareholder is required to accept for his shares any consideration other than (a) shares of stock of a bank which, immediately after the effective date of the merger, are listed on a national securities exchange or are held of record by not less than 2,000 shareholders, and (b) cash in lieu of fractional shares otherwise entitled to be received. The Delaware statute contains a similar consideration provision which is somewhat broader. Appraisal rights will be available to shareholders of a Delaware corporation in the event of a merger or consolidation if such shareholders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (b) shares of stock of any other corporation or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares or fractional depository receipts of a corporation described in (a) and (b) above, or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depositary receipts described in (a), (b) and (c) above.

     SPECIAL MEETINGS

     A special meeting of shareholders of a Texas bank may be called by the holders of shares entitled to cast not less than ten percent (10%) of all shares entitled to vote at the meeting, unless a different percentage, not to exceed fifty percent (50%), is provided in the articles of association. Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's Certificate of Incorporation or Bylaws. Texas American's By-Laws provide that special meetings of shareholders may be called at any time by the President, the Board of Directors or one or more shareholders the aggregate of whose shares comprise not less than one-tenth of all the shares entitled to vote at the meeting. Compass' Certificate prohibits shareholders from calling special meetings.

     ACTIONS WITHOUT A MEETING

     Under Texas law, the shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders; provided, however, that the articles of association may provide that the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting. Texas American's Articles of Association, as amended, do not so provide. Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the Certificate of Incorporation. Compass' Certificate prohibits shareholder action by written consent except where such action is taken unanimously. SEE "RISK FACTORS".

     ELECTION OF DIRECTORS

     Pursuant to Texas law, if provided in the Articles of Association, shareholders of a state bank are entitled to cumulative voting in the election of directors if they provide the secretary of the bank with written notice prior to the day of the election of their intent to cumulate their votes. Absent such provision and such notice, the directors of a bank shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Texas American's Articles of Association, as amended, do not permit cumulative voting. Holders of Compass Common stock are not entitled to cumulate their votes in the election of directors. SEE "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK--VOTING RIGHTS".

     VOTING ON OTHER MATTERS

     Under Texas law, an amendment to the Articles of Association requires the approval of the holders of at least two-thirds of the outstanding shares of the bank entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different number, not less than a majority, is specified in the Articles of Association. The Articles of Association, as amended, of Texas American do not so specify. Delaware law provides that amendments to the Certificate of Incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. The Certificate of Incorporation of Compass does not provide for approval by more than a majority vote.

     The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the Articles of Association) of all, or substantially all, the property and assets, with or without the goodwill, of a Texas state bank, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the bank entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless the Articles of Association require the vote of a different number, not less than a majority, of the shares outstanding and unless the Commissioner finds the interests of depositors and creditors are jeopardized because of insolvency or imminent insolvency and that the sale is in their best interests and the FDIC approves the transaction and agrees to provide assistance to the purchaser. Texas American's Articles of Association, as amended, do not provide for a different voting requirement or entitle the shares of any class or series to vote thereon. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. The Certificate of Incorporation of Compass does not so provide.

     Under Texas law, the voluntary dissolution of a bank requires the approval of the Commissioner and the holders of at least two-thirds of the total outstanding shares of the bank, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different amount, not less than a majority, is specified in the Articles of Association. Each outstanding share of a Texas bank is entitled to vote on dissolution. The Articles of Association, as amended, of Texas American do not provide for a different number of shares for approval of dissolution or permit the shares of any class or series to vote thereon. Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not provide for approval by more than a majority vote.

     PREEMPTIVE RIGHTS

     Under Texas law, shareholders possess preemptive rights as to the issuance of additional or treasury securities by the bank, unless the bank's Articles of Association provide otherwise. Texas American's Articles of Association, as amended, do not deny preemptive rights and, therefore, Texas American's shareholders have preemptive rights as to newly issued and treasury shares. Shareholders of Compass on the other hand, do not possess such preemptive rights.

     DIVIDENDS

     A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has no surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits. A Texas bank may make distributions only out of undivided profits, the part of equity capital equal to the balance of its net profits, income, gains and losses since the date of its formation, minus subsequent distributions to shareholders and transfers to surplus or capital under share dividends or appropriate board resolutions.

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding.

     Texas American's Articles of Association, as amended, do not contain restrictions as to the ability of the Texas American Board of Directors to declare dividends. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; AND "INFORMATION ABOUT TEXAS AMERICAN--MARKET PRICE AND DIVIDENDS".

     LIQUIDATION RIGHTS

     Generally under Texas banking law and Delaware corporate law, shareholders are entitled to share ratably in the distribution of assets upon the voluntary dissolution of their bank or corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved bank or corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

     Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled. Compass Preferred Stock has a liquidation value of $100.00 per share, plus accrued and unpaid dividends. Texas American has no preferred stock and, therefore, upon the voluntary liquidation, dissolution or winding up of the affairs of Texas American, the shareholders of Texas American are presently entitled to receive their pro rata portion of the assets of Texas American available for distribution.

     LIMITATION OF LIABILITY AND INDEMNIFICATION

     Both Texas banking and Delaware corporate law permit a bank or corporation to set limits on the extent of a director's liability. Both Texas banking law and Delaware corporate law permit a bank or corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the bank or corporation. Indemnification is not allowed under either Texas banking law or Delaware corporate law, absent a court order to the contrary, if an officer, director, employee or agent of the bank or corporation is finally adjudged liable to the bank or corporation.

     Under Compass' Certificate of Incorporation, as amended, a director will not be liable to Compass or its shareholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividend or unlawful stock purchase or redemption, or
(iv) any transaction from which the director derived an improper personal benefit. Compass' Certificate of Incorporation, as amended, authorizes indemnification of officers, directors and others to the fullest extent permitted by Delaware law. SEE "AVAILABLE INFORMATION"; "INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS"; AND "INDEMNIFICATION".

     Texas American's Articles of Association provide that each director and officer or former director or officer or any person who may have served at the request of Texas American as a director or officer of another corporation in which Texas American owns shares of capital stock or of which Texas American is a creditor (and their heirs, executors, and administrators) may be indemnified by Texas American against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors, and administrators) may be indemnified by Texas American against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of Texas American who are not involved in the action, suit, or proceeding that the director or officer has no liability by reason of willful misfeasance, bad faith, negligence, or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of Texas American are involved in the action, suit, or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees, and expenses which would have been reasonably incurred if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by Texas American on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to Texas American or its security holders by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

     REMOVAL OF DIRECTORS

     A Texas bank may provide in its Articles of Association or Bylaws, and Texas American's Bylaws do provide, that a director can be removed with or without cause by a vote of the holders of not less than a majority of the shares entitled to vote. A majority of shareholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate of Incorporation provides for a classified board, and any such removal must be for cause after a supermajority vote (80%) of the shareholders.

     INSPECTION OF BOOKS AND RECORDS

     Under Texas law, any person who has been a shareholder of record for at least six (6) months preceding his demand, or who is the holder of at least five percent (5%) of all of the outstanding shares of a bank, is entitled to examine a bank's relevant books and records for any proper purpose. Under Delaware law, any shareholder has such a right.

     ANTITAKEOVER PROVISIONS

     Delaware has enacted antitakeover legislation. Compass has opted out of such provisions as provided thereby. Certain provisions of Compass' charter and Bylaws limiting a takeover without the support of its Board of Directors are described in "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK". Texas has not enacted similar legislation.

     Although certain of the specific differences between the voting and other rights of Texas American shareholders and Compass shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under Texas and Delaware law, or the rights of such persons under the respective charters and Bylaws of Compass and Texas American. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the TBA and the GCL, and the specific provisions of Compass' Certificate and Bylaws, and Texas American's Articles of Association, as amended, and Bylaws.


                       RESALE OF COMPASS STOCK

     The Compass Common Stock to be issued to holders of Texas American Common Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Texas American within the meaning of Rule 145 under the Securities Act. The directors and executive officers of Texas American, the beneficial owners of 10% or more of Texas American Common Stock and certain of their related interests may be deemed to be affiliates of Texas American. Such affiliates are not permitted to transfer any Compass Common Stock except in compliance with the Securities Act and the rules and regulations thereunder. Such affiliates have delivered to Compass a written agreement in substantially the form of Exhibit A to the Merger Agreement providing that each such affiliate will not (i) sell, pledge, transfer or otherwise dispose of any of such affiliate's Texas American Common Stock within 30 days prior to the Effective Time, (ii) sell, pledge, transfer or otherwise dispose of any shares of Compass Common Stock until the publication of financial results covering at least 30 days of post-Merger combined operations of Texas American and Compass, except for loans to any such affiliates secured by a pledge of all or part of such Compass Common Stock, provided the lender agrees to be bound by the terms of such written agreement, and (iii) agrees not to transfer any Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder. SEE "SUMMARY--ACCOUNTING TREATMENT"; "THE MERGER--ACCOUNTING TREATMENT"; AND APPENDIX I.

     Pursuant to the Merger Agreement, holders of shares of Texas American Common Stock that will be entitled to receive more than fifty percent (50%) of the aggregate Merger Consideration have represented to Compass their intention not to sell or otherwise dispose of the shares of Compass Common Stock received in the Merger. As a condition to consummation of the Merger, the representation from Texas American shareholders receiving at least 50% of the aggregate Merger Consideration that they have no current plan or present intention to sell or otherwise dispose of the shares of Compass Common Stock received pursuant to the Merger must remain true as of the Effective Time. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

                      INFORMATION ABOUT COMPASS

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed by and relating to Compass, including Compass' Annual Report on Form 10-K for the year ended December 31, 1995 are incorporated herein by reference. SEE "AVAILABLE INFORMATION";
"INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

 INTERESTS OF CERTAIN PERSONS

     No director or executive officer of Compass has any material direct or indirect financial interest in Texas American or the Merger, except as a director, executive officer or shareholder of Compass or its subsidiaries.

                   INFORMATION ABOUT TEXAS AMERICAN

 SERVICES, EMPLOYEES AND PROPERTIES

     Texas American Bank, formerly named The Bank of Leon Springs, is a Texas state chartered non-member bank organized in June 1985. In June 1989, The Bank of Leon Springs purchased via a Federal Deposit Insurance Corporation Total Asset Purchase and Assumption transaction the assets of the failed Helotes State Bank. In June 1993, The Bank of Leon Springs with its two branches, one in Helotes, Texas, and the other in Leon Springs, Texas, changed its name to Texas American Bank. In June 1994 Texas American Bank opened its third branch at 85 N.E. Loop 410 in the City of San Antonio. In August 1995 Texas American received approval from the Texas Banking Department and from the FDIC to open a fourth branch at 5848 Babcock Road in the City of San Antonio. Texas American currently is operating the Helotes, Leon Springs and 410 branches, with the Babcock location on hold pending the merger with Compass. Each branch offers all of Texas American's services, which include checking accounts, savings accounts, certificates of deposit, individual retirement accounts, safe deposit services and personal and commercial loans.

     On May 31, 1996, the Texas American had 29 full time employees and 7 part time employees. Texas American had 12 officers at that date. On May 31, 1996, the Texas American had 7 directors. Outside directors are compensated for their services.

     SEE "INFORMATION ABOUT TEXAS AMERICAN--MANAGEMENT AND PRINCIPAL SHAREHOLDERS"; "INFORMATION ABOUT TEXAS AMERICAN--COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS"; AND "INFORMATION ABOUT TEXAS AMERICAN-- EXECUTIVE COMPENSATION".

      COMPETITION

     The banking business is highly competitive. Numerous other commercial banking facilities, credit union and thrift institutions are located within Texas American's primary service area, and such financial service providers compete directly with Texas American with regard to the full range of commercial banking services.

     Texas American also faces competition from a wide variety of depository institutions from other geographical areas which compete for deposits, loans and bank-related services. As deregulation of depository institutions and financial services continues, competition from nonbank financial intermediaries such as savings and loan associations, credit unions, mortgage companies, insurance companies and other financial institutions may be expected to intensify. Texas American and similar institutions have also experienced significant competition for deposits from mutual funds and other money center banks' offerings of high yielding deposit accounts. Some of the institutions with which Texas American competes have capital and resources much larger than those of Texas American, and some are not subject to the same regulatory restrictions.

      LEGAL PROCEEDINGS

     In the normal course of their businesses, Texas American from time to time is involved in legal proceedings. Other than such proceedings incidental to its business, Texas American's management is not aware of any pending or threatened legal proceedings which, upon resolution, would have a material adverse effect upon Texas American's financial condition or results of operations. The continued absence of such proceedings is a condition to Compass' obligation to consummate the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

      MARKET PRICE AND DIVIDENDS

     There is no active public trading market for the Texas American Common Stock. As of May 31, 1996, Texas American Common Stock was held by 54 holders of record. Texas American has never paid a dividend on its common stock. SEE "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS DIVIDENDS"; INFORMATION ABOUT TEXAS AMERICAN-- REGULATORY COMMITMENTS"; AND "INFORMATION ABOUT TEXAS AMERICAN--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

     BENEFICIAL OWNERSHIP OF TEXAS AMERICAN COMMON STOCK BY TEXAS AMERICAN MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table shows as of May 31, 1996 the number of shares of Texas American Common Stock, beneficially owned by each director and executive officer of Texas American, and information for all Texas American directors and executive officers as a group. The table also sets forth the name and address for each person known by Texas American to be the beneficial owner of more than 5% of the outstanding shares of Texas American Common Stock.


   Names of Directors and Executive         Number of Shares of
 Officers and Names and Addresses of               Stock              Percent of Total
           5% Shareholders                Beneficially Owned (1)     Outstanding Shares
- ------------------------------------     ------------------------    ------------------
Carlin R. Friar                                                500                    *

J. Pat Garrett                                              16,150                    8%
3355 W. Alabama, #730
Houston, TX  77098

Michael L. Garrett                                          40,386                   20%
5307 E. Mockingbird Lane,
Suite. 705
Dallas, TX  75206

Kyle Hultz/1/                                                2,142                    1%

Charles F. Krause                                           19,400                    9%
1010 Misty Water Lane
San Antonio, TX  78258

Richard E. Lane/2/                                          22,652                   11%
P. O. Box 682009
San Antonio, TX  78268-2009

Gregory M. Lyssy                                             2,000                    1%

Nick McFadin, Jr.                                           20,455                   10%
220 Elizabeth Ann
San Antonio, TX  78213

Gilbert Rice Meadows/3/                                     29,400                   14%
807 East Contour Drive
San Antonio, TX  78212

Paul David Thornton                                            576                    *

Gary W. Wolff                                               15,900                    8%
29610 Double Eagle Circle
Fair Oak Ranch, TX  78015

George A. Wolff                                             15,900                    8%
1106 Sisterdale Rd.
Boerne, TX  78006

Directors and Executive Officers as a                      132,956                   65%
Group (9 persons)/2&3/

- --------------------
 *    Less than one percent

/1/  Mr. Hultz's shares are registered in the name of he and his wife.

/2/ Includes 1,000 shares owned by his wife, as to which Mr. Lane disclaims beneficial ownership.

/3/ Of the shares shown for Dr. Meadows, 1 share is owned by Dr. Meadows and 29,399 shares are owned by his wife, as to which Dr. Meadows disclaims beneficial ownership.


     Except as described below in "CERTAIN TRANSACTIONS BETWEEN CERTAIN TEXAS AMERICAN SHAREHOLDERS AND RICHARD E. LANE," the persons listed above will receive the same Merger Consideration described in "THE MERGER-- GENERAL" as the other Texas American shareholders for each share of Texas American Common Stock held at the Effective Time.

     The directors and officers of Texas American control, with the power to vote, an aggregate of 132,956 shares of Texas American Common Stock, representing approximately 65% of the total shares of Texas American Common Stock issued and outstanding. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; AND "THE MERGER--GENERAL".

     Officers, directors and certain shareholders of Texas American owning 183,384 shares of Texas American Common Stock, comprising approximately 89.01% of the total shares of Texas American Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger and the Bank Merger. AS A RESULT, BECAUSE SUCH OFFICERS, DIRECTORS AND SHAREHOLDERS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF TEXAS AMERICAN COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER AND THE BANK MERGER BY THE TEXAS AMERICAN SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

CERTAIN TRANSACTIONS BETWEEN CERTAIN TEXAS AMERICAN SHAREHOLDERS AND RICHARD E. LANE

     Richard E. Lane and J. Patrick Garrett, Michael L. Garrett, Charles F. Krause, Nick McFadin, Jr., Gilbert R. and Jan B. Meadows, Gary W. Wolff and George A. Wolf (collectively, the "Control Group") entered into a letter agreement dated as of October 4, 1995, and amended as of April 18, 1996 (the "Agreement"), which provides that upon the sale of Texas American, the Control Group agrees to pay to Richard E. Lane a commission equal to eight percent (8%) of the gross sales price minus $156,575 plus an amount to adjust for certain income tax consequences to Mr. Lane (i.e., ordinary income tax rather than capital gains tax). Such commission is to be paid in three equal installments with the first installment payable on the closing of the sale, and the remaining two installments to be paid on the first and second anniversary thereof. The consummation of the Merger will be considered a "sale" for purposes of the Agreement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF TEXAS AMERICAN BANK

     The following discussion provides certain information regarding the financial condition and results of operations of Texas American. This discussion should be read in conjunction with Texas American's Financial Statements and Notes to Financial Statements presented elsewhere in this Proxy Statement/Prospectus. SEE "INDEX TO TEXAS AMERICAN FINANCIAL STATEMENTS".

RESULTS OF OPERATIONS

     GENERAL

     The earnings of Texas American depend primarily on Texas American's net interest income (i.e., the difference between the income earned on Texas American's loans and investments and the interest paid on its deposits and other borrowed funds). Among the factors affecting net interest income are the type and volume of its deposits and other borrowed funds, and the relative sensitivity of its interest-earning assets and its interest-bearing liabilities to changes in market interest rates.

     Texas American's income is also affected by fees it receives from other banking services, by its provisions for loan losses and by the level of its operating expenses. All aspects of Texas American's operations are affected by general market, economic and competitive conditions.

     Texas American reported net income of $217,525 for the three month period ended March 31, 1996, an increase of $38,288 from net income of $179,237 for the three month period ended March 31, 1995. Pretax income was $331,369 for the three months ended March 31, 1996, a $58,672 increase from the $272,697 earned during the three months ended March 31, 1995. Texas American had net income of $753,408 for the year ended December 31, 1995, $809,172 for the year ended December 31, 1994 and $655,723 for the year ended December 31, 1993. Due to net operating loss carryforwards, Texas American Bank did not incur federal income taxes in 1993. Changes occurring in the major components of Texas American's income statement for such periods are discussed below.

     NET INTEREST INCOME

     Net interest income is the primary source of income for Texas American and represents the amount by which interest generated by earning assets exceed the cost of funds, primarily interest paid to Texas American's depositors on interest bearing accounts. Net interest income was $764,127 for the three months ended March 31, 1996, an 18% increase from net interest income of $648,189 for the three months ended March 31, 1995. Average rates earned on interest bearing assets increased to 8.48% as of March 31, 1996 from 8.02% as of March 31, 1995. Average loans, net of unearned discount of $38 million for the three months ended March 31, 1996, increased 27% over average loans of $30 million for the same period in 1995. Average deposits for the three months ended March 31, 1996 were $54 million, an increase of 6% over average deposits of $51 million for the same period in 1995.

     Net interest income was $2,975,890 for the year ended December 31, 1995, a 22% increase from net interest income of $2,435,439 for 1994. Average loans of $33 million for year ended December 31, 1995 increased 31% over average loans of $25 million for the same period in 1994. Average interest bearing deposits for the year ended December 31, 1995 were $39 million, an increase of 18% over average interest bearing deposits of $33 million for the same period in 1994.

     For the year ended December 31, 1995, net interest income increased $581,011, or 26%, over net interest income for the year ended December 31, 1994. Net interest income increased $638,254 in 1994, or 41%, over 1993 net interest income of $1,683,283. These increases were primarily due to increased interest income on real estate loans.

     The following table sets forth for the periods indicated an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities. The rates earned and paid on each major type of asset and liability account are set forth beside the average level in the account for the period, and the average yields on all interest-bearing liabilities are also summarized.



                                                                  (Dollars in Thousands)
                                                       Three Months                Three Months
                                                     Ended March 31,               Ended March 31,
                                                --------------------------    ---------------------------
                                                           1996                        1995
                                                --------------------------    ---------------------------
                                                Average   Interest  Yield/    Average   Interest   Yield/
                                                Balance   Inc/Exp    Rate     Balance   Inc/Exp     Rate
                                                -------   --------  ------    -------   --------   ------
ASSETS
Interest-earning assets:
Loans(1)                                        $37,680     $  904    9.63%   $29,555       $709      9.72%
Securities-Held to Maturity                          --         --    0.00%     4,664         71      5.97%
Securities-Available for Sale                    15,414        226    5.86%    12,709        173      5.43%
Federal funds sold                                1,550         20    5.24%     2,558         37      5.88%
                                                -------     ------    ----    -------       ----      ----
 Total interest-bearing assets/interest
  income/average yield                           54,644      1,150    8.48%    49,486        990      8.02%
Non-interest earning assets:
Cash and due from banks                           3,103                         3,050
Other assets                                      2,428                         2,344
Allowance for possible loan losses                 (372)                         (335)
                                                -------                       -------
 Total                                          $59,803                       $54,545
                                                =======                       =======
LIABILITIES AND STOCKHOLDERS'
 EQUITY

Interest bearing liabilities:
NOW, money market and savings                   $26,438        187    2.83%   $26,843        200      3.01%
Certificates of deposit                          14,573        188    5.17%    11,772        141      4.84%
Federal funds purchased                              19         --    5.56%        --         --      0.00%
Repurchase agreements                               899         11    4.94%        97          1      5.75%
                                                -------     ------    ----    -------       ----      ----
 Total interest-bearing liabilities/interest
  expense/rate                                   41,929        386    3.26%    38,712        342      3.57%
Noninterest bearing demand deposits              13,380                        12,487
Other liabilities                                   221                           193
                                                -------                       -------
 Total Liabilities                               55,530                        51,392
Stockholders' equity                              4,273                         3,153
                                                -------                       -------
 Total                                          $59,803                       $51,545
                                                =======     ------            =======       ----
Net interest income                                         $  764                          $649
                                                            ======                          ====
Net yield on interest earning assets                                  5.61%                           5.31%
                                                                      ====                            ====

  (1) Includes non-accrual loans.  See notes to Financial
      Statements (Unaudited) of Texas American.



                                                                    (Dollars in Thousands)

                                                                    Year Ended December 31,
                                               1995                           1994                          1993
                                   ---------------------------   ---------------------------   ---------------------------
                                    Average   Interest  Yield/    Average   Interest  Yield/    Average   Interest  Yield/
                                    Balance   Inc/Exp    Rate     Balance   Inc/Exp    Rate     Balance   Inc/Exp    Rate
                                   --------   --------  ------   --------   --------  ------   --------   --------  ------
ASSETS
Interest-earning assets:
Loans (1)                           $32,984     $3,224    9.80%   $25,103     $2,319    9.24%   $16,925     $1,597   9.43%
Securities-Held to Maturity             500         19    6.42%     4,722        288    6.09%    11,318        580   5.12%
Securities-Available for Sale(2)     16,076        932    5.67%    11,019        524    5.20%        --         --     --
Due from-time                            --         --      --        146          7    4.70%     1,824         74   4.06%
Federal funds sold                    2,306        135    5.86%     1,800         76    4.25%     3,230         97   2.99%
                                    -------     ------    ----    -------     ------    ----    -------     ------   ----
Total interest-earning
 assets/interest income/
 average yield                       51,776      4,310    8.32%    42,790      3,214    7.55%    33,297      2,348   7.05%
Non-interest earning assets:
Cash and due from banks               3,009                         2,506                         1,948
Other assets                          2,402                         2,024                         1,877
Allowance for possible loan losses     (345)                         (308)                         (314)
                                    -------                       -------                       -------
 TOTAL                              $56,842                       $47,012                       $36,808
                                    =======                       =======                       =======

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Interest bearing liabilities:
NOW, money market and savings       $25,033        763    3.20%   $23,778        655    2.75%   $17,787        488   2.74%
Certificates of deposit              13,572        705    5.20%     9,061        361    3.99%     7,640        292   3.82%
Federal funds purchased                  28          2    6.34%        14          1    3.92%        47          2   3.31%
Repurchase agreements                 1,170         61    5.22%        --         --      --        240          7   3.05%
                                    -------     ------    ----    -------     ------    ----    -------     ------   ----
Total interest bearing liabilities/
 interest expense/ rate              39,803      1,531    3.94%    32,853      1,017    3.05%    25,714        788   3.07%

Noninterest bearing demand deposits  13,191                        11,196                         8,741
Other liabilities                       202                           153                           185
                                    -------                       -------                       -------
Total Liabilities                    53,196                        44,202                        34,640
Stockholders' equity                  3,646                         2,810                         2,168
                                    -------                       -------                       -------
 TOTAL                              $56,842                       $47,012                       $36,808
                                    =======     ------            =======     ------            =======     ------
Net interest income                             $2,779                        $2,197                        $1,560
                                                ======    ----                ======    ----                ======
Net yield on interest earning
 assets                                                   5.33%                         5.10%                        4.68%
                                                          ====                          ====                         ====

     (1) Includes Nonaccrual loans.
     (2) 1993 Securities were not classified.

   Changes in interest income and interest expense can result from variances in both volume and rate. Texas American has an asset and liability management strategy designed to provide a proper balance between rate sensitive assets and rate sensitive liabilities to attempt to maximize interest margins, and to provide adequate liquidity for anticipated needs.

   The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and rate.

                                                                        (Dollars in Thousands)

                                      Three Months Ended                      Year Ended                        Year Ended
                                         March 31, 1996                    December 31, 1995                 December 31, 1994
                             Change  ---------------------     Change   ----------------------   Change   -----------------------
                              1996      Attributed to           1995         Attributed to        1994         Attributed to
                               to    ---------------------       to     ----------------------     to     -----------------------
                              1995   Volume    Rate    Mix      1994    Volume    Rate     Mix    1993    Volume   Rate      Mix
Interest Income:
Loans                         $ 195   $197     $ (7)   $ 5     $  905    $ 719    $ 140    $ 46   $ 722    $ 771   $(32)    $ (17)
 Securities-Held to Maturity    (71)   (71)      --     --       (269)    (257)      15     (27)   (292)    (337)   109       (64)
 Securities-Available for
  Sale                           53     37       14      2        408      263       52      93     524      524     --        --
 Due from-time                   --     --       --     --         (7)      (7)      --      --     (67)     (68)    11       (10)
 Federal funds sold             (17)   (15)      (4)     2         59       30       29      --     (21)     (43)    41       (19)
                              -----   ----     ----    ---     ------    -----    -----    ----   -----    -----   ----     -----
Increase (decrease) in
 interest income              $ 160   $148     $  3    $ 9     $1,096    $ 748    $ 236    $112   $ 866    $ 847   $129     $(110)
                              =====   ====     ====    ===     ======    =====    =====    ====   =====    =====   ====     =====

Interest expense:
 Savings and transaction
  accounts                    $ (13)  $ (3)    $(12)   $ 2     $  108    $  35    $ 107    $(34)  $ 167    $ 164     --     $   3
 Time deposits                   47     33       10      4        344      180      110      54      69       54     13         2
 Federal funds purchased         --     --       --     --          1        1       --      --      (1)      (1)    --        --
 Repurchase Agreements           10     11       --     (1)        61       67       --      (6)     (7)      (7)    --        --
                              -----   ----     ----    ---     ------    -----    -----    ----   -----    -----   ----     -----
 Increase (decrease) in
  interest expense            $  44   $ 41     $ (2)   $ 5     $  514    $ 283    $ 217    $ 14   $ 228    $ 210   $ 13     $   5
                              =====   ====     ====    ===     ======    =====    =====    ====   =====    =====   ====     =====

          PROVISION FOR LOAN LOSSES

          Texas American's allowance for loan losses is established through charges to operating income in the form of the provision for loan losses. Actual loan losses or recoveries of loan losses are charged or credited directly to the allowance for loan losses.

          Texas American recorded a $5,000 provision for loan losses for the three months ended March 31, 1996 and a $6,000 provision for loan losses for the three months ended March 31, 1995. The allowance for loan losses expressed as a percentage of outstanding loans net of unearned interest was 1.00% and 1.10% as of March 31, 1996 and March 31, 1995, respectively.

          Texas American recorded a $37,523 provision for loan losses for the year ended December 31, 1995, a $65,566 provision for loan losses for the year ended December 31, 1994 and a $49,540 credit for the year ended December 31, 1993. The $49,540 credit for 1993 was the result of improved credit quality of Texas American's loan portfolio as well as excess accruals in previous years provisions. Texas American's allowance for loan losses as a percentage of outstanding loan loans net of unearned interest was 1.05% as of December 31, 1995, 1.22% as of December 31, 1994, and 1.86% as of December 31, 1993.

          Non-accrual loans increased by $22,637 for the period ending March 31, 1996. This increase was primarily due to the addition of five loans. For the years ended December 31, 1995, 1994 and 1993, total non-accrual, past due greater than 90 days and restructured loans remained fairly consistent with a $27,413 increase from 1994 to 1995.

          NON-INTEREST INCOME

          Non-interest income, which includes all service charges and fees, increased 9% from $114,746 for the three months ended March 31, 1995 to $125,042 for the three months ended March 31, 1996. The $10,296 increase was due to the increased volume of accounts, which increased by 548 from March 31, 1995 to March 31, 1996.

          Non-interest income increased 2% from $490,163 for the year ended December 31, 1994 to $497,796 for the year ended December 31, 1995.

          Non-interest income decreased 1% from $497,211 for the year ended December 31, 1993 to $490,163 for the year ended December 31, 1994.

          NON-INTEREST EXPENSE

          Non-interest expense include expenses which Texas American incurs in the course of operations such as employee compensation and benefits, occupancy expense, data processing charges, communication expense, professional fees, advertising, supplies and depreciation and amortization of furniture and equipment. These expenses increased 12% from $533,799 for the three months ended March 31, 1995 to $600,091 for the three months ended March 31, 1996. The increase was mainly attributable to employee salaries and benefits which increased $62,280 for the three months ended March 31, 1995 from the same period in 1996. This increase in salaries and benefits included the addition of a $33,000 accrual for an employee bonus plan which in prior years was expensed in the fourth quarter of each such year.

          Operating expenses for the year ending December 31, 1995 increased by $365,409 or 19% for the year ended December 31, 1994. Comparing years 1994 to 1993, operating expenses increased by $341,034 or 22%. These increases are primarily due to the addition of Texas American's Loop 410 location which opened the end of 1994.

          FEDERAL INCOME TAXES

          In 1994, Texas American adopted Statement of Financial Accounting Standards No 109, "Accounting for Income Taxes" (FAS 109). As permitted under the new rules, prior years' financial statements have not been restated and there was no cumulative effect on income.

          Texas American's provision for income taxes was $113,844 and $93,460 for the three month periods ended March 31, 1996 and 1995, respectively. As of March 31, 1996, Texas American has no net operating loss carryforwards.

          Texas American's provision for income taxes was $401,999 for year end 1995, $135,519 for the year ended 1994 and $0 for year end 1993. Due to net operating loss carryforwards, Texas American Bank did not incur federal income taxes in 1993.

CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION

          CAPITAL RESOURCES

          The FDIC has adopted risk-based and leverage capital measures to assist in the assessment of the capital adequacy of the banks it regulates. The principal objectives of the risk-based measures are to: (i) make regulatory capital requirements more sensitive to differences in risk profiles among financial institution; (ii) factor off-balance sheet exposures into the assessment of capital adequacy; (iii) minimize disincentives to holding liquid, low-risk assets; and (iv) achieve greater consistency in the evaluation of the capital adequacy of financial institutions.

          The risk-based capital guidelines include both a definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad risk categories. The financial institution's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator).

          The risk-based capital ratio focuses principally on broad categories of credit risk. The risk-based ratio does not, however, incorporate other factors that can affect a bank's financial condition. These factors include overall interest rate exposure, liquidity, funding and market risks, the effectiveness of loan and investment policies, and management's ability to monitor and control financial and operating risks.

          Texas American is a FDIC regulated state-chartered bank and as such its qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier I capital) and "supplementary capital elements" (comprising Tier 2 capital). Certain assets are deducted from a financial institution's capital for the purpose of calculating the risk-based capital ratio.

          Assets and credit equivalent amounts of off-balance sheet items are assigned to one of four risk categories, according to certain criteria. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the financial institution's total risk weighted assets that comprise the denominator of the risk-based capital ratio. Assets deducted from a bank's capital in determining the numerator of the risk-based capital ratio are not included as part of the financial institution's risk weighted assets.

          Risk weights for off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items is determined, in most cases by multiplying the off-balance sheet items by a credit conversion factor. Second, in most cases, the credit equivalent amount is assigned to the appropriate risk category according to designated criteria.

          FDIC regulated state-chartered banks are required to maintain a minimum risk-based capital ratio of total capital (after deductions) to risk weighted assets of 8%. In general, 50% of this ratio must consist of Tier 1 capital. Certain restrictions and limitations also apply regarding the calculation of Tier 1 capital. Tier 2 capital elements that are not used as part of Tier 1 capital generally will qualify for inclusion in a financial institutions capital base up to a maximum of 100% of the financial institution's Tier 1 capital. As of March 31, 1996, Texas American's Tier 1 risk-based capital ratio was 11.56% and the total risk-based capital ratio was 12.56%. As of year end 1995, Texas American's Tier 1 capital ratio was 11.51% and the total risk-based capital ratio was 12.53%.

          In addition, the FDIC and the Texas Banking Department have promulgated capital leverage guidelines designed to supplement the risk-based capital guidelines. The principal objective of the leverage ratio is to address the extent to which a financial institution could leverage its equity capital base. The FDIC requires its regulated state banks to meet a minimum leverage capital requirement of Teir 1 capital to total assets of not less than 3% for a bank that is not anticipating or experiencing significant growth and is highly rated (i.e., a composite rating of 1 on a scale of 1 to 5). Banks that the FDIC determines are anticipating or experiencing significant growth or that are not highly rated must meet a minimum leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The Texas Banking Department's capital guidelines call for a minimum equity capital to total assets of 6%.

          Texas American's leverage ratio was 6.7% for year end 1995 and 6.5% for year end 1994. Currently, for March 1996, the leverage ratio is 7.45%.

          LIQUIDITY

          Texas American's asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements, and otherwise sustain operations. Texas American accomplishes this through management of the maturities of its interest-earning assets and interest-bearing liabilities. Liquidity is monitored and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar "gap" data. Texas American believes its present position to be adequate to meet its current and future liquidity needs.

          The liquidity of Texas American is maintained in the form of readily marketable investment securities, demand deposits with commercial banks, vault cash and federal funds sold. While the minimum liquidity requirement for banks is determined by federal bank regulatory agencies as a percentage of deposit liabilities, Texas American's management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the scheduled maturity and interest rate sensitivity of the investment and loan portfolio, deposits and anticipated loan findings. In addition to the liquidity provided by the foregoing, Texas American has correspondent relationships with other institutions with available secured lines of credit to purchase overnight funds totalling $4,000,000 should additional liquidity be needed. These lines are subject to restrictions such as the financial strength of Texas American and the lenders ability to facilitate credit.

          On January 1, 1994, Texas American adopted the provisions of FAS 115. The opening balance of shareholder's equity was decreased by $110,122 to reflect the net unrealized holding losses on securities classified as available for sale which were previously carried at amortized cost. As of March 31, 1996, Texas American's portfolio totalled $14,369,955 of which all of the securities are classified as available for sale.

          Average non-interest bearing demand deposits were $13,380,000 for the three months ended March 31, 1996, an increase of $893,000 over the average balance for the same period in 1995. Average interest bearing deposits were $41,011,000 for the three months ended March 31, 1996 compared to $38,615,000 for the same period in March 31, 1995.

          Average non-interest bearing demand deposits were $13,191,000, $11,196,000 and $8,741,000 for the years ended December 1995, 1994 and 1993, respectively. Average interest bearing deposits for the same years were $38,605,000, $32,839,000 and $25,427,000, respectively.

          Net cash generated by operating activities was $733,425, $1,071,116 and $588,562 as of the end of 1995, 1994 and 1993, respectively. Proceeds from sales, principal paydowns, and maturities of investment securities were $4,746,820, $1,366,780 and $5,865,842 for the same periods. Proceeds from the sale of assets during 1995, 1994 and 1993 were $66,037, $33,138 and $33,892, respectively. Texas American utilized these funds to originate loans and purchase investment securities. Texas American purchased investment securities of $3,960,088 in 1996, $2,596,719 in 1994 and $12,233,823 in 1993.

          Net cash provided by operating activities was $409,868 for the three months ended March 31, 1996 and a deficit of $64,799 for the three months ended March 31, 1995. A net decrease in deposit accounts of ($62,812) was realized during the three months ended March 31, 1996 compared to an increase of $5,807,125 for the same period in 1995. The 1995 increase in deposits was primarily attributable to the development of a significant customer relationship. For the three months ended March 31, 1996, Texas American utilized funds to originate loans. For the same period in 1995 funds were utilized to originate loans and purchase securities totalling $1,195,094.

          Funds utilized for the purchase of bank premises and equipment were $315,048, $304,556 and $178,760 during 1995, 1994 and 1993. In 1995 Texas
American purchased raw land in the amount of $142,863 for the addition of another branch. Also included in the funds utilized for both 1995 and 1994 was the opening of Texas American's Loop 410 branch.

          INTEREST RATE SENSITIVITY

          Interest rate sensitivity refers to the relationship between market interest rates and net interest income resulting from the repricing of certain assets and liabilities. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. One way to reduce the risk of significant adverse effects on net interest income of market rate fluctuations is to minimize the difference between rate sensitive assets and liabilities, referred to as "gap", by maintaining a similar interest rate sensitivity position if the assets and liabilities within a particular time frame.

          Maintaining an equilibrium between rate sensitive assets and liabilities will reduce some of the risk associated with diverse changes in market rates, but it will not guarantee a stable net interest spread because yields and rates may change simultaneously and by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched. If more assets than liabilities reprice within a given period, an asset sensitive position or "positive gap" is created. During a positive gap, a decline in market rates will have a negative impact on net interest income. Alternatively, where more liabilities than assets reprice in a given period, a liability sensitive position or "negative gap" is created (rate sensitivity ratio is less than 100%) and a decline in interest rates will have a positive impact on net interest income.

          The following table shows interest sensitivity gaps for these different intervals as of March 31, 1996.

                    ESTIMATED PERIOD OF POTENTIAL REPRICING
                             (DOLLARS IN THOUSANDS)

                                                                                    Over
                                                     One Day to       Over       Six Months
                                                        Three     Three to Six     to One     Over One
                                          Floating     Months        Months         Year        Year     Total
                                          ---------  -----------  -------------  -----------  --------  --------
INTEREST SENSITIVE ASSETS ("ISA")
 Loans/(1)/
 (Fixed Rate)                                   --     $  1,417       $  1,522     $  2,271    $19,762   $24,972
 (Floating Rate)                          $    866          469          2,463        1,729      8,415    13,942
Investment Securities (Fixed Rate)              --          499            498        1,006      5,757     7,760
Investment Securities (Floating Rate)           --        2,797          1,118        2,546         --     6,461
Fed Funds Sold                               3,175           --             --           --         --     3,175
Time Deposits in Banks                          --           --             --           --         --        --
                                          --------     --------       --------     --------    -------   -------
 TOTAL INTEREST SENSITIVE ASSETS             4,041        5,182          5,601        7,552     33,934    56,310

INTEREST SENSITIVE LIABILITIES ("ISL")

Interest Bearing Deposits                    6,682           --             --           --         --     6,682
 Savings Accounts                            4,959           --             --           --         --     4,959
 Money Market Checking                      14,127           --             --           --         --    14,127
 Certificates of Deposit                        --        4,596          3,103        3,058      4,121    14,878
                                          --------     --------       --------     --------    -------   -------
  TOTAL DEPOSITS                            25,768        4,596          3,103        3,058      4,121    40,646
REPURCHASE AGREEMENTS                          876           --             --           --         --       876
                                          --------     --------       --------     --------    -------   -------
TOTAL INTEREST SENSITIVE LIABILITIES        26,644        4,596          3,103        3,058      4,121    41,522
                                          --------     --------       --------     --------    -------   -------
PERIODIC GAP                              $(22,603)    $    586       $  2,498     $  4,494    $29,813   $14,788
                                          ========     ========       ========     ========    =======   =======
CUMULATIVE GAP                            $(22,603)    $(22,017)      $(19,519)    $(15,025)   $14,788
                                          ========     ========       ========     ========    =======
PERIODIC GAP TO TOTAL EARNINGS
ASSETS

/(1)/ Disclosure of loans categorized by type is excluded due to the information not being readily accessible.

   Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the interest sensitivity analysis. These prepayments may have significant effects on Texas American's net interest margin. Because of these factors, an interest sensitivity gap report may not provide a complete assessment of Texas American's exposure to changes in interest rates.

   INVESTMENT SECURITIES

   Set forth is a distribution of Texas American's investment securities by contractual maturity dates at March 31, 1996 (mortgage-backed securities are classified in the period of final maturity):



                                                                        (DOLLARS IN THOUSANDS)
                              ------------------------------------------------------------------------------------------------------
                                                                                    Maturing
                                                        After One But            After Five But
                               WITHIN ONE YEAR         WITHIN FIVE YEARS        WITHIN TEN YEARS       AFTER TEN YEARS        TOTAL
                              ------------------       ------------------       -----------------      ----------------     --------
                              Amount       Yield       Amount       Yield       Amount      Yield      Amount     Yield      Amount
                              ------       -----       ------       -----       ------      -----      ------     -----     --------
Securities available for
 sale: /(1)(2)/
  U.S. Treasury               $2,003       4.42%       $3,008       6.25%           --         --           --       --      $ 5,011
  Government Agency               --         --           107       8.73%           --         --           --       --          107
  Mortgage-backed                 --         --           672       6.29%        $  580      6.77%      $4,859     6.35%       6,111
  Other investments               --         --            --         --          1,969      5.52%       1,023     5.92%       2,992
                              ------       ----        ------       ----         ------      ----       ------     ----      -------
Total Securities
 available for sale           $2,003       4.42%       $3,787       6.32%        $2,549      5.81%      $3,882     6.27%     $14,221
                              ======       ====        ======       ====         ======      ====       ======     ====      =======

(1)  Yields are not presented on a tax-equivalent basis.
(2) Texas American has no securities which are classified as securities held to maturity.

   DEPOSITS

   The daily average balances and average rates paid by category of deposit at the dates shown below are as follows:

                                        (Dollars in Thousands)

                                             As of December 31,
                       As of         ------------------------------
                   March 31, 1996         1995             1994
                  ---------------    -------------    -------------
                  Amount     Rate    Amount   Rate    Amount   Rate
                  ------     ----    ------   ----    ------   ----
Demand             $13,380      --   $13,191    --    $11,196    --
NOW accounts         6,901    1.47%    6,160  1.91%     4,972  1.97%
Money market        14,413    3.42    13,629  3.53     12,343  2.39
Savings              5,124    3.03     5,244  3.15      6,463  3.10
Time                14,573    5.17    13,572  5.12      9,061  3.99
                   -------    ----   -------  ----    -------  ----
  TOTAL            $54,391    3.67%  $51,796  3.77%   $44,035  3.13%
                   =======    ====   =======  ====    =======  ====

   The scheduled maturities of certificates of deposit in denominations of $100,000 or more at March 31, 1996 and December 31, 1995, including public funds, are shown below:

                                    (Dollars in Thousands)

                               March 31, 1996  December 31, 1995
                               --------------  -----------------
Due in three months or less        $1,955             $1,135
Due in over three to six
 months                             1,235                807
Due in over six to twelve
 months                               716                505
Due in over twelve months             300                250
                                   ------             ------
Total                              $4,206             $2,697
                                   ======             ======

   LOANS

   The following table classifies Texas American's loans according to type as of the dates shown:



                                                        (Dollars in Thousands)
                                                             December 31,
                                       March 31,     ----------------------------
                                         1996         1995       1994       1993
                                       ---------     -------   -------    -------
Real estate
  Construction and Land Development        6,637       6,535       6,544    2,624
  Mortgage Loans                           4,101       4,389       3,076    3,366
  Other                                   12,410      10,598       7,442    5,826
Installment                                5,665       4,642       3,160    2,261
Commercial                                 8,867       6,730       4,881    2,848
Less unearned discounts                     (481)       (262)        (90)     (62)
                                          ------      ------      ------   ------
 Total                                    31,199      32,632      25,013   16,863
                                          ======      ======      ======   ======

   Disclosure of loan maturity balances is excluded due to the information not being readily accessible.

   Total loans net of unearned income and allowance for possible loan losses increased 28% in 1995 from 1994 levels. At December 31, 1995, total loans exceeded year end 1994 levels by 30%. At March 31, 1996, total loans exceeded year end 1995 loans by 5%.

   ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS

   The provision for loan losses represents a determination by Texas American's management of the amount necessary to be charged to operating income and transferred to the allowance for loan losses to maintain a level which it considers adequate in relation to the risk of future losses inherent in the loan portfolio. It is Texas American's policy to provide for exposure to losses of specifically identified credits, and a general allowance for the remainder of the loan portfolio, and, while it is also Texas American's policy to charge off in the current period those loans in which a loss is deemed to exist, risks of future losses also exist which cannot be quantified precisely or attributed to particular loans or classes of loans and, while it is also Texas American's policy to charge off in the current period those loans in which a loss is deemed to exist, risks of future losses also exist which cannot be quantified precisely or attributed to particular loans or classes of loans.

   In assessing the adequacy of its allowance for loan losses, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of individually significant loans and of the portfolio in the aggregate. This review takes into consideration the judgments of the responsible lending officers, the senior credit officer, the Chief Executive Officer and the Board of Directors, and also those of bank regulatory agencies that review the loan portfolio as part of their regular examination of Texas American.

   In evaluating the allowance for loan losses, management also considers Texas American's loan loss experience, the amount of past due and non-performing loans, current and anticipated economic conditions, changes in lending and collection procedures, changes in loan volumes and quality of the Texas American's loan review system.

   The allowance for loan losses at March 31, 1996 was $377,638, compared to $367,000 at December 31, 1995 and $338,819 at December 31, 1994. Although additional losses may occur, management believes the allowance for loan losses to be adequate as of the date presented.

                                                                            (Dollars in Thousands)

                                                           As of and for
                                                             the Three                   As of and for the Years
                                                            Months Ended                          Ended
Transaction in allowance for possible loan losses            March 31,                         December 31,
- -------------------------------------------------          -------------   -----------------------------------------------
                                                                1996             1995            1994             1993
                                                           -------------   ---------------  --------------  --------------
Balance at Beginning of period                                $   367            $ 339          $ 273           $  300
Charge-offs
- -----------
 Commercial                                                        --               --              5               --
 Real estate                                                       --               10             --               --
 Installments                                                      --                1             11                1
                                                              -------            -----          -----           ------
  Total charge-offs                                                --               11             16                1

Recoveries
- ----------
 Commercial                                                         5                1              6               19
 Real estate                                                       --               --              4               --
 Installment loans                                                  1                1              6                5
                                                              -------            -----          -----           ------
  Total recoveries                                                  6                2             16               24

Net charge-offs (recoveries)                                       (6)               9             --              (23)
Provision charged to expense                                        5               37             66              (50)
Balance at end of period                                          378              367            339              273
                                                              =======            =====          =====           ======
Net charge-offs (recoveries) as a percentage of
 average loans (annualized for 1996)                            (0.02)%           0.03%            --            (0.14)%

    NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

   The following is an analysis of non-performing assets as of the dates shown:


                                                                              (Dollars in Thousands)
                                                                                          December 31,
                                                                     March         -----------------------------
                                                                      1996          1995        1994        1993
                                                                     -----         ------      ------      -----
Loans accounted for on a nonaccrual basis                            $  55         $  44       $  31       $   4
Accruing loans which are contractually past
 due 90 days or more as to principal or
 interest payments                                                     250             1          --          --
Troubled debt restructuring                                             --            --          --          --
                                                                     -----         -----       -----       -----
  Total                                                              $ 305         $  45       $  31       $   4
Interest income included in net income for period                       --             2           3          --
Foregone interest on nonaccrual loans                                   --             2           2           1

   The accrual of interest on a loan is discontinued when, in the opinion of management (based upon such criteria as default in payment, asset deterioration, decline in cash flow, recurring operating loss, declining sales, bankruptcy and other financial conditions which could result in default), the borrower's financial condition is such that the collection of interest is doubtful. As of March 31, 1996, loans totalling $59,738 or .15% of total net loans outstanding, were on a non-accrual basis, therefore, no income was being recognized. As of year end 1995, loans totalling $43,760, or .07% of total net loans outstanding, were on a non-accrual basis and, therefore, no income was being recognized. Management believes the risks of these loans to be significant as there may be some portion of the principal which will become uncollectible.

   Placing a loan on non-accrual status has a two-fold impact on net interest income. First, it causes an immediate charge against earnings with respect to that particular loan. Second, it eliminates future interest earnings with respect to that particular loan. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

   Non-accrual loans increased by $22,638 to $59,738 at March 31, 1996, from $37,000 at March 31, 1995. The increase was primarily due to the addition of five loans.

   The anticipated amounts of charge-offs by category during the next full year of operations are as follows:


             Commercial                      $15,000
             Real estate-mortgage                 --
             Installment                      15,000
             Overdrafts                      $10,000

   RETURN ON EQUITY AND ASSETS

   The return on equity and return on assets for the periods shown below are as follows:



                                             For the Three     For the Years
                                              Months Ended         Ended
                                                March 31,       December 31,
                                             --------------  ----------------
                                                  1996        1995      1994
                                             --------------  ------    ------
Return on Average Assets *                         1.46%      1.33%     1.72%
Return on Average Equity *                        20.31%     19.77%    26.59%
Average Equity to Average Assets Ratio             7.18%      6.70%     6.47%
Dividend Payout Ratio                                --         --        --

*  Annualized for 1995

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

   Compass' Board of Directors appointed KPMG Peat Marwick LLP as independent auditors for Compass for the year ending December 31, 1996. KPMG Peat Marwick LLP has served as Compass' independent auditors continuously since 1971.

   Compass has been advised by KPMG Peat Marwick LLP that KPMG Peat Marwick LLP has no direct financial interest or any material indirect financial interest in Compass other than arising from that firm's employment as auditor for Compass.

                                      EXPERTS

   The consolidated financial statements of Compass as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG Peat Marwick LLP's report refers to changes in the method of accounting for income taxes and in the method of accounting for certain investments in debt and equity securities.


                                 LEGAL OPINIONS

   Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this Proxy Statement/Prospectus and certain other matters. As of December 31, 1995, Mr. Powell was the beneficial owner of an aggregate of approximately 51,183 shares of Compass Common Stock. Liddell, Sapp has passed upon, among other things, certain federal income tax consequences of the Merger, and the receipt by Compass of its opinion as to such federal income tax consequences of the Merger is a condition to the Closing of the Merger. Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated and Liddell, Sapp are also expected to render legal opinions as to certain matters acceptable to Texas American and Compass, respectively.

                                INDEMNIFICATION

   Compass' By-Laws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF TEXAS AMERICAN AND COMPASS--CERTAIN DIFFERENCES BETWEEN THE BANKING LAWS OF TEXAS AND THE CORPORATION LAWS OF DELAWARE AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS--LIMITATION OF LIABILITY AND INDEMNIFICATION".

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 OTHER MATTERS

   Texas American's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. If any other matters are properly brought before the Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of Texas American's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy. SEE "INTRODUCTION".

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
                              TEXAS AMERICAN BANK



                                                                               Page
                                                                               ----

1.          Balance Sheet (Unaudited) as of December 31, 1995, 1994, and 1993  F-2

2.          Statement of Income (Unaudited) for the Three Years Ended
            December 31, 1995                                                   F-3

3.          Statement of Changes in Stockholders' Equity (Unaudited) for the
            Three Years Ended December 31, 1995                                 F-4

4.          Statement of Cash Flows (Unaudited) for the Three Years Ended
            December 31, 1995                                                   F-5

5.          Notes to Financial Statements (Unaudited)                           F-6

6.          Balance Sheet (Unaudited) as of March 31, 1996                     F-16

7.          Statement of Income (Unaudited) for the Three Months Ended
            March 31, 1996 and 1995                                            F-17

8.          Statement of Changes in Stockholders' Equity (Unaudited) for
            the Three Months Ended March 31, 1996 and 1995                     F-18

9.          Statement of Cash Flows (Unaudited) for the Three Months
            Ended March 31, 1996                                               F-19

10.         Notes to Financial Statements (Unaudited)                          F-20


TEXAS AMERICAN BANK

BALANCE SHEETS (UNAUDITED)


                                                               December 31
                                                     1995          1994          1993
                                                 ------------  ------------  ------------
ASSETS
 Cash and Cash Equivalents
  Cash and due from banks                        $ 3,520,567   $ 2,197,688   $ 1,417,636
  Federal funds sold                               2,100,000     1,200,000     4,750,000
                                                 -----------   -----------   -----------
    TOTAL CASH AND CASH EQUIVALENTS                5,620,567     3,397,688     6,167,636
                                                 -----------   -----------   -----------

 Investment Securities
  Securities held-to-maturity (market value
   of $503,438 in 1995, $4,758,028 in 1994,
   and $15,876,681 in 1993)                          500,000     5,138,336    15,884,546
  Securities available-for-sale,
   at fair value                                  15,634,072    11,264,529             -
                                                 -----------   -----------   -----------
     TOTAL INVESTMENT SECURITIES                  16,134,072    16,402,865    15,884,546
                                                 -----------   -----------   -----------

 Loans                                            36,692,813    28,744,460    22,059,020
  Less allowance for loan loss                      (367,000)     (338,819)     (273,017)
                                                 -----------   -----------   -----------
          NET LOANS                               36,325,813    28,405,641    21,786,003

 Bank premises and equipment                       1,838,931     1,648,429     1,440,548
 Accrued interest receivable                         379,937       351,645       243,922
 Other real estate owned                                   -        68,058        98,808
 Other assets                                        311,238       246,681       234,191
                                                 -----------   -----------   -----------

         TOTAL ASSETS                            $60,610,558   $50,521,007   $45,855,654
                                                 ===========   ===========   ===========

LIABILITIES
 Deposits
  Non-interest bearing                           $14,684,104   $12,752,177   $10,133,341
  Interest bearing                                40,737,316    34,552,880    32,828,624
                                                 -----------   -----------   -----------
        TOTAL DEPOSITS                            55,421,420    47,305,057    42,961,965

 Accrued interest payable                             85,980        56,095        39,124
 Repurchase agreements                               786,082             -             -
 Other liabilities                                   205,561       173,712       253,289
                                                 -----------   -----------   -----------
       TOTAL LIABILITIES                          56,499,043    47,534,864    43,254,378
                                                 -----------   -----------   -----------

COMMITMENTS

SHAREHOLDERS' EQUITY
 Capital stock, par value $5.00 per share:
  Authorized, issued and  outstanding
  206,020 shares                                   1,030,100     1,030,100     1,030,100
 Additional paid-in capital                        2,969,900     2,269,900     1,604,400
 Retained earnings (deficit)                         165,640       103,465       (33,224)
 Unrealized loss on available-for-sale
  securities                                         (54,125)     (417,322)            -
                                                 -----------   -----------   -----------
      TOTAL SHAREHOLDERS' EQUITY                   4,111,515     2,986,143     2,601,276
                                                 -----------   -----------   -----------

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $60,610,558   $50,521,007   $45,855,654
                                                 ===========   ===========   ===========




See notes to the financial statements.

TEXAS AMERICAN BANK

STATEMENTS OF INCOME (UNAUDITED)



                                                    Years Ended December 31
                                                1995         1994          1993
                                             -----------  -----------  ------------
Interest Income:
 Loans, including fees                        $3,420,771   $2,556,645   $1,720,829
 Investment securities - taxable                 951,035      812,086      580,041
 Federal funds sold and deposits in bank         135,251       83,320      170,567
                                              ----------   ----------   ----------
      TOTAL INTEREST INCOME                    4,507,057    3,452,051    2,471,437
Interest expense on deposits                   1,468,327    1,016,063      779,288
Interest expense on repurchase agreements         62,840          549        8,864
                                              ----------   ----------   ----------
       NET INTEREST INCOME                     2,975,890    2,435,439    1,683,285

Provision for loan losses                         37,523       65,566      (49,540)
                                              ----------   ----------   ----------

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                  2,938,367    2,369,873    1,732,825
                                              ----------   ----------   ----------

Noninterest Income:
 Service charges on deposit accounts             375,004      376,927      333,071
 Other                                           122,792      113,236      164,140
                                              ----------   ----------   ----------
     TOTAL NONINTEREST INCOME                    497,796      490,163      497,211
                                              ----------   ----------   ----------
Noninterest Expenses:
 Salaries, wages and benefits                  1,152,633      913,158      697,205
 Occupancy and equipment                         349,907      254,965      233,154
 Data processing expense                         117,011      100,394       95,651
 Operating expenses                              661,205      646,828      548,303
                                              ----------   ----------   ----------
   TOTAL NONINTEREST EXPENSES                  2,280,756    1,915,345    1,574,313
                                              ----------   ----------   ----------
  INCOME BEFORE FEDERAL INCOME TAXES           1,155,407      944,691      655,723

Federal income taxes                             400,215      142,502            -
                                              ----------   ----------   ----------
        NET INCOME                            $  755,192   $  802,189   $  655,723
                                              ==========   ==========   ==========
Net income per share                               $3.67        $3.89        $3.18
                                              ==========   ==========   ==========




See notes to the financial statements.

TEXAS AMERICAN BANK

STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)



                                                                            Unrealized
                                                                           gains/losses
                                       Capital                 Retained        from
                                        Stock      Surplus     Earnings     Investments      Total
                                      ----------  ----------  -----------  -------------  -----------

  Balance at January 1, 1993          $1,030,100  $1,604,400   $(682,850)             -   $1,951,650

   Net income for 1993                         -           -     655,723              -      655,723

   Prior Period Adjustment                     -           -      (6,097)             -       (6,097
                                      ----------  ----------   ---------   ------------   ----------

  Balance at December 31, 1993         1,030,100   1,604,400     (33,224)             -    2,601,276

   Net income for 1994                         -           -     802,189              -      802,189
   Transfer from retained earnings
     to surplus                                -     665,500    (665,500)             -
   Mark-to-market adjustments on
     AFS securities                            -           -           -       (417,322)    (417,322)
                                      ----------  ----------   ---------   ------------   ----------

  Balance at December 31, 1994         1,030,100   2,269,900     103,465       (417,322)   2,986,143

   Net income for 1995                         -           -     755,192              -      755,192
   Mark-to-market adjustments on
     AFS securities                            -           -           -        363,197      363,197
   Transfer from retained earnings
     to surplus                                -     700,000    (700,000)             -            -

   Prior Period Adjustment                     -           -       6,983              -        6,983
                                      ----------  ----------   ---------   ------------   ----------

  Balance at December 31, 1995        $1,030,100  $2,969,900   $ 165,640      $ (54,125)  $4,111,515
                                      ==========  ==========   =========   ============   ==========

  The board of directors voted to reclassify amounts from retained earnings to surplus. This allowed the bank to increase its legal lending limit pursuant to the Texas Banking Act.



  See notes to the financial statements.

TEXAS AMERICAN BANK

STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                             Years Ended December 31
                                                        1995          1994          1993
                                                    ------------  ------------  -------------
OPERATING ACTIVITIES
  Net income                                        $   755,192   $   802,189   $    655,723
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                      124,546        86,885         73,619
      Provision for loan losses                          37,523        65,566        (49,540)
      Gain on sale of assets                               (979)       (3,753)       (38,033)
      Provision for other real estate losses              3,000         8,750         54,741
      Amortization of investment premiums
        net of discount accretion                        32,359        79,315          4,222
      Increase in accrued interest receivable           (28,292)     (107,723)      (103,398)
      Increase (decrease) in accrued interest
        payable                                          29,885        16,971         (7,686)
      Net change in other assets and
        liabilities                                    (219,809)      122,916         (1,086)
                                                    -----------   -----------   ------------

       NET CASH PROVIDED BY OPERATING ACTIVITIES        733,425     1,071,116        588,562
                                                    -----------   -----------   ------------

INVESTING ACTIVITIES
  Proceeds from maturities, sales, and
    calls on available-for-sale securities            4,745,820     1,066,780              -
  Purchases of available-for-sale securities         (3,960,088)   (1,316,089)             -
  Proceeds from maturities, sales, and
    calls on held-to-maturity securities                      -       300,000      5,865,842
  Purchases of held-to-maturity securities                    -    (1,280,630)   (12,233,823)
  Net increase in loans                              (7,957,695)   (6,682,799)    (9,781,619)
  Purchases of premises and equipment                  (315,048)     (304,556)      (178,760)
  Proceeds from sale of assets                           66,037        33,138         33,892
                                                    -----------   -----------   ------------

           NET CASH USED BY INVESTING ACTIVITIES     (7,419,974)   (8,184,156)   (16,294,468)
                                                    -----------   -----------   ------------

FINANCING ACTIVITIES
  Net increase in deposit accounts                    8,116,363     4,343,092     16,413,731
  Prior period adjustments                                6,983             -         (6,097)
  Increase in repurchase agreements                     786,082             -              -
                                                    -----------   -----------   ------------

       NET CASH PROVIDED BY FINANCING ACTIVITIES      8,909,428     4,343,092     16,407,634
                                                    -----------   -----------   ------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      2,222,879    (2,769,948)       701,728
Cash and cash equivalents at beginning of year        3,397,688     6,167,636      5,465,908
                                                    -----------   -----------   ------------

        CASH AND CASH EQUIVALENTS AT END OF YEAR    $ 5,620,567   $ 3,397,688   $  6,167,636
                                                    ===========   ===========   ============

        Cash paid for:
          Interest                                  $ 1,501,282   $   999,641   $    795,838
                                                    ===========   ===========   ============
          Income taxes                              $   573,072   $    39,152   $          -
                                                    ===========   ===========   ============




See notes to the financial statements.

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE A - ACCOUNTING POLICIES

Non-Cash Activities: At December 31, 1995, 1994 and 1993, non-cash investing and financing activities consisted of the following:

     The bank foreclosed on loans in the amount of $43,720 and $29,646 in 1994 and 1993, respectively.

     The bank provided financing on the sales of other real estate in the amount of $46,125 and $192,880 in 1994 and 1993, respectively.

     At December 31, 1995 and 1994, the bank marked-to-market the net unrealized gains and losses on its available-for-sale investments net of deferred taxes by $363,197 and $(417,321), respectively.

Statements of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Investment Securities: Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity, net of deferred income taxes. Costs of securities sold are recognized using the specific identification method.

Loans: Interest on commercial, consumer and real estate loans is credited to operations on a daily basis based upon the principal amount outstanding.

Allowance for Possible Loan Losses: The allowance for possible loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased or decreased by provisions for loan losses charged to operations.

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE A - ACCOUNTING POLICIES--Continued

Bank Premises and Equipment: Bank premises and equipment are stated at cost less accumulated depreciation based on the estimated useful lives of the assets, as follows:

          Buildings and improvements                 10-40 years
          Furniture and equipment                     5-10 years

Depreciation is computed using both straight-line and declining-balance methods for both financial reporting and federal income tax purposes. When an asset is sold, retired, or otherwise disposed of, cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in current operations.

Other Real Estate: Other real estate is comprised of real estate acquired through foreclosure proceedings and debt previously acquired. These properties are generally carried at the lower of the underlying loan amount or fair market value based on appraised value. Loan losses arising from the acquisition of such properties are charged against the allowance for possible loan losses. Income or loss generated from operation of these properties, any subsequent valuation adjustment of collateral values and any gain or loss upon disposition of the properties are included in current operations.

Federal Income Taxes: Deferred federal income taxes are provided when income or expenses are recognized in different periods for tax and financial reporting purposes. Such items of income or expense generally relate to loan losses, foreign currency exchange, accrued litigation, and depreciation.

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE B - INVESTMENT SECURITIES

Investment securities held-to-maturity consisted of the following:

                                               Gross       Gross      Estimated
                                 Amortized   Unrealized  Unrealized    Market
                                   Cost        Gains       Losses       Value
                                -----------  ----------  ----------  -----------

December 31, 1995:
 U. S. Government Agency        $   500,000     $ 3,438  $        -  $   503,438
                                ===========     =======  ==========  ===========


December 31, 1994:
 U. S. Treasury                 $   985,514  $        -    $ 14,029  $   971,485
 U. S. Government Agency            602,033       2,529      39,297      565,265
 Mortgage Backed Securities       1,515,862           -     102,710    1,413,152
 Collateralized Mortgage
   Obligations                    2,034,927           -     226,801    1,808,126
                                -----------     -------    --------  -----------

                TOTALS          $ 5,138,336     $ 2,529    $382,837  $ 4,758,028
                                ===========     =======    ========  ===========


December 31, 1993:
 U. S. Treasury                 $ 4,051,094     $ 1,588    $  5,738  $ 4,046,944
 U. S. Government Agency            701,948      21,684           -      723,632
 Mortgage Backed Securities       8,020,808      62,122      36,434    8,046,496
 Collateralized Mortgage
   Obligations                    3,110,696       2,338      53,425    3,059,609
                                -----------     -------    --------  -----------

                TOTALS          $15,884,546     $87,732    $ 95,597  $15,876,681
                                ===========     =======    ========  ===========


Investment securities available-for-sale consisted of the following:


                                               Gross       Gross      Estimated
                                 Amortized   Unrealized  Unrealized    Market
                                   Cost        Gains       Losses       Value
                                -----------  ----------  ----------  -----------

December 31, 1995:
 U. S. Treasury                 $ 6,005,869     $29,308    $ 14,353  $ 6,020,824
 U. S. Government Agencies          101,526       7,286           -      108,812
 Mortgage Backed Securities       6,436,746       2,826      44,050    6,395,522
 Collateralized Mortgage
   Obligations                    3,071,939           -      63,025    3,008,914
 Other Securities                   100,000           -           -      100,000
                                -----------     -------    --------  -----------

                TOTALS          $15,716,080     $39,420    $121,428  $15,634,072
                                ===========     =======    ========  ===========

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE B - INVESTMENT SECURITIES--Continued

                                               Gross       Gross      Estimated
                                 Amortized   Unrealized  Unrealized    Market
                                   Cost        Gains       Losses       Value
                                -----------  ----------  ----------  -----------
December 31, 1994:
 U. S. Treasury                 $ 5,048,894  $        -    $168,191  $ 4,880,703
 Mortgage Backed Securities       5,704,690           -     360,770    5,343,920
 Collateralized Mortgage
   Obligations                    1,043,581           -     103,675      939,906
 Other Securities                   100,000           -           -      100,000
                                -----------  ----------    --------  -----------

                TOTALS          $11,897,165  $        -    $632,636  $11,264,529
                                ===========  ==========    ========  ===========

The amortized cost and market value of securities at December 31, 1995 by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Investment securities held-to-maturity:


                                              Amortized     Market
                                                Cost         Value
                                             -----------  -----------

 Due in one year or less                     $         -  $         -
 Due in one to five years                        500,000      503,438
 Due in five to ten years                              -            -
 Due after ten years                                   -            -
                                             -----------  -----------

  TOTAL                                      $   500,000  $   503,438
                                             ===========  ===========


Investment securities available-for-sale:

                                               Amortized     Market
                                                 Cost        Value
                                             -----------  -----------
 Due in one year or less                     $ 2,510,257  $ 2,502,032
 Due in one to five years                      3,597,138    3,627,604
 Due in five to ten years                      2,028,506    1,995,195
 Due after ten years                           1,143,433    1,113,719
                                             -----------  -----------
                                               9,279,334    9,238,550
 Mortgage-backed securities                    6,436,746    6,395,522
                                             -----------  -----------

  TOTAL                                      $15,716,080  $15,634,072
                                             ===========  ===========

Investment securities with a market value of $2,600,571, $2,388,001, and $421,642 at December 31, 1995, 1994 and 1993, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE C - LOANS

Loans consisted of the following at December 31, 1995, 1994 and 1993, net of unearned discount of $187,168, $24,220 and $1,509, respectively:

                                        1995          1994          1993
                                    ------------  ------------  ------------

 Installment                        $ 5,811,100   $ 3,534,746   $ 2,891,831
 Commercial                           8,205,726     5,162,163     4,192,039
 Real estate construction loans       6,578,756     6,707,061     3,003,970
 Other real estate loans             16,089,451    13,329,139    11,962,740
 Other                                    7,780        11,351         8,440
                                    -----------   -----------   -----------
                                     36,692,813    28,744,460    22,059,020
 Less allowance for loan loss          (367,000)     (338,819)     (273,017)
                                    -----------   -----------   -----------

  TOTAL NET                         $36,325,813   $28,405,641   $21,786,003
                                    ===========   ===========   ===========

Nonperforming loans consisted of the following at December 31, 1995, 1994 and 1993:

                                     1995          1994          1993
                                 -----------   -----------   -----------
 Non accrual                     $    30,527   $    43,760   $    35,328
 Renegotiated loans                        -             -             -
                                 -----------   -----------   -----------

   TOTALS                        $    30,527   $    43,760   $    35,328
                                 ===========   ===========   ===========

In the ordinary course of business, the Bank makes loans to executive officers and directors. Loans to these related parties, including companies in which they are principal owners, were as follows:

                                          1995         1994        1993
                                      ------------  ----------  ----------

  Balance at beginning of year         $  972,334    $303,267   $  38,175
  Advances                              1,242,329     704,200     440,000
  Payments                               (688,428)    (35,133)   (174,908)
                                       ----------    --------   ---------

            BALANCE AT END OF YEAR     $1,526,235    $972,334   $ 303,267
                                       ==========    ========   =========

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE D - ALLOWANCE FOR POSSIBLE LOAN LOSSES

Transactions for the years ended December 31, 1995, 1994 and 1993 in the allowance for possible loan losses were as follows:

                                         1995        1994        1993
                                      ----------  ----------  ----------

  Balance at beginning of year         $338,819    $273,017    $300,000
  Provision for loan losses              37,523      65,566     (49,540)
  Loans charged-off                     (11,004)    (15,588)       (910)
  Recoveries on loans previously
    charged-off                           1,662      15,824      23,467
                                       --------    --------    --------

            BALANCE AT END OF YEAR     $367,000    $338,819    $273,017
                                       ========    ========    ========

NOTE E - BANK PREMISES AND EQUIPMENT

Bank premises and equipment consisted of the following at December 31, 1995, 1994 and 1993:

                                     1995          1994          1993
                                 ------------  ------------  ------------

Land                              $  601,363    $  458,500    $  458,500
Buildings and improvements           975,631       938,952       839,417
Furniture and equipment              837,957       717,343       512,712
Automobiles                           14,895             -        19,943
                                  ----------    ----------    ----------
                                   2,429,846     2,114,795     1,830,572
Less accumulated depreciation       (590,915)     (466,366)     (390,024)
                                  ----------    ----------    ----------

 TOTALS                           $1,838,931    $1,648,429    $1,440,548
                                  ==========    ==========    ==========

NOTE F - DEPOSITS

Deposits consisted of the following at December 31, 1995, 1994 and 1993:

                               1995         1994         1993
                            -----------  -----------  -----------

Noninterest-bearing:
 Demand accounts            $14,684,104  $12,752,177  $10,133,341
                            -----------  -----------  -----------
Interest-bearing:
 NOW accounts                 6,312,364    5,613,566    4,811,642
 Money market                14,407,564   12,095,038   13,809,071
 Savings accounts             5,176,903    5,816,251    5,712,798
 Certificates of deposit     14,840,485   11,028,025    8,495,113
                            -----------  -----------  -----------
                             40,737,316   34,552,880   32,828,624
                            -----------  -----------  -----------

  TOTALS                    $55,421,420  $47,305,057  $42,961,965
                            ===========  ===========  ===========

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE G - FEDERAL INCOME TAXES

Federal income tax consisted of the following for the years ended December 31, 1995, 1994 and 1993:

                                         1995        1994        1993
                                      ----------  ----------  ----------

  Taxes current                        $331,448   $ 286,350   $  19,576
  Deferred taxes (credit) relating
    to:
      Depreciation                       14,659       6,637       4,257
      Loan losses                       (12,758)    (22,292)     16,844
      Other real estate                  21,505      (2,975)    120,836
      Net operating loss                 40,411      40,411      40,411
  Adjustment to deferred taxes                -    (183,000)   (186,243)
  Other                                   4,950      17,371     (15,681)
                                       --------   ---------   ---------

                  TOTAL INCOME TAX     $400,215   $ 142,502   $       -
                                       ========   =========   =========

Federal income tax for financial reporting purposes differs from the amount computed by applying the statutory income tax rate of 34% to income before federal income taxes as follows:

                                        1995        1994        1993
                                      ---------  ----------  ----------

  Tax expense at statutory rate        $392,838  $ 321,195   $ 222,946
  Add (deduct) effects of:
    Adjustment to deferred taxes              -   (183,000)   (186,243)
    Other                                 7,377      4,307     (36,703)
                                       --------  ---------   ---------

                  TOTAL INCOME TAX     $400,215  $ 142,502   $       -
                                       ========  =========   =========


NOTE H - COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. At December 31, 1995, 1994 and 1993, the Bank had unfunded loan commitments of approximately $5,857,413, $7,537,474 and $5,027,671, respectively, and had standby letters of credit of approximately $351,034, $30,591 and $77,500, respectively. The Bank does not anticipate any material losses as a result of the commitments.

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE H - COMMITMENTS AND CONTINGENCIES--Continued

The bank leases a branch facility and a vehicle under noncancellable, operating agreements. Future minimum lease payments at December 31, 1995 are as follows:

         December 31,
             1996         $ 45,072
             1997           39,024
             1998           39,024
             1999           22,764
                          --------
                          $145,884
                          ========

NOTE I - FAIR VALUE DISCLOSURE

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

 Cash and Equivalents:
   The carrying amount of these short-term instruments is a reasonable estimate of their fair value.

 Investment securities:
 Securities held for investment are based on quoted market prices.

 Loans:
   Fair value for the loan portfolio is estimated using discounted future cash flows at current rates at which similar loans would be made to borrowers with similar credit ratings over the same maturities.

 Deposits:

   Fair value of all deposit liabilities payable on demand or with maturities less than one year is disclosed at the carrying value. Fair value of fixed rate certificates of deposit with maturities in excess of one year is estimated using rates currently offered for deposits of similar remaining maturities.

 Commitments and Letters of Credit:
   The carrying amount of these off-balance sheet financial instruments is a reasonable estimate of their fair value based upon aggregate maturities being less than one year.

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE I - FAIR VALUE DISCLOSURE--Continued

The estimated fair value of the financial instruments at December 31, 1995 are as follows:

Financial assets:

   Cash and equivalents                      $ 5,620,567
   Investment securities                      16,137,510
   Loans                                      33,846,889
   Less allowance for loan losses               (367,000)
                                             -----------
                                             $55,237,966
                                             ===========

 Financial liabilities:

   Deposits                                  $55,128,586
                                             ===========


 Unrecognized financial instruments:

   Unfunded loan commitments                 $ 5,857,413
   Standby letters of credit                     351,034
                                             -----------

                                             $ 6,208,447
                                             ===========

NOTE J - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND
CONCENTRATIONS OF CREDIT RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note H). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

TEXAS AMERICAN BANK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 1995, 1994 AND 1993



NOTE J - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND
CONCENTRATIONS OF CREDIT RISK--Continued

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The bank grants residential, commercial, real estate, and consumer loans to customers principally located in Bexar County in Texas. Although the loan portfolio is diversified, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic conditions in the area, especially in the agricultural, real estate, and commercial business sectors.

TEXAS AMERICAN BANK

BALANCE SHEET (UNAUDITED)

MARCH 31, 1996

ASSETS
 Cash and Cash Equivalents
  Cash and due from banks                         $ 2,842,238
  Federal funds sold                                3,175,000
                                                  -----------
     TOTAL CASH AND CASH EQUIVALENTS                6,017,238
                                                  -----------

 Investment securities available-for-sale,
  at fair value                                    14,328,415

 Loans                                             38,461,337
  Less allowance for loan loss                       (377,638)
                                                  -----------
          NET LOANS                                38,083,699

 Bank premises and equipment                        1,810,237
 Accrued interest receivable                          331,207
 Other assets                                         158,738
                                                  -----------

         TOTAL ASSETS                             $60,729,534
                                                  ===========

LIABILITIES
 Deposits
  Non-interest bearing                            $14,709,102
  Interest bearing                                 40,649,506
                                                  -----------
        TOTAL DEPOSITS                             55,358,608

 Accrued interest payable                              76,930
 Repurchase agreements                                876,479
 Other liabilities                                    133,759
                                                  -----------
       TOTAL LIABILITIES                           56,445,776
                                                  -----------

COMMITMENTS

SHAREHOLDERS' EQUITY
 Capital stock, par value $5.00 per share:
  Authorized, issued and outstanding
   206,020 shares                                   1,030,100
 Additional paid-in capital                         2,969,900
 Retained earnings                                    381,381
 Unrealized loss on available-for-sale
  securities                                          (97,623)
                                                  -----------
      TOTAL SHAREHOLDERS' EQUITY                    4,283,758
                                                  -----------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $60,729,534
                                                  ===========

See notes to the financial statements.

TEXAS AMERICAN BANK

STATEMENT OF INCOME (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 1996 and 1995


                                                    March 31
                                                1996        1995
                                             ----------  ----------

Interest Income:
 Loans, including fees                       $  951,752  $  758,637
 Investment securities - taxable                225,633     243,534
 Federal funds sold                              20,257      37,086
                                             ----------  ----------
      TOTAL INTEREST INCOME                   1,197,642   1,039,257

Interest expense on deposits                    374,889     340,134
Interest expense on repurchase agreements        11,336       1,375
                                             ----------  ----------
       NET INTEREST INCOME                      811,417     697,748

Provision for loan losses                         5,000       6,000
                                             ----------  ----------

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                   806,417     691,748
                                             ----------  ----------

Noninterest Income:
 Service charges on deposit accounts             94,108      86,603
 Other                                           30,934      28,143
                                             ----------  ----------
     TOTAL NONINTEREST INCOME                   125,042     114,746
                                             ----------  ----------

Noninterest Expenses:
 Salaries, wages and benefits                   314,566     252,286
 Occupancy and equipment                         97,849      77,991
 Data processing fees                            29,810      29,907
 Operating expenses                             157,865     171,813
                                             ----------  ----------
   TOTAL NONINTEREST EXPENSES                   600,090     531,997
                                             ----------  ----------

  INCOME BEFORE FEDERAL INCOME TAXES            331,369     274,497

Federal income taxes                            113,844      95,260
                                             ----------  ----------

        NET INCOME                           $  217,525  $  179,237
                                             ==========  ==========

Net income per share                              $1.06       $0.87
                                             ==========  ==========




See notes to the financial statements.

TEXAS AMERICAN BANK

STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)


                                                                           Unrealized
                                                                          gains/losses
                                       Capital                 Retained       from
                                        Stock      Surplus     Earnings    Investments      Total
                                      ----------  ----------  ----------  -------------  -----------

   Balance at December 31, 1995       $1,030,100  $2,969,900   $165,640       $(54,125)  $4,111,515

     Net income                                -           -    217,525              -      217,525
     Prior period adjustment                   -           -     (1,784)             -       (1,784)
     Mark-to-market adjustments on
       AFS securities                          -           -          -        (43,498)     (43,498)
                                      ----------  ----------   --------   ------------   ----------

   Balance at March 31, 1996          $1,030,100  $2,969,900   $381,381       $(97,623)  $4,283,758
                                      ==========  ==========   ========   ============   ==========




See notes to the financial statements.

TEXAS AMERICAN BANK

STATEMENT OF CASH FLOWS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 1996


                                                               March 31
                                                          1996          1995
                                                      ------------  ------------

OPERATING ACTIVITIES
  Net income                                          $   217,525   $   179,237
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                         34,733        28,536
      Provision for loan losses                             5,000         6,000
      Amortization of investment premiums
       net of discount accretion                            9,824         5,675
      Decrease in accrued interest receivable              48,730        13,189
      Decrease (increase) in accrued interest
       payable                                             (9,050)        4,692
      Net change in other assets and liabilities          103,106      (302,128)
                                                      -----------   -----------

  NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES        409,868       (64,799)
                                                      -----------   -----------

INVESTING ACTIVITIES
  Proceeds from maturities, sales, and
    calls on available-for-sale securities              1,229,927       125,201
  Proceeds from maturities, sales, and
    calls on held-to-maturity securities                  500,000             -
  Net increase in loans                                (1,762,886)   (2,487,531)
  Purchases of premises and equipment                      (6,039)      (30,264)
  Purchase of available-for-sale securities                     -    (1,956,094)
                                                      -----------   -----------

             NET CASH USED BY INVESTING ACTIVITIES        (38,998)   (4,348,688)
                                                      -----------   -----------

FINANCING ACTIVITIES
  Net increase (decrease) in deposit accounts             (62,812)    5,807,125
  Increase in repurchase agreements                        90,397     1,044,052
  Prior period adjustment                                  (1,784)        6,983
                                                      -----------   -----------
         NET CASH PROVIDED BY FINANCING ACTIVITIES         25,801     6,858,160
                                                      -----------   -----------

             INCREASE IN CASH AND CASH EQUIVALENTS        396,671     2,444,673
Cash and cash equivalents at beginning of period        5,620,567     3,397,688
                                                      -----------   -----------

        CASH AND CASH EQUIVALENTS AT END OF PERIOD    $ 6,017,238   $ 5,842,361
                                                      ===========   ===========

Cash paid for:
  Interest                                            $   395,275   $   336,817
                                                      ===========   ===========
  Income taxes                                        $    35,128   $   276,752
                                                      ===========   ===========




See notes to the financial statements.

 TEXAS AMERICAN BANK

 NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

 MARCH 31, 1996



 NOTE A - ACCOUNTING POLICIES

 Non-Cash Activities: At March 31, 1996, non-cash investing and financing activities consisted of the following:

      At March 31, 1996, the bank marked-to-market the net unrealized gains and losses on its available-for-sale investments net of deferred taxes by $(43,498), pursuant to SFAS 115.

 Statements of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

 Investment Securities: Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity, net of deferred income taxes. Costs of securities sold are recognized using the specific identification method.

 Loans: Interest on commercial, consumer and real estate loans is credited to operations on a daily basis based upon the principal amount outstanding.

 Allowance for Possible Loan Losses: The allowance for possible loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased or decreased by provisions for loan losses charged to operations.

 Bank Premises and Equipment: Bank premises and equipment are stated at cost less accumulated depreciation based on the estimated useful lives of the assets, as follows:

           Buildings and improvements                 10-40 years
           Furniture and equipment                     5-10 years

 Depreciation is computed using both straight-line and declining-balance methods for both financial reporting and federal income tax purposes. When an asset is sold, retired, or otherwise disposed of, cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in current operations.

 TEXAS AMERICAN BANK

 NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

 MARCH 31, 1996



 NOTE A - ACCOUNTING POLICIES--Continued

 Federal Income Taxes: Deferred federal income taxes are provided when income or expenses are recognized in different periods for tax and financial reporting purposes. Such items of income or expense generally relate to loan losses, foreign currency exchange, accrued litigation, and depreciation.

 Interim Financial Statements: The unaudited interim financial statements furnished reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.


 NOTE B - INVESTMENT SECURITIES

 Investment securities available-for-sale consisted of the following:

                                               Gross       Gross      Estimated
                                 Amortized   Unrealized  Unrealized    Market
                                   Cost        Gains       Losses       Value
                                -----------  ----------  ----------  -----------

 March 31, 1996:
  U. S. Treasury                $ 5,002,159     $24,331    $ 13,052  $ 5,013,438
  U. S. Government Agencies         101,390       6,079           -      107,469
  Mortgage Backed Securities      6,203,621           -      86,381    6,117,240
  Collateralized Mortgage
    Obligations                   3,069,159           -      78,891    2,990,268
  Other Securities                  100,000           -           -      100,000
                                -----------  ----------    --------  -----------

                TOTALS          $14,476,329     $30,410    $178,324  $14,328,415
                                ===========  ==========    ========  ===========


 The amortized cost and market value of securities at March 31, 1996 by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

 TEXAS AMERICAN BANK

 NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

 MARCH 31, 1996



 NOTE B - INVESTMENT SECURITIES--Continued

 Investment securities available-for-sale:

                               Amortized     Market
                                 Cost         Value
                              -----------  -----------

Due in one year or less       $ 2,013,364  $ 2,003,438
Due in one to five years        3,090,185    3,117,469
Due in five to ten years        2,025,970    1,967,843
Due after ten years             1,143,189    1,122,425
                              -----------  -----------
                                8,272,708    8,211,175
Mortgage-backed securities      6,203,621    6,117,240
                              -----------  -----------

 TOTAL                        $14,476,329  $14,328,415
                              ===========  ===========

 Investment securities with a fair value of $2,573,437 at March 31, 1996, were pledged to secure public deposits and for other purposes as required or permitted by law.


 NOTE C - LOANS

 Loans consisted of the following at March 31, 1996, net of unearned discount of $414,938:


Installment                       $ 5,478,821
Commercial                          9,603,141
Real estate construction loans      6,670,632
Other real estate loans            16,701,227
Other                                   7,516
                                  -----------
                                   38,461,337
Less allowance for loan loss         (377,638)
                                  -----------

 TOTAL NET                        $38,083,699
                                  ===========


 Nonperforming loans consisted of the following at March 31, 1996:

    Non accrual                                   $    59,738
    Renegotiated loans                                     -
                                                  -----------
                                   TOTALS         $    59,738
                                                  ===========

 In the ordinary course of business, the Bank makes loans to executive officers and directors. Loans to these related parties, including companies in which they are principal owners, amounted to approximately $1,343,302 at March 31, 1996.

 TEXAS AMERICAN BANK

 NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

 MARCH 31, 1996



 NOTE D - ALLOWANCE FOR POSSIBLE LOAN LOSSES

 Transactions for the three months ended March 31, 1996 in the allowance for possible loan losses were as follows:

    Balance at beginning of period                  $367,000
    Provision for loan losses                          5,000
    Recoveries on loans previously
      charged-off                                      5,638
                                                    --------
                       BALANCE AT END OF PERIOD     $377,638
                                                    ========

 NOTE E - BANK PREMISES AND EQUIPMENT

 Bank premises and equipment consisted of the following at March 31, 1996:


Land                              $  601,363
Buildings and improvements           975,630
Furniture and equipment              843,994
Automobiles                           14,895
                                  ----------
                                   2,435,882
Less accumulated depreciation       (625,645)
                                  ----------
 TOTALS                           $1,810,237
                                  ==========

 NOTE F - DEPOSITS

 Deposits consisted of the following at March 31, 1996:

Noninterest-bearing:
 Demand accounts                     $14,709,102
                                     -----------
Interest-bearing:
 NOW accounts                          6,682,025
 Money market                         14,126,750
 Savings accounts                      4,959,223
 Certificates of deposit              14,881,508
                                     -----------
                                      40,649,506
                                     -----------

  TOTALS                             $55,358,608
                                     ===========

 TEXAS AMERICAN BANK

 NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

 MARCH 31, 1996



 NOTE G - FEDERAL INCOME TAXES

 Federal income tax consisted of the following for the three months ended March 31, 1996:


Taxes current                            $110,693
Deferred taxes (credit) relating to:
 Depreciation                              (3,190)
 Loan losses                               (5,000)
 Net operating loss                        10,103
 Other                                      1,238
                                         --------

  TOTAL INCOME TAX                       $113,844
                                         ========

 Federal income tax for financial reporting purposes differs from the amount computed by applying the statutory income tax rate of 34% to income before federal income taxes as follows:

Tax expense at statutory rate     $112,665
Add (deduct) effects of:
 Other                               1,179
                                  --------

  TOTAL INCOME TAX                $113,844
                                  ========


 NOTE H - COMMITMENTS AND CONTINGENCIES

 In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. At March 31, 1996, the Bank had unfunded loan commitments of approximately $5,800,906, and had standby letters of credit of approximately $341,031. The Bank does not anticipate any material losses as a result of the commitments.

 The bank leases a branch facility and a vehicle under noncancellable, operating agreements. Future minimum lease payments at March 31, 1996 are as follows:

 March 31,
   1997                              $ 43,560
   1998                                39,024
   1999                                39,024
   2000                                13,008
                                     --------
                                     $134,616
                                     ========

 TEXAS AMERICAN BANK

 NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

 MARCH 31, 1996



 NOTE I - FAIR VALUE DISCLOSURE

 The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    Cash and Equivalents:
     The carrying amount of these short-term instruments is a reasonable estimate of their fair value.

    Investment securities:
     Securities held for investment are based on quoted market prices.

    Loans:
     Fair value for the loan portfolio is estimated using discounted future cash flows at current rates at which similar loans would be made to borrowers with similar credit ratings over the same maturities.

    Deposits:

     Fair value of all deposit liabilities payable on demand or with maturities less than one year is disclosed at the carrying value. Fair value of fixed rate certificates of deposit with maturities in excess of one year is estimated using rates currently offered for deposits of similar remaining maturities.

    Commitments and Letters of Credit: The carrying amount of these off-balance sheet financial instruments is a reasonable estimate of their fair value based upon aggregate maturities being less than one year.

 The estimated fair value of the financial instruments at March 31, 1996 are as follows:

    Financial assets:
      Cash and equivalents                       $ 6,017,238
      Investment securities                       14,328,415
      Loans                                       35,052,360
      Less allowance for loan losses                (377,638)
                                                 -----------
                                                 $55,020,375
                                                 ===========

    Financial liabilities:
      Deposits                                   $55,064,300
                                                 ===========

    Unrecognized financial instruments:
      Unfunded loan commitments                  $ 5,800,906
      Standby letters of credit                      341,031
                                                 -----------
                                                 $ 6,141,937
                                                 ===========

 TEXAS AMERICAN BANK

 NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

 MARCH 31, 1996



 NOTE J - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND
 CONCENTRATIONS OF CREDIT RISK

 The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition.

 The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note H). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

 Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

 Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

 The bank grants residential, commercial, real estate, and consumer loans to customers principally located in Bexar County, Texas. Although the loan portfolio is diversified, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic conditions in the area, especially in the agricultural, real estate, and commercial business sectors.

================================================================================


                         AGREEMENT AND PLAN OF MERGER


                                BY AND BETWEEN


                           COMPASS BANCSHARES, INC.


                                      AND

                              TEXAS AMERICAN BANK



                           Dated as of March 13, 1996


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I.  .................................................................................................... 1
    THE MERGER  ................................................................................................ 1
           SECTION 1.1                                    The Merger ........................................... 1
           SECTION 1.2                                    Effective Time ....................................... 1
           SECTION 1.3                                    Certain Effects of the Merger ........................ 2
           SECTION 1.4                                    Articles of Association and By-Laws .................. 2
           SECTION 1.5                                    Directors and Officers ............................... 2
           SECTION 1.6                                    Conversion of Shares ................................. 2
           SECTION 1.7                                    Shareholders' Meeting ................................ 3
           SECTION 1.8                                    Registration of the Compass Common Stock ............. 4
           SECTION 1.9                                    Closing. ............................................. 4

ARTICLE II...................................................................................................... 4
    DISSENTING SHARES; EXCHANGE OF SHARES ...................................................................... 4
           SECTION 2.1                                    Dissenting Shares .................................... 4
           SECTION 2.2                                    Exchange of Shares ................................... 5

ARTICLE III. ................................................................................................... 6
    REPRESENTATIONS AND WARRANTIES OF THE BANK ................................................................. 6
           SECTION 3.1                                    Organization and Qualification ....................... 6
           SECTION 3.2                                    Bank Capitalization .................................. 7
           SECTION 3.3                                    Other Securities. .................................... 7
           SECTION 3.4                                    Authority Relative to the Agreement .................. 7
           SECTION 3.5                                    No Violation ......................................... 8
           SECTION 3.6                                    Consents and Approvals ............................... 8
           SECTION 3.7                                    Regulatory Reports ................................... 9
           SECTION 3.8                                    SEC Status; Securities Issuances ..................... 9
           SECTION 3.9                                    Financial Statements ................................. 9
           SECTION 3.10                                   Absence of Certain Changes .......................... 10
           SECTION 3.11                                   Bank Indebtedness ................................... 12
           SECTION 3.12                                   Litigation .......................................... 12
           SECTION 3.13                                   Tax Matters ......................................... 12
           SECTION 3.14                                   Employee Benefit Plans .............................. 13
           SECTION 3.15                                   Employment Matters .................................. 15
           SECTION 3.16                                   Leases, Contracts and Agreements .................... 16
           SECTION 3.17                                   Related Bank Transactions ........................... 16
           SECTION 3.18                                   Compliance with Laws ................................ 17
           SECTION 3.19                                   Insurance ........................................... 17
           SECTION 3.20                                   Loans ............................................... 17
           SECTION 3.21                                   Fiduciary Responsibilities .......................... 17
           SECTION 3.22                                   Patents, Trademarks and Copyrights .................. 18
           SECTION 3.23                                   Environmental Compliance ............................ 18
           SECTION 3.24                                   Regulatory Actions .................................. 19
           SECTION 3.25                                   Title to Properties; Encumbrances ................... 20
           SECTION 3.26                                   Shareholder List .................................... 20
           SECTION 3.27                                   Proxy Statement ..................................... 20


           SECTION 3.28                                   Dissenting Shareholders.............................. 21
           SECTION 3.29                                   Section 368 Representations.......................... 21
           SECTION 3.30                                   Employee Stock Options............................... 22
           SECTION 3.31                                   Accounting Matters................................... 22
           SECTION 3.32                                   Representations Not Misleading....................... 22

ARTICLE IV..................................................................................................... 23
    REPRESENTATIONS AND WARRANTIES OF COMPASS.................................................................. 23
           SECTION 4.1                                    Organization and Authority........................... 23
           SECTION 4.2                                    Authority Relative to Agreement...................... 23
           SECTION 4.3                                    Financial Reports.................................... 24
           SECTION 4.4                                    Capitalization....................................... 25
           SECTION 4.5                                    Consents and Approvals............................... 25
           SECTION 4.6                                    Proxy Statement...................................... 25
           SECTION 4.7                                    Availability of Compass Common Stock................. 26
           SECTION 4.8                                    Representations Not Misleading....................... 26

ARTICLE V...................................................................................................... 26
    COVENANTS OF THE BANK...................................................................................... 26
           SECTION 5.1                                    Affirmative Covenants of the Bank.................... 26
           SECTION 5.2                                    Negative Covenants of the Bank....................... 28

ARTICLE VI..................................................................................................... 31
    ADDITIONAL AGREEMENTS...................................................................................... 31
           SECTION 6.1                                    Access To, and Information Concerning,
                                                          Properties and Records............................... 31
           SECTION 6.2                                    Filing of Regulatory Approvals....................... 31
           SECTION 6.3                                    Miscellaneous Agreements and Consents................ 32
           SECTION 6.4                                    Bank Indebtedness.................................... 32
           SECTION 6.5                                    Best Good Faith Efforts.............................. 32
           SECTION 6.6                                    Exclusivity.......................................... 32
           SECTION 6.7                                    Public Announcement.................................. 32
           SECTION 6.8                                    Employee Benefit Plans............................... 32
           SECTION 6.9                                    Merger of Bank....................................... 34
           SECTION 6.10                                   Environmental Investigation; Right to
                                                          Terminate Agreement.................................. 34
           SECTION 6.11                                   Exchange Agreement................................... 37
           SECTION 6.12                                   Employee Bonuses..................................... 37

ARTICLE VII.................................................................................................... 37
    CONDITIONS TO CONSUMMATION OF THE MERGER................................................................... 37
           SECTION 7.1                                    Conditions to Each Party's Obligation
                                                          to Effect the Merger................................. 37
           SECTION 7.2                                    Conditions to the Obligations of
                                                          Compass and Compass Texas to Effect the Merger....... 38
           SECTION 7.3                                    Conditions to the Obligations of
                                                          the Bank to Effect the Merger........................ 39


ARTICLE VIII................................................................................................... 40
    TERMINATION; AMENDMENT; WAIVER............................................................................. 40
           SECTION 8.1                                    Termination.......................................... 40
           SECTION 8.2                                    Effect of Termination................................ 41
           SECTION 8.3                                    Amendment............................................ 41
           SECTION 8.4                                    Extension; Waiver.................................... 41

ARTICLE IX..................................................................................................... 42
    SURVIVAL................................................................................................... 42
           SECTION 9.1                                    Survival of Representations and Warranties........... 42

ARTICLE X...................................................................................................... 42
    MISCELLANEOUS.............................................................................................. 42
           SECTION 10.1                                   Expenses............................................. 42
           SECTION 10.2                                   Brokers and Finders.................................. 42
           SECTION 10.3                                   Entire Agreement; Assignment......................... 42
           SECTION 10.4                                   Further Assurances................................... 42
           SECTION 10.5                                   Enforcement of the Agreement......................... 43
           SECTION 10.6                                   Severability......................................... 43
           SECTION 10.7                                   Notices.............................................. 43
           SECTION 10.8                                   Governing Law........................................ 44
           SECTION 10.9                                   Descriptive Headings................................. 44
           SECTION 10.10                                  Parties in Interest.................................. 44
           SECTION 10.11                                  Counterparts......................................... 44
           SECTION 10.12                                  Incorporation by References.......................... 45
           SECTION 10.13                                  Certain Definitions.................................. 45


ATTACHMENTS

    EXHIBITS

           A.   Pooling Transfer Restrictions Agreement

           B.   Exchange Agent Agreement

           C.   Pooling of Interest Criteria

           D.  Voting Agreement and Irrevocable Proxy

           E.   Opinion of Counsel for the Bank

           F.   Opinion of Counsel for Compass and Compass Texas

           G.  Compass Texas Representations Certificate

                                      iii

LIST OF SCHEDULES

Schedule 3.2     Bank Capitalization

Schedule 3.3     List of Equity Ownership

Schedule 3.5 Violations of Law; Conflicts of Interest; Share Litigation; Termination of Existence

Schedule 3.6     Bank Prior Consents

Schedule 3.7     Regulatory Reports

Schedule 3.10    Absence of Material Changes or Adverse Effects

Schedule 3.12    Bank Legal Proceedings

Schedule 3.13    Tax Liabilities

Schedule 3.14(a) Employee Welfare Benefit Plans

Schedule 3.14(b) Employee Pension Benefit Plans

Schedule 3.14(c) Deferred Compensation, Bonus and Stock Purchase Plans

Schedule 3.14(l) Additional Payments Due Under Deferred Compensation, Bonus,
                 Employee Welfare Benefit Plans and Employee Pension Benefit
                 Plans

Schedule 3.15    Employment Contracts and Collective Bargaining Agreements

Schedule 3.16 Leases, Subleases, Contracts and Agreements; Participations; Default of Contracts; Marketable Title

Schedule 3.17    Related Bank Transactions

Schedule 3.18    Compliance with Laws

Schedule 3.19    Insurance Policies

Schedule 3.20    Loans Exceeding Legal Lending Limit, Troubled Loans

Schedule 3.22    Patents, Trademarks and Copyrights

Schedule 3.23    Environmental Compliance

Schedule 3.24    Regulatory Actions; Agreements

Schedule 3.25    Title to Properties; Title Policies; Property; Title Companies

Schedule 3.29    Bank Shareholders Disposing of Stock

Schedule 3.30    Stock Option Plans

Schedule 4.2     Compass Prior Consents

Schedule 5.1(d)  Insurance Policies to be Maintained

Schedule 5.1(j)  List of Accounts and Safe Deposit Boxes

Schedule 5.1(k)  List of Liabilities and Obligations of the Bank

Schedule 5.1(o)  List of Proxy Holders Voting Affirmatively for the Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of March 13, 1996, by and among Compass Bancshares, Inc. a Delaware corporation ("Compass"), and Texas American Bank, a Texas banking association ("Bank").

     WHEREAS, Compass desires to affiliate with the Bank, and the Bank desires to affiliate with Compass in the manner provided in this Agreement;

     WHEREAS, Compass and the Bank believe that the Merger (as defined herein) of the Bank with an existing or to-be-formed subsidiary ("Compass Texas") of Compass incorporated under the laws of the State of Texas to be added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

     WHEREAS, the respective boards of directors of the Bank and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.
                                   THE MERGER

      SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Texas Banking Act and the Texas Business Corporation Act (the "TBCA"), Compass Texas shall be merged with and into the Bank (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Bank shall continue as the surviving bank (the "Surviving Bank") and the separate corporate existence of Compass Texas shall cease. Compass shall not be deemed a party to the Merger for the purposes of Sec. 3.301 of the Texas Banking Act and Article 5.06 of the TBCA.

      SECTION 1.2 Effective Time. The Merger shall be consummated by the filing by the Texas Secretary of State and the Texas Banking Commissioner of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the Texas Banking Act, the TBCA and by the issuance of a Certificate of Merger by the Secretary of State of Texas and the Texas Banking Commissioner. (The date of such issuance and filing or such other time and date as may be specified in the Articles of Merger shall be the "Effective Time").

      SECTION 1.3 Certain Effects of the Merger. The Merger shall have the effects set forth in Sec. 3.301 of the Texas Banking Act and Article 5.06 of the TBCA.

      SECTION 1.4 Articles of Association and By-Laws. The Articles of Association and the By-Laws of the Bank, in each case as in effect at the Effective Time, shall be the Articles of Association and By-Laws of the Surviving Bank.

      SECTION 1.5 Directors and Officers. The directors and officers of Compass Texas at the Effective Time shall be the directors and officers of the Surviving Bank and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Association and By-Laws of the Surviving Bank, or as otherwise provided by law.

      SECTION 1.6 Conversion of Shares. (a) Each share of the Bank's common stock, par value $5.00 per share ("Bank Common Stock"), issued and outstanding immediately prior to the Effective Time (the Bank Common Stock is sometimes called the "Shares"), other than Dissenting Shares (as defined in Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time.

     (b) Each holder of Bank Common Stock shall receive Merger Consideration equal to the quotient of 325,000 shares of Compass common stock, $2.00 par value per share ("Compass Common Stock"), divided by the number of Shares of Bank Common Stock outstanding immediately prior to the Effective Time for each share of Bank Common Stock so held. In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the last received regulatory approval from the FDIC and the FRB (all as defined in Section 3.5) and the expiration of any applicable waiting period with respect thereto (the "Share Determination Market Value") is less than $29.00 per share, the Bank may either (i) terminate this Agreement (the "Pricing Termination Option") by written notice to Compass within ten business days after notice by Compass to the Bank of the Share Determination Market Value of less than $29.00 per share, or (ii) agree to accept an aggregate of 325,000 shares of Compass Common Stock. In the event the Bank exercises its Pricing Termination Option pursuant to the preceding sentence within the specified ten business day period, this Agreement shall be terminated, but Compass shall have the right to reject such termination of the Agreement by the Bank (the "Termination Rejection") by agreeing to issue a number of shares of Compass Common Stock equal to (i) the quotient of (a) 325,000 times the Share Determination Market Value, plus $10,400,000, divided by
(b) 2; and further divided by (ii) the Share Determination Market Value. Such Termination Rejection shall be exercised by a notice to the Bank within five business days following the date on which Compass receives notice of the Bank's exercise of the Pricing Termination Option. In the event Compass fails to notify the Bank of its exercise of the Termination Rejection within the five business day period after the receipt of notice from the Bank of its exercise of the Pricing Termination Option, this Agreement shall be terminated. In the event the Bank fails to notify Compass of its election to terminate this Agreement within the initial ten business day period, the Bank shall be deemed to have agreed to accept an aggregate of 325,000 shares of Compass Common Stock. The aggregate number of shares of Compass Common Stock to be exchanged for each Share, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, when the record date or payment occurs prior to the Effective Time.

     (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Share Determination Market Value.

      SECTION 1.7 Shareholders' Meeting. The Bank, acting through its Board of Directors, shall, in accordance with applicable law:

     (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement;

     (b) require no greater than the minimum vote required by applicable law of each class of the Shares in order to approve the Merger;

     (c) include in the Proxy Statement (defined in paragraph (d) below) the unanimous recommendation of its Board of Directors that the shareholders of the Bank vote in favor of the approval and adoption of this Agreement; and

     (d) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Compass, and are collectively referred to herein as the "Proxy Statement."

      SECTION 1.8       Registration of the Compass Common Stock.
                        -----------------------------------------

     (a) Compass shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Securities Act") covering the shares of Compass Common Stock to be issued to Bank shareholders in the Merger.

     (b) Within 30 days after the date hereof, the Bank shall enter into and cause each Bank shareholder who is an "affiliate" (as defined in SEC Rule 405) of the Bank to enter into with Compass a written agreement in substantially the form of Exhibit A attached hereto.

      SECTION 1.9 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the vote of the shareholders of the Bank in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Bank and Compass Texas shall execute and deliver the Articles of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Liddell, Sapp, Zivley, Hill & LaBoon,
L. L. P. in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE II.
                     DISSENTING SHARES; EXCHANGE OF SHARES

      SECTION 2.1 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Sec.
3.303 of the Texas Banking Act and Article 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA and the Texas Banking Act. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

      SECTION 2.2  Exchange of Shares.
                   -------------------

     (a) Compass shall deposit or cause to be deposited in trust with River Oaks Trust Company, Houston, Texas (the "Exchange Agent"), pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Bank and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Sec. 3.303 of the Texas Banking Act and Article 5.12 of the TBCA. Subject to holding sufficient cash to make prompt payments to holders of Shares, the Exchange Agent shall invest the Exchange Fund in The Starburst Government Money Market Fund, managed by Compass Bank, Birmingham, Alabama, an affiliate of Compass. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

     (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Bank and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6, and such Certificate shall forthwith be canceled. Compass shall provide the Exchange Agent with certificates for Compass Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 1.6 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Bank that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

     (c) After the Effective Time, the stock transfer ledger of the Bank shall be closed and there shall be no transfers on the stock transfer books of the Bank of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Bank, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

     (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Bank for six months after the Effective Time shall be paid to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF THE BANK

     The Bank hereby makes the representations and warranties set forth in this
Article III to Compass. The Bank will deliver to Compass the Schedules to this Agreement referred to in this Article III on or before the fifth day after the date hereof, which Schedules shall be subject to review and approval by Compass in its sole discretion within 15 days after the date hereof. The Bank agrees at the Closing to provide Compass and Compass Texas with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

      SECTION 3.1 Organization and Qualification. The Bank is a Texas banking association duly organized, validly existing and in good standing under the laws of the State of Texas and is not a member of the Federal Reserve System. The Bank has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 3.17, the Bank does not own or control any Affiliate (as defined in Section 3.17) or Subsidiary (as defined in Section 10.13(a)). True and correct copies of the Articles of Association and Bylaws of the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Bank to Compass. The nature of the business of the Bank and its activities, as currently conducted, do not require it to be qualified to do business in any jurisdiction other than the State of Texas.

      SECTION 3.2 Bank Capitalization. As of the date hereof, the authorized capital stock of the Bank consists solely of (a) 206,020 shares of Bank Common Stock, of which 206,020 shares are issued and outstanding, and none of which are held in treasury. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Bank to issue any shares of the Bank, or to the knowledge of the Bank, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the Texas Banking Act, the TBCA and applicable banking laws and regulations and all dividends declared prior to the date hereof have been paid.

      SECTION 3.3 Other Securities. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Bank for the account of the Bank in any other person (the "Other Securities"). The Bank owns each Other Security free and clear of any lien, encumbrance, security interest or charge.

      SECTION 3.4 Authority Relative to the Agreement. The Bank has full corporate power and authority, and, except for the approval by the Bank's shareholders, no further proceedings on the part of the Bank are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Bank and is a duly authorized, valid, legally binding and enforceable obligation of the Bank, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Bank as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the Articles of Association or By-Laws of the Bank or any agreement, document or instrument by which the Bank is obligated or bound.

      SECTION 3.5 No Violation. Except as set forth on Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Bank's shareholders, the SEC, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), and the Texas Department of Banking ("Department") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Bank or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Bank pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Bank is a party or by which any of its assets or properties are subject or bound. Except as set forth on Schedule 3.5, there are no proceedings pending or, to the knowledge of the Bank, threatened, against the Bank or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Compass Texas upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Bank will not be terminated or impaired by reason of the execution, delivery or performance by the Bank of this Agreement or consummation by the Bank of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

      SECTION 3.6 Consents and Approvals. The Bank's Board of Directors (at a meeting called and duly held) has unanimously resolved to recommend approval and adoption of this Agreement by the Bank's shareholders. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Bank in connection with the execution, delivery and performance by the Bank of this Agreement and the transactions contemplated hereby or the resulting change of control of the Bank, except the filing of the Articles of Merger under the Texas Banking Act and the TBCA and such approvals as may be required from the SEC, the FRB, the FDIC and the Department and holders of Shares under the Texas Banking Act and the TBCA.

      SECTION 3.7 Regulatory Reports. Except as set forth on Schedule 3.7, the Bank has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

      SECTION 3.8 SEC Status; Securities Issuances. The Bank is not subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Exchange Act, other than anti-fraud provisions of such act.

      SECTION 3.9 Financial Statements. The Bank has provided Compass with a true and complete copy of the unaudited statement of financial position of the Bank as of December 31, 1995, and the related statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1995 and 1994, and the statements of financial position of the Bank as of March 31, June 30 and September 30, 1995 and the related statements of income, shareholders' equity and changes in cash flows for the three-, six- and nine-month periods ended March 31, June 30 and September 30, 1995 and 1994 (such statements of financial position and the related statements of income, shareholders' equity and changes in cash flows are collectively with the notes and schedules thereto, referred to herein as the "Financial Statements").
Except as described in the notes to the Financial Statements, the Financial Statements, including the statement of financial position and the related statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Bank, fairly present the financial position of the Bank as of the dates thereof and the results of operations and changes in financial position of the Bank for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Bank. As of their dates, the Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB, the Department, and the FDIC. The Bank does not have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Bank will provide Compass with the unaudited statements of financial position of the Bank as of the end of each month hereafter, prepared on a basis consistent with prior periods and promptly following their availability, the Bank will provide Compass with its Reports of Condition and Statements of Income for all periods ending after December 31, 1995. The Bank does not have any off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

      SECTION 3.10 Absence of Certain Changes. Except as and to the extent set forth on Schedule 3.10, since December 31, 1995 (the "Balance Sheet Date") the Bank has not:

     (a) made any amendment to its Articles of Association or Bylaws or changed the character of its business in any material manner;

     (b)  suffered any Material Adverse Effect (as defined in Section 10.13(b));

     (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

     (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

     (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

     (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

     (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

     (h) except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Bank's 1995 and 1996 budgets and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan program or agreement maintained by the Bank, for the directors, employees or former employees of the Bank ("Employee Benefit Plan");

     (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities;

     (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Bank to any liability from the business, operations or liabilities of such person);

     (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

     (l) made any or acquiesced with any change in any accounting methods, principles or practices;

     (m) experienced any material adverse change in relations with customers or clients of the Bank taken in the aggregate;

     (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

     (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

      SECTION 3.11 Bank Indebtedness. The Bank has delivered to Compass true and complete copies of all loan documents ("Bank Loan Documents") related to indebtedness of the Bank, other than deposits ("Bank Indebtedness"), and made available to Compass all material correspondence concerning the status of Bank Indebtedness.

      SECTION 3.12 Litigation. Except as set forth on Schedule 3.12, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Bank, threatened against the Bank or involving any of its properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Bank will notify Compass immediately in writing of any Proceedings against the Bank.

      SECTION 3.13 Tax Matters. The Bank has duly filed all tax returns required to be filed by it involving a tax liability or other material potential detriment for failure to file (the "Filed Returns"). The Bank has paid, or has established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Bank has established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Bank has no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on Schedule 3.13, the Bank has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Bank or similar arrangement. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns and any amendments thereto which relate to federal or state income or franchise taxes. The Bank has not filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Bank, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Bank for any period. The Bank has withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

      SECTION 3.14 Employee Benefit Plans. With respect to all employee benefit plans and programs in which employees of the Bank participate the following are true and correct:

     (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Bank or to which the Bank contributes or is required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Bank for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and Sections 601-608 of ERISA;

     (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Bank or to which the Bank contributes or is required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

     (c) Schedule 3.14(c) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, cafeteria plans, dependant care plans, all unfunded plans and any other employee benefit plans or programs, agreements, arrangements or commitments not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Bank (referred to as "Other Programs");

     (d) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) and all Other Programs comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans, Welfare Benefit Plans and all Other Programs; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination);

     (e) Each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan, Pension Benefit Plan and each Other Program have been timely filed;

     (f) On and after January 1, 1975, neither the Bank nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

     (g) Neither the Bank nor any corporation or other trade or business controlled by or under common control with the Bank (as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Bank or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Bank nor a Common Control Entity (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

     (h) True and complete copies of each Welfare Benefit Plan, Pension Benefit Plan and each Other Program, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan and Other Program for the two most recent plan years, have been furnished to Compass;

     (i) All Welfare Benefit Plans, Pension Benefit Plans, and Other Programs, related trust agreements or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

     (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

     (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than for income taxes due with respect to benefits paid; and

     (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Bank (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any Other Program.

      SECTION 3.15 Employment Matters. Except as disclosed on Schedule 3.15, the Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.

      SECTION 3.16 Leases, Contracts and Agreements. Schedule 3.16 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Bank is a party or by which the Bank is bound which obligate or may obligate the Bank in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Bank in the aggregate for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). The Bank has delivered to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Bank, but does include unfunded loan commitments and letters of credit issued by the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $25,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. The Bank has a good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

      SECTION 3.17 Related Bank Transactions. Except as set forth on Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Bank, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates. The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

      SECTION 3.18 Compliance with Laws. Except as set forth on Schedule 3.18, the Bank is not in material default in respect to or in violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the FRB or the FDIC; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Bank. The Bank has all permits, licenses, and franchises from governmental agencies required to conduct its business as it is now being conducted.

      SECTION 3.19 Insurance. The Bank has in effect the insurance coverage (including fidelity bonds) described in Schedule 3.19 and has had similar insurance in force for the last 5 years. There have been no claims under such bonds within the last 5 years and the Bank is not aware of any facts which would form the basis of a claim under such bonds. The Bank does not have any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.

      SECTION 3.20 Loans. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.20, the Bank has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

      SECTION 3.21 Fiduciary Responsibilities. The Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

      SECTION 3.22   Patents, Trademarks and Copyrights.  Except as set forth in
Schedule 3.22, the Bank does not require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Bank. The Bank owns or is licensed or otherwise has the right to use the items listed in Schedule 3.22.

      SECTION 3.23 Environmental Compliance. Except as set forth in Schedule 3.23, to the knowledge of the Bank:

     (a) The Bank and any property owned or operated by it is in material compliance with all applicable Environmental Laws (as defined in Section 10.13(c)) and has obtained and is in compliance with all permits, licenses and other authorizations (individually a "Permit", and collectively "Permits") required under any Environmental Law. There is no past or present event, condition or circumstance that could reasonably be expected to (1) interfere with the conduct of the business of the Bank in the manner now conducted relating to such entity's compliance with Environmental Laws, (2) constitute a material violation of any Environmental Law or (3) have a Material Adverse Effect upon the Bank;

     (b) The Bank does not currently lease, operate, own, or exercise managerial functions at, nor has formerly leased, operated, owned, or exercised managerial functions at, any facility or real property that is subject to any actual, potential, or, to the knowledge of the Bank, threatened Proceeding under any Environmental Law;

     (c) There are no Proceedings pending or, to the knowledge of the Bank, threatened against the Bank under any Environmental Law or relating to the release, threatened release, management, treatment, storage, or disposal of, or exposure to Polluting Substances, and the Bank has not received any notice (whether from any regulatory body or private person) of any claim under or violation of, or potential or threatened violation of, any Environmental Law;

     (d) There are no actions or Proceedings pending or, to the knowledge of the Bank, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Section 10.13(d)) at or on any property where Polluting Substances generated by the Bank have been disposed, treated or stored;

     (e) There is no Property for which the Bank is or was required to obtain or have any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

     (f) The Bank has not generated any Polluting Substances for which it was required under an Environmental Law to execute any waste disposal manifest or receipt;

     (g) There has been no release of Polluting Substances in or on any Property in violation of any Environmental Laws or which would require remediation or any report or notification to any governmental or regulatory authority;

     (h) There are no underground or above ground storage tanks on or under any Property which are not in material compliance with Environmental Laws and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws;

     (i) There is no asbestos containing material on any Current Controlled Property (as defined below) or any Collateral Property (as defined below); and

     (j) The Bank has complied in all material respects with the guidelines issued by the FDIC on February 25, 1993, and any other governmental authority with jurisdiction over the Bank, that direct banks to implement programs to reduce the potential for banks to incur liability under, or to assess the compliance of borrowers or Collateral Property with, Environmental Laws.

     (k) For purposes of this Section 3.23 and Section 6.10, "Property" includes (1) any property (whether real or personal) which the Bank currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof (respectively, "Current Controlled Property" and "Former Controlled Property," and collectively "Controlled Property") and (2) property now held as security for a loan or other indebtedness to the Bank or property currently proposed as security for loans or other credit the Bank is currently evaluating whether to extend or has committed to extend a loan ("Collateral Property").

      SECTION 3.24 Regulatory Actions. Except as set forth on Schedule 3.24, there are no actions or proceedings pending or, to the knowledge of the Bank, threatened against the Bank by or before the FRB, the FDIC, the Environmental Protection Agency, the Texas Natural Resource Conservation Commission, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, the Bank is not subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. The Bank has not taken or agreed to take any action and does not have knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval. Except as set forth in Schedule 3.24, the Bank has not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Bank, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

      SECTION 3.25   Title to Properties; Encumbrances.  Except as set forth on
Schedule 3.25, the Bank has unencumbered, good, legal, and marketable title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Bank has a title policy in full force and effect from a title insurance company insuring good and indefeasible title to all real property owned by the Bank in favor of the Bank. Set forth on Schedule 3.25 are the names of the title companies who insure good and indefeasible title to such real property. The Bank has made available to Compass all of the files and information in the possession of the Bank concerning such properties, including any title exceptions which might affect marketable title or value of such property. The Bank holds good and legal title or good and valid leasehold rights to all assets that are necessary for it to conduct its business as it is currently being conducted. Except as set forth on Schedule 3.25, the Bank owns all furniture, equipment, art and other property used to transact business presently located on its premises. Except as set forth on Schedule 3.25, no Property has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Polluting Substances.

      SECTION 3.26 Shareholder List. The Bank has provided to Compass prior to the date of this Agreement a list of the holders of Shares and the holders of any outstanding warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares as of February 26, 1996 containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Bank will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto.

      SECTION 3.27 Proxy Statement. None of the information supplied or to be supplied by the Bank, or, to the knowledge of the

Bank, any of its directors, officers, employees or agents for inclusion  in:

     (a)  the Proxy Statement; or

     (b) any registration statement or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Bank; will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Bank is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

      SECTION 3.28 Dissenting Shareholders. The Bank, and its directors, have no knowledge of any plan or intention on the part of any Bank shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Sec. 3.303 of the Texas Banking Act or Article 5.12 of the TBCA.

      SECTION 3.29 Section 368 Representations. (a) There is no plan or intention by any Bank shareholder who is anticipated to receive one percent (1%) or more of the total Merger Consideration ("1% Shareholder") and, to the knowledge of the Bank, and its directors, there is no plan or intention by any of the remaining Bank shareholders, to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger that would reduce all such shareholders' holdings to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the Bank's capital stock outstanding immediately prior to the Effective Time. For purposes of this Section 3.29, shares of the Bank's capital stock surrendered by dissenting shareholders and shares of the Bank's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Bank outstanding immediately prior to the Merger.

     (b) The Bank has set forth on Schedule 3.29 all knowledge of the Bank and its directors about the plans or intentions of any other Bank shareholders to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger.

     (c) Neither Compass nor Compass Texas will assume any debts or obligations of the holders of the Shares as part of the Merger.

     (d) Except as set forth on Schedule 3.29, there have not been any sales or redemptions of the Bank's capital stock in contemplation of the Merger.
Schedule 3.29 sets forth all transactions in the capital stock of the Bank since December 31, 1994.

     (e) The liabilities of the Bank assumed by Compass as a part of the Merger and the liabilities to which the transferred assets of the Bank are subject were incurred by the Bank in the ordinary course of its business.

     (f) The Bank and its shareholders will pay their own expenses which are incurred in connection with the Merger.

     (g) The Bank has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

     (h) The Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (i) The Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      SECTION 3.30 Employee Stock Options. Except as set forth on Schedule 3.30, there are no Bank employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Bank.

      SECTION 3.31 Accounting Matters. Neither the Bank nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

     SECTION 3.32 Representations Not Misleading. No representation or warranty by the Bank in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass or Compass Texas by the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                                   OF COMPASS

     Compass hereby makes the representations and warranties set forth in this
Article IV to the Bank.

      SECTION 4.1  Organization and Authority.
                   --------------------------

     (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

     (b) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

      SECTION 4.2 Authority Relative to Agreement. Compass has full corporate power and authority, and no further corporate proceedings on the part of Compass are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

      SECTION 4.3 Financial Reports. Compass has previously furnished the Bank a true and complete copy of (i) the 1994 Annual Report to Shareholders, which report (the "Compass 1994 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1994 and 1993, the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1994, 1993 and 1992 and
(ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995 (the "Quarterly Reports") which reports include among other things unaudited balance sheets of Compass and its Subsidiaries as of March 31, June 30, and September 30, 1995 and December 31, 1994, and the related unaudited consolidated statements of income and cash flows for the three-, six- and nine-month periods ending March 31 and June 30, September 30, 1995 and 1994. The financial statements contained in the Compass 1994 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its subsidiaries as of December 31, 1994 and 1993 contained in the Compass 1994 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The unaudited consolidated financial statements of Compass and its Subsidiaries as of March 31, June 30, and September 30, 1995 and 1994, contained in Compass' Quarterly Reports, fairly present the financial condition, the results of the operations and changes in cash flows thereof as at such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section
4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1994 Annual Report or Compass' Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.4 Capitalization. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of February 23, 1996, Compass had 38,569,409 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

      SECTION 4.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Bank, except the filing of Articles of Merger under the Texas Banking Act and the TBCA, and such approvals as may be required from the SEC, the FRB, the Department and the FDIC.

      SECTION 4.6 Proxy Statement. None of the information supplied or to be supplied by Compass, or, to the best knowledge of Compass, any of its directors, officers, employees or agents for inclusion in:

     (a)  the Proxy Statement; or

     (b) any registration statement or other documents to filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy

        Statement, when first mailed to the shareholders of the Bank; will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Compass is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

      SECTION 4.7 Availability of Compass Common Stock. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

      SECTION 4.8 Representations Not Misleading. No representation or warranty by Compass in this Agreement, nor any statement or exhibit furnished to the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. Between the date of this Agreement and the Closing, Compass agrees to give written notice to the Bank upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of Compass contained in or referred to in this Agreement to be untrue or misleading in any material respect.

                                   ARTICLE V.
                             COVENANTS OF THE BANK

      SECTION 5.1 Affirmative Covenants of the Bank. For so long as this Agreement is in effect, the Bank shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

     (a) operate and conduct the businesses of the Bank in the ordinary course of business and consistent with prudent banking practices;

     (b) preserve intact the Bank's corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

     (c) comply with all material contractual obligations applicable to the Bank's operations;

     (d) maintain all the Bank's properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 5.1(d) (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Bank's and consistent with the existing insurance coverages;

     (e) in good faith and in a timely manner (i) cooperate with Compass and Compass Texas in satisfying the conditions in this Agreement, (ii) assist Compass and Compass Texas in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Compass Texas and the Bank (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Bank and any governmental agency or other third party, (iii) furnish information concerning the Bank not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

     (f) timely file with the FRB, the Department, and the FDIC, all financial statements and other reports required to be so filed by the Bank and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

     (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

     (h) promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Bank Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Bank Loan Documents;

     (i) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Bank contained in or referred to in this Agreement to be untrue or misleading in any material respect;

     (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Bank has accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

     (k) deliver to Compass a list (Schedule 5.1(k)), dated as of the Effective Time, showing all liabilities and obligations of the Bank, except those arising in the ordinary course of its business, incurred since the Balance Sheet Date, certified by an officer of the Bank;

     (l) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Compass Texas pursuant to this Agreement;

     (m) provide to Compass on or before March 29, 1996 true and correct copies of statements from each 1% Shareholder with respect to his plan or intention to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger ("Section 368 Certificates");

     (n) deliver to Compass on or before March 29, 1996 an executed Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit D ("Proxies") whereby the persons listed in Schedule 5.1(o) have agreed that they will vote the Shares owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the term of this Agreement and have given Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so; and

     (o) provide access, to the extent that the Bank has the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

      SECTION 5.2 Negative Covenants of the Bank. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Bank will not from the date of this Agreement to the Closing:

     (a) make any amendment to its articles of association or incorporation or bylaws;

     (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

     (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

     (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

     (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

     (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

     (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

     (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

     (i) except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Bank's 1995 and 1996 budgets and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

     (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock;

     (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

     (l) make any capital expenditure or a series of expenditures of a similar nature in excess of $25,000 in the aggregate;

     (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

     (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

     (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Bank;

     (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

     (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

     (r) modify, amend, waive or extend either the Bank Loan Documents or any rights under such agreements;

     (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

     (t)  sell or contract to sell any part of the Bank premises;

     (u)  change any fiscal year or the length thereof;

     (v) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto; or

     (w)  prepay in whole or in part the Bank Indebtedness; or

     (x) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Bank and its directors under this Agreement or any related written agreement.

Nothing contained in this Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.
                             ADDITIONAL AGREEMENTS

      SECTION 6.1 Access To, and Information Concerning, Properties and Records. During the pendency of the transactions contemplated hereby, the Bank shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Bank's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation, physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Bank and its affairs as Compass may reasonably request. All information disclosed by the Bank to Compass which is confidential and is so identified to Compass as confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Bank. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Bank, Compass agrees to return to the Bank all copies of such confidential information.

      SECTION 6.2 Filing of Regulatory Approvals. As soon as reasonably practicable, Compass shall file all notices and applications to the FRB, the Department and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Surviving Bank and a Texas banking corporation and indirect wholly-owned subsidiary of Compass ("Compass Bank"). Compass will deliver to the Bank, and the Bank will deliver to Compass, copies of all non-confidential portions of any such applications.

      SECTION 6.3 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, Compass and the Bank agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Bank shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

      SECTION 6.4 Bank Indebtedness. Prior to the Effective Time, the Bank shall pay all regularly scheduled payments on all Bank Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Bank with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained.

      SECTION 6.5 Best Good Faith Efforts. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein on or before August 31, 1996.

      SECTION 6.6 Exclusivity. The Bank shall not solicit, entertain or negotiate with respect to any offer to acquire the Bank from any other person. During the term of this Agreement, the Bank shall not provide information to any other person in connection with a possible acquisition of the Bank. Immediately upon receipt of any such unsolicited offer, the Bank will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

      SECTION 6.7 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Bank and Compass.

      SECTION 6.8 Employee Benefit Plans. Compass presently intends that, after the Merger, Compass and the Bank will not make additional contributions to the employee benefit plans sponsored by the Bank immediately prior to the Merger.

     Compass agrees that the employees of the Bank will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Compass and its affiliates, in accordance with the respective terms of such plans and programs, and Compass shall take all actions necessary or appropriate to facilitate coverage of the Bank's employees in such plans and programs from and after the Effective Time, subject to the following:

     (i) Employee Welfare Benefit Plans and Programs: Each employee of the Bank will be entitled to credit for prior service with the Bank for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subparagraph (ii) below and any stock option plans) sponsored by Compass to the extent the Bank sponsored a similar type of plan which the Bank employee participated in immediately prior to the Effective Time. Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Bank employee. For purposes of determining each Bank employee's benefit for the year in which the Merger occurs under the Compass vacation program, any vacation taken by a Bank employee immediately preceding the Effective Time for the year in which the Merger occurs will be deducted from the total Compass vacation benefit available to such Bank employee for such year. Compass agrees that for purposes of determining the number of vacation days available with respect to each Bank employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Bank vacation policy in effect as of January 1, 1995. Compass further agrees to credit each Bank employee for the year during which such coverage under the Compass welfare benefit plan begins, with any deductibles already incurred during such year under the Bank's group health plan.

     (ii) Employee Pension Benefit Plans: Each Bank employee shall be entitled to credit for past service with the Bank for the purpose of satisfying any eligibility or vesting periods applicable to the Compass employee pension benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Compass 401(k)/ESOP Plan). Notwithstanding the foregoing, Compass shall not grant any prior years of service credit to employees of the Bank with respect to any defined benefit pension plans sponsored (or contributed to) by Compass; instead, Bank employees shall be treated as newly hired employees of Compass as of the date following the Effective Time for purposes of determining eligibility, vesting and benefit accruals thereunder.

     On or before, but effective as of the Effective Time, the Bank may take such actions as may be necessary to cause each individual employed by the Bank immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan sponsored by the Bank as of the Effective Time.

      SECTION 6.9 Merger of Bank. Compass presently intends to cause the Surviving Bank to merge into Compass Bank immediately after the Merger, and the Bank agrees to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Bank into Compass Bank immediately after the Closing.

      SECTION 6.10   Environmental Investigation; Right to Terminate Agreement.

     (a) Compass and its consultants, agents and representatives, shall have the right to the same extent that the Bank has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, for the purpose of conducting asbestos surveys and sampling, and other environmental assessments and investigations ("Environmental Inspections"). Compass' right to conduct Environmental Inspections shall include the right to sample and analyze air, sediment, soil and groundwater of any Property to the same extent that the Bank has such right. Compass may conduct such Environmental Inspections at any time but shall complete such inspections on or prior to the 45th day after the date hereof.

     (b) The Bank shall cause to be performed an environmental investigation of any Property acquired, leased, foreclosed, managed or controlled by the Bank between the date hereof and the Closing Date, the scope and results of which shall be acceptable to Compass in its sole discretion.

     (c) The Bank shall cause to be performed an environmental investigation of any Property in which the Bank acquires a security interest between the date hereof and the Closing Date, the scope and results of which shall be acceptable to Compass in its sole discretion and the scope and results of which are equivalent to the policies of Compass with respect to acquiring security interests on real or personal property.

     (d) Compass shall notify the Bank prior to any physical inspections of Property, and the Bank may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Compass, Compass shall notify the Bank of the Properties on which it intends to conduct a secondary investigation on or prior to the 52nd day after the date hereof. Compass shall notify the Bank of any Properties that, in the sole discretion of Compass, are not acceptable and require remediation on or prior to the 102nd day after the date hereof.

     (e) With respect to any Current Controlled Property that Compass has notified the Bank is not acceptable and requires remediation, the Bank shall promptly prepare a remediation plan acceptable to Compass, and obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority ("Environmental Regulatory Authority") on or prior to August 31, 1996 ("Remediation Completion Date").

     (f) With respect to any Collateral Property that Compass has notified the Bank is not acceptable and requires remediation, the Bank agrees promptly to add to its loan loss reserve the lesser of (a) the written estimate of expenditures ("Remediation Estimate") prepared by the environmental consultant engaged by Compass to perform the Environmental Inspections, in connection with (i) additional assessment, remediation, removal and/or monitoring (ii) correction of any violation of any applicable Environmental Law, and (iii) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Collateral Properties, and (b) the outstanding balance of the loan or indebtedness secured by such Collateral Property. If the expenditures set forth in clause (a) above would exceed 80% of the outstanding balance of such loan or indebtedness, the Bank will increase its loan loss reserve by the outstanding amount of the loan or indebtness. Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Bank shall not be obligated to incur aggregate expenditures in excess of $150,000 in connection with additional assessment, remediation or monitoring of any Property, preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, and in connection with making allocations to the Bank's loan loss reserve.

     (g) Each party hereto agrees to indemnify and hold harmless the other party for any claims for damage to the Property or injury or death to persons in connection with any Environmental Inspection or secondary investigation of the Property to the extent such damage, injury or death is directly or indirectly attributable to the negligent actions or negligent omissions of such indemnifying party. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Bank. Compass shall have no liability to the Bank or its Subsidiaries for making any report of such results to any governmental authority.

     (h) Compass shall have the right to terminate this Agreement in the following circumstances:

         (i) the Bank's breach of any representation or warranty set forth in
Section 3.23,

         (ii) the factual substance of any warranties set forth in Section 3.23 is not true and accurate irrespective of the knowledge or lack of knowledge of the Bank;

         (iii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Compass because the Environmental Inspection, secondary investigation or other environmental survey identifies material violations or potential material violations of Environmental Laws;

         (iv) if the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that, based on the estimates of the environmental professionals referred to in this Section 6.10, may currently or in the future require (a) expenditures by the Bank, in connection with (1) remediation or monitoring of any Controlled Property (including without limitation eventual removal of asbestos-containing material), (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, (3) any violations of applicable Environmental Laws, or (b) additions to loan loss reserve pursuant to Section 6.10(f), which expenditures or additions to loan loss reserve individually or in the aggregate may exceed $150,000;

         (v) Compass is not permitted to conduct an Environmental Inspection or secondary investigation of any Property to the extent it deems appropriate;

         (vi) If on or before the Remediation Completion Date,

              a) for each Controlled Property identified by Compass as unacceptable and requiring remediation, the Bank does not deliver to Compass written evidence acceptable to Compass that the Bank has developed a remediation plan approved by the applicable Environmental Regulatory Authority,

              b) for each Collateral Property identified by Compass as unacceptable and requiring remediation, the Bank does not provide evidence acceptable to Compass that the Bank increased its loan loss reserve in accordance with Section 6.10(f).

     (h) The Bank agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Bank also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives and make all other data available to Compass and its consultants, agents and representatives. At the written request of the Bank, Compass agrees to provide the Bank with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

      SECTION 6.11 Exchange Agreement. Immediately prior to the Effective Time, the Bank and Compass agree to enter into, and Compass agrees to cause Compass to enter into, the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Bank and Compass.

      SECTION 6.12 Employee Bonuses. Unless paid by the Bank on or prior to the Effective Time, Compass agrees to cause to be paid to the employees of the Bank, the 1996 bonuses, if any, due such employees under the Bank's 1996 bonus plan calculated consistent with past practices and pro rated through the Effective Time.

                                  ARTICLE VII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

      SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) the receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting period with respect thereto;

     (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

     (c) the approval of the Merger by the Bank's shareholders entitled to vote at the Shareholders' Meeting; and

     (d) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the

Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities.

      SECTION 7.2 Conditions to the Obligations of Compass and Compass Texas to Effect the Merger.

     The obligations of Compass and Compass Texas to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) all representations and warranties of the Bank shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

     (b) the Bank shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

     (c) there shall not have occurred a Material Adverse Effect with respect to the Bank;

     (d) the directors of the Bank shall have delivered to Compass an instrument dated the Effective Time releasing the Bank from any and all claims of such directors (except as to their deposits and accounts, and as to rights of indemnification pursuant the Bylaws of the Bank) and shall have delivered to Compass their resignations as directors of the Bank;

     (e) the officers of the Bank shall have delivered to Compass an instrument dated the Effective Time releasing the Bank from any and all claims of such officers (except as to deposits and accounts, accrued compensation permitted by their respective agreements and rights of indemnification pursuant to the Bylaws of the Bank);

     (f) Compass shall have received the opinions of counsel to the Bank acceptable to it as to the matters set forth on Exhibit D attached hereto;

     (g) the holders of no more than 5% of the Shares shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

     (h) Compass shall have received a letter from KPMG Peat Marwick, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

     (i)  there shall be no Bank Indebtedness;

     (j) Compass shall have received from holders of the Bank's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

     (k) Compass shall have received an opinion of counsel satisfactory to it that the Merger will qualify as a reorganization under Section 368(a) of the Code;

     (l) The Bank shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Bank of which the Bank has knowledge from and including the date of this Agreement through the Effective Time;

     (m) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

     (n) Compass shall have received the Section 368 Certificates and the Proxies by March 29, 1996; and

     (o) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Bank, and the Secretary or Cashier of the Bank certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c), (g) and (i).

      SECTION 7.3 Conditions to the Obligations of the Bank to Effect the Merger. The obligations of the Bank to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

     (b) Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; and

     (c) the Bank shall have received the opinion of counsel to Compass and Compass Texas acceptable to it, as to the matters set forth on Exhibit E attached hereto;

     (d) The Bank shall have delivered to the directors of the Bank an instrument dated the Effective Time releasing such directors from any and all claims of the Bank (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or the Surviving Bank in connection with the transactions contemplated by this Agreement;

     (e) the shareholders of the Bank shall have received an opinion of counsel satisfactory to Compass that the Merger will qualify as a reorganization under
Section 368(a) of the Code; and

     (f) the Bank shall have received certificates dated the Closing, executed by an appropriate officer of Compass and by an appropriate officer of Compass Texas, respectively, certifying, in such detail as the Bank may reasonably request, to the effect described in Sections 7.3(a) and (b).

                                 ARTICLE VIII.
                         TERMINATION; AMENDMENT; WAIVER

      SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Bank, but prior to the Effective Time:

     (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Bank;

     (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Bank contained in Article III which constitutes a Material Adverse Effect, (ii) pursuant to
Section 6.10, (iii) if the Schedules to this Agreement are not accepted by Compass, (iv) if Compass shall not have received the Section 368 Certificates and the Proxies by March 29, 1996, or (v) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

     (c)  by the Bank if the conditions to Closing contained in Section 7.1 or
7.3 are not satisfied or waived in writing by the Bank;

     (d) by Compass or the Bank if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Bank;

     (e)  by Compass or the Bank pursuant to Section 1.6(b); or

     (f) by Compass or the Bank if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.

      SECTION 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.2 and Section 10.1. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

      SECTION 8.3 Amendment. (a) To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Bank, Compass and, if required, Compass Texas at any time before or after adoption of this Agreement by the shareholders of the Bank but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Bank's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Compass Texas as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Bank for their approval. As a condition to the Bank's entry into such an amendment, Compass shall deliver to the Bank a certificate in substantially the form of Exhibit G attached hereto.

      SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.
                                    SURVIVAL

          SECTION 9.1 Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                                   ARTICLE X.
                                 MISCELLANEOUS

          SECTION 10.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Bank, shall be paid by the party incurring such costs and expenses. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

          SECTION 10.2 Brokers and Finders. All negotiations on behalf of Compass and the Bank relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Compass Texas, or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

          SECTION 10.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Compass Texas to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 10.4 Further Assurances. From time to time as and when requested by Compass or its successors or assigns, the Bank, the officers and directors of the Bank, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Bank's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

          SECTION 10.5 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 10.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          SECTION 10.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Compass or Compass Texas:

                D. Paul Jones, Jr.
                Chairman and Chief Executive Officer
                Compass Bancshares, Inc.
                15 South 20th Street
                Birmingham, Alabama 35233
                Telecopy No.: (205) 933-3043

                Charles E. McMahen
                Chairman and Chief Executive Officer
                Compass Banks of Texas, Inc.
                24 Greenway Plaza
                Houston, Texas 72046
                Telecopy No.:  (713) 993-8500

          with copies to:

                Daniel B. Graves
                Associate General Counsel
                Compass Bancshares, Inc.
                15 South 20th Street
                Birmingham, Alabama 35233
                Telecopy No.:  (205) 933-3043
                and

                Annette L. Tripp
                Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                3400 Texas Commerce Tower, 600 Travis
                Houston, Texas 77002
                Telecopy No.:  (713) 223-3717

          if to the Bank:

                Richard E. Lane
                Texas American Bank
                85 N. E. Loop 410, Suite 120
                San Antonio, Texas 78216
                P.O. Box 682009
                San Antonio, Texas 78268-2009
                Telecopy No.:  (210) 442-2408

          with a copy to:

                T. Drew Cauthorn
                Cauthorn, Hale, Hornberger, Fuller, Sheehan & Becker One Riverwalk Place, Suite 620
                700 North St. Mary's
                San Antonio, Texas 78705
                Telecopy No.:  (210) 271-1740

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      SECTION 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 10.9 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 10.12 Incorporation by References. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

      SECTION 10.13 Certain Definitions.
                    -------------------

     (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     (b) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Bank (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).

     (c) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules, regulations, guidance documents, directives, and decisions, interpretations and orders of courts or administrative agencies or authorities, relating to the release, threatened release, recycling, processing, use, handling, transportation treatment, storage, disposal, remediation, removal, inspection or monitoring of Polluting Substances or protection of human health or safety or the environment (including, without limitation, wildlife, air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substances Control Act ("TSCA"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and any and all regulations promulgated pursuant to any of the foregoing.

     (d) "Polluting Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, and/or any other Environmental Laws, as amended, and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde. To the extent that the laws or regulations of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic waste," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

     (e) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning.

     (f) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter. The Bank is understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or the "knowledge" of, the Bank.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                        COMPASS BANCSHARES, INC.



By /s/ Daniel B. Graves         By /s/ D. Paul Jones
   -----------------------         - -----------------
   Its Assistant Secretary         Its Chairman and Chief Executive Officer



ATTEST:                        TEXAS AMERICAN BANK



By /s/ Carlin Friar             By /s/ Richard E. Lane
   ----------------------          ---------------------
   Its Secretary                   Its Presdient/CEO

                                   EXHIBIT A

                    POOLING TRANSFER RESTRICTIONS AGREEMENT
                    ---------------------------------------


     This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of March, 1996 by and among Compass Bancshares, Inc. ("Compass"), Texas American Bank (the "Bank"), and the undersigned shareholder of the Bank (the "Shareholder").

     WHEREAS, Compass and the Bank entered into an Agreement and Plan of Merger dated March 13, 1996 ("Merger Agreement") pursuant to which the Bank will be merged with an existing or to-be-formed subsidiary of Compass (the "Merger"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Bank and the Shareholder and each other affiliate of the Bank deliver to Compass an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

     1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Bank's common stock, par value $5.00 per share ("Bank Common Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Bank and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

     2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the

Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

     3. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the merger will bear a restrictive transfer legend in substantially the following form:

     The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated _______ __, 1996 which restricts any sale or other transfer of such shares prior to [insert due date of filing of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required combined financial results]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

     4. The Bank agrees and the Shareholder acknowledges and agrees that the Bank will not permit the transfer of any shares of Bank Common Stock by the Shareholder or any other Bank affiliate within 30 days prior to the Effective Time.

     5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.

                              COMPASS BANCSHARES, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              TEXAS AMERICAN BANK

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              _____________________________________
                              Signature of Shareholder


                              _____________________________________
                              Printed Name of Shareholder


Pooling Transfer Restrictions Agreement
H1995A\13720-4

                                                                       EXHIBIT B

                            EXCHANGE AGENT AGREEMENT
                            ------------------------

     This Exchange Agent Agreement, dated as of ___________, 1996, is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), ________________________, a Texas corporation ("Compass Texas"), Texas American Bank, a Texas banking association ("Bank"), and River Oaks Trust Company, a Texas trust company ("Exchange Agent").

                                   PREAMBLE:

     Pursuant to the Agreement and Plan of Merger dated as of March 13, 1996 ("Merger Agreement") among Compass, Compass Texas and the Bank, Compass Texas shall, at the Effective Time, be merged into the Bank. The name of the surviving bank shall be Texas American Bank ("Surviving Bank").

     After the Effective Time, the outstanding shares of the Common Stock, par value $5.00 per share (including for this purpose any shares of Common Stock which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security pursuant to which shares of Common Stock may be obtained (collectively, "Derivative Securities")), of the Bank ("Bank Common Stock") shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of ____________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Bank.

     The Bank has requested Compass to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Bank Common Stock for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Bank Common Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Bank Common Stock ("Certificates") and related documents. Compass desires that the Exchange Agent act in such capacity.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. Appointment of Exchange Agent. River Oaks Trust Company is hereby appointed as the Exchange Agent for payment of the Merger

Consideration to shareholders of the Bank. Such appointment shall be in accordance with the terms and conditions set forth herein.

     2. Closing of Stock Transfer Books. At the Effective Time, the Bank's stock transfer books will be closed and no transfers shall be permitted.

     3. Duties of Exchange Agent. The Exchange Agent is authorized and directed to perform the following functions contemplated by the Merger Agreement and the Letters of Transmittal (defined below):

          (a) Distribution of Letters of Transmittal. The Exchange Agent shall mail to the holders of record of Bank Common Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as Exhibit A ("Letters of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent for use by shareholders if necessary.

          (b)  Acceptance of Certificates.
               --------------------------

          (i) The Exchange Agent will examine the Letters of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Bank Common Stock and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority,
     (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Bank's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept Certificates which are surrendered in accordance with the provisions of the Merger Agreement and accompanied by the executed Letters of Transmittal. Such Certificates and Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letters of Transmittal and if the person or persons surrendering such Certificates and Letters of Transmittal appears as a shareholder of record of the number of shares surrendered on the list of shareholders supplied and certified to the Exchange Agent by the Bank ("Shareholder List") attached as Exhibit B hereto. In the event the Exchange Agent shall have any questions as to whether a Certificate and Letters of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal or as to the proper form for transfer of the Certificates for Bank Common Stock shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal or Certificates deemed by Compass to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

            (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

            (iii) Tenders may be made only as set forth in the Letters of Transmittal;

            (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

            (iv) At the close of business each Friday, the Exchange Agent shall provide Compass and First National Bank of Boston, Compass' transfer agent and registrar ("Transfer Agent") with a list of shareholders who have properly tendered their Bank Common Stock. In addition, the Exchange Agent shall inform Compass in writing of the number of shares of Bank Common Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day.

     The Exchange Agent shall provide Compass such other information concerning the Bank Common Stock as it may reasonably request. Such communications should be sent to:

                             Compass Bancshares, Inc.
                             701 South 20th Street
                             Birmingham, Alabama 35233
                             Attn: Michael A. Bean
                             Telephone No. (205) 558-5740

       With a copy to:       First National Bank of Boston
                             Post Office Box 1865
                             Boston, Massachusetts 02105
                             Attn: Caroline Rees, Shareholder
                             Services Officer
                             Telephone No. (617) 575-2571

           (c) Exchange Fund. In order to provide for payment of the Merger Consideration in accordance with the terms of the Merger Agreement, Compass, from time to time prior to or after the Effective Time, shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

           (d) Compass Common Stock. Compass Texas and the Bank shall jointly advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each shareholder which shall be calculated by Compass Texas and the Bank as follows:

           (i) Bank Common Stock. Each holder of Bank Common Stock shall receive Merger Consideration equal to ___________ shares of Compass Common Stock for each share of Bank Common Stock held immediately prior to the Effective Time.

           (ii) Fractional Shares. For each fractional share of Compass Common Stock which would be delivered upon the surrender of Bank Common Stock, each holder of Stock shall receive cash in an amount equal to the product of such fraction and $_______________.

           As soon as practicable after acceptance of properly executed Certificates and accompanying Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall instruct and Compass shall cause the Transfer Agent to issue and mail certificates representing shares of Compass Common Stock to the shareholder surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

       (e)       Other Duties of Exchange Agent.
                 ------------------------------

       (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

       (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Bank Common Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

       (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Bank with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Bank, as appropriate, and to act in accordance therewith.

       (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Bank) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

       (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Bank Common Stock and the proper maintenance of the Bank's and Compass' shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Certificates (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELLED" on the front thereof, via Federal Express or other means acceptable to Compass.

       4. Alteration of Instructions. The Exchange Agent shall follow and act upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Bank in connection with the Merger Agreement or any of the transactions contemplated thereby.

       5. Indemnification of Exchange Agent. Compass and the Surviving Bank covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

       6. Compensation for Services. Compass shall compensate the Exchange Agent for its services hereunder.

       7. Payment of Amounts Due Dissenting Shareholders. In the event that qualified dissenting shareholders of the Bank exercise the rights afforded them under the Texas Banking Act and the Texas Business Corporation Act, such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Bank. The Exchange Agent may request and shall be provided additional funds from the Surviving Bank in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Compass any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Bank as to all matters covered by this paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.

       8. Unclaimed Funds. Any moneys or certificates deposited hereunder which shall remain unclaimed by the holders of shares of Company Common Stock for a period of six (6) months following the

Effective Time shall, upon written request of the Surviving Bank, be returned to Compass, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

       9. Investment of Exchange Fund. At the direction of the Surviving Bank, the Exchange Agent shall invest portions of the Exchange Fund and remit earnings thereon monthly to the Surviving Bank, provided that all such investments shall be in The Starburst Government Money Market Fund (the "Fund"), managed by Compass Bank, an Alabama banking corporation and an affiliate of Compass, or if for any reason the Fund is not available to the Exchange Agent as an investment alternative, as otherwise directed by the Surviving Bank.

       10. Amendment. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

       11. Section Headings. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

       12. GOVERNING LAW. THIS AGREEMENT AND THE APPOINTMENT OF THE EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

       13. Notices. Notices under this Agreement shall be deemed given if made in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

       If to Compass:

          Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama 35233
          Attn:  Daniel B. Graves
                 Associate General Counsel

       If to the Exchange Agent:

          River Oaks Trust Company
          6990 Portwest, Suite 170
          Houston, Texas 77024
          Attn:  Stephen K. Brownlow
                 Vice President and Trust Officer

       If to the Company prior
       to the Effective Time:

          Texas American Bank
          85 N.E. Loop 410, Suite 120
          San Antonio, Texas 78216

          P.O. Box 682009
          San Antonio, Texas 78268-2009
          Attn: Richard E. Lane

       If to Compass Texas or, following
       the Effective Time, the
       Surviving Bank:

          _________________________
          c/o Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama  35233
          Attn:  Daniel B. Graves

       14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       15. Conflict. In the event the terms of this Agreement conflict with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

       16. Defined Terms. Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.


                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                                          COMPASS BANCSHARES, INC.

                                          By: _______________________________
                                          Name:______________________________
                                          Title:_____________________________


                                          ___________________________________


                                          By: _______________________________
                                          Name:______________________________
                                          Title: ____________________________


                                          ___________________________________

                                          TEXAS AMERICAN BANK


                                          By: _______________________________
                                          Name:______________________________
                                          Title: ____________________________


                                          ___________________________________

                                          RIVER OAKS TRUST COMPANY


                                          By: _______________________________
                                          Name:______________________________
                                          Title: ____________________________

Exhibit A - Form of Letters of Transmittal
Exhibit B - Shareholder List

H1995A/13718-4

                                  EXHIBIT "A"


                             LETTER OF TRANSMITTAL

                         For Shares of Common Stock of

                              TEXAS AMERICAN BANK

             Delivered Pursuant to the Agreement and Plan of Merger
                           dated as of March 13, 1996

                     By Mail or Overnight Delivery Service:

                            River Oaks Trust Company
                            6990 Portwest, Suite 170
                              Houston, Texas 77024
                      Attention:  Mr. Stephen K. Brownlow

                              DO NOT HAND DELIVER

                       DESCRIPTION OF SHARES SURRENDERED
                       ---------------------------------

     Based on its stock transfer records, Texas American Bank (the "Bank") has listed below your name, address and the certificate numbers representing your shares of Common Stock, par value $5.00 per share ("Shares"), of the Bank. If any of the listed information appears to be incorrect, please notify Mr. Stephen
K. Brownlow at (713) 867-1101 at once.


- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
 Name, Address and Social Security
   Number of Registered Holders            Certificate(s) Surrendered
- ------------------------------------------------------------------------

                                                         Total Number of
                                       Certificate     Shares Represented
                                        Number(s)       by Certificate(s)
_______________________________      ______________   ____________________
Name                                 ______________   ____________________
                                     ______________   ____________________
_______________________________
_______________________________
Address

_______________________________      Total Shares     _________________
Social Security Number
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------



              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Gentlemen:

     I, as the registered holder of the above described Shares of the Bank, hereby tender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of March 13, 1996, as amended ("the Merger Agreement"), by and between Compass, _______________ ("Compass Texas"), and the Bank. I hereby acknowledge receipt of the Proxy Statement dated _______________, 1996, which described the merger ("Merger") provided by the Merger Agreement.

     I represent and warrant to Compass and Compass Texas that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that River Oaks Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

     The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives.
I acknowledge that the tender of my Shares is irrevocable.


                   INSTRUCTIONS REGARDING ISSUANCE OF SHARES

     If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page 3. If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.


                         NEW CERTIFICATES TO BE ISSUED
                 IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

     If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Bank stock certificates, please indicate the name and address of your assignee below:

                          Name and Address of Assignee
                          ----------------------------

Name:______________________________________  Taxpayer I.D. No. or
    (Type or print full name)                Social Security No.:_______________

Address:________________________________________________________________________

City, State, Zip Code:__________________________________________________________

                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FORM W-9


Signatures  _____________________________
            _____________________________

Dated       _________________________, 1996

Name(s)  _____________________________________________________________
         (Please Print)

Capacity  _______________________________
          (Full Title)

Address  ________________________________
         ________________________________
         (Include Zip Code)
Area Code and Telephone Number                _____________________________

Tax Identification or Social Security Number  _____________________________

_______________________________________________________________________________

                            GUARANTEE OF SIGNATURES

(Must be signed by registered holder(s) as name(s) appear on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1.)
- -----------------

Authorized Signature  ______________________________

Name                  ______________________________
                         (Please Print)
Title                 ______________________________

Name of Firm          ______________________________

Address               ______________________________
                      ______________________________
                               (Include Zip Code)

Area Code and Telephone Number  __________________

Dated      ____________________________, 1996

_______________________________________________________________________________

                      PLEASE COMPLETE SUBSTITUTE FORM W-9
                      IT IS THE LAST FORM IN THIS PACKAGE
_______________________________________________________________________________

                          DO NOT WRITE IN SPACE BELOW

Date Received:_________________________  By:_______________________
Date:____________________, 1996


======================================================================================
                                     Bank           Compass      No. of
   Shares      Shares Accepted       Stock        Certificate  Fractional  Cash  Check
 Surrendered    for Exchange    Certificate Nos.  No. issued     Shares    Paid   No.
______________________________________________________________________________________

======================================================================================

Accepted by:__________________  Checked By:____________________
Date:______________________, 1996

                             LETTER OF TRANSMITTAL
                                  INSTRUCTIONS



1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURE GUARANTEES. Please send all certificates for Shares to River Oaks Trust Company, as Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Compass wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

          If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to Mr. Stephen K. Brownlow, a representative of the Exchange Agent, at (713) 867-1101.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

          2. ISSUANCE OF COMPASS COMMON STOCK. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent.

          3. PAYMENT FOR FRACTIONAL SHARES. As provided in Section 1.6(c) of the Merger Agreement, Compass will not issue any certificates of Compass Common Stock for fractional shares. In lieu of issuing fractional shares, Compass will pay to any Bank shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $_______ per share.

          4. NO CONDITIONAL TENDERS; WAIVER OF NOTICE. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

          5. SIGNATURES ON LETTER OF TRANSMITTAL. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

          If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

          If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

          If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

          If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and the Exchange Agent reserves the right to require proper evidence of their authority to so act.

          6. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass' counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass' interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

          7. 31% BACKUP WITHHOLDING. Under the Federal income tax law, you must provide Compass with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 31% of the payments to be received by you.

          8. REQUEST FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to the Exchange Agent at the address set forth at the top of page 1.

                           IMPORTANT TAX INFORMATION

          Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

          Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

          If backup withholding applies, Compass is required to withhold 31% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

          To prevent backup withholding on payments that are made to you with respect to shares of Compass Common Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Compass of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

          As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                              SUBSTITUTE FORM W-9
                           Department of the Treasury
                            Internal Revenue Service

                         Taxpayer Identification Number


PART 1  - PLEASE PROVIDE YOUR TAXPAYER
          IDENTIFICATION NUMBER IN THE BOX AT        _________________________
          RIGHT AND CERTIFY BY SIGNING AND           |_______________________|
          DATING BELOW                               Social Security Number or
                                                     Employer Identification
                                                     Number





PART 2 -  Check the following box if you are NOT subject to backup
          withholding under the provisions of Section 3406(a)(1)(C)   [____]
          of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

PART 3 -  Check the following box if you are awaiting a Taxpayer      [____]
          Identification Number.


          CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:  ___________________________  Date:__________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--
- -Social Security numbers have nine digits separated by two hyphens:
i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                    GIVE THE SOCIAL SECURITY NUMBER                                          GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                       OF ----               FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION NUMBER
                                                                                                                 OF ----

- ------------------------------------------------------------------------------------------------------------------------------------

1.  An individual's account         The individual                    9.  A valid trust, estate, or     The legal entity (Do not
                                                                          pension trust                 furnish the identifying
2.  Two or more individuals (joint  The actual owner of the                                             number of the personal
     account)                       account or, if combined                                             representative or trustee
                                    funds, any one of the                                               unless the legal entity
                                    individuals (1)                                                     itself is not designated in
                                                                                                        the account title.) (5)
3.  Husband and wife (joint         The actual owner of the
     account)                       account or, if joint funds,
                                    either person(1)




4.  Custodian account of a minor    The minor(2)                      10. Corporate account             The corporation
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint          The adult or, if the minor        11.  Religious, charitable, or    The organization
     account)                       is the only contributor, the           educational organization
                                    minor(1)                               account

                                                                      12.  Partnership account held in  The partnership
                                                                           the name of the business



6.  Account in the name of          The ward, minor, or               13.  Association, club, or other  The organization
     guardian or committee for a    incompetent person (3)                 tax-exempt organization
     designated ward, minor, or
     incompetent person


7.  a  The usual revocable savings  The grantor-trustee(1)            14.  A broker or registered       The broker or nominee
        trust account (grantor is                                          nominee
        also trustee)

    b  So-called trust account      The actual owner(1)               15.  Account with the             The public entity
        that is not a legal or valid                                       Department of Agriculture
        trust under State law                                              in the name of a public
                                                                           entity (such as a State or
                                    The owner(4)                           local government, school
                                                                           district, or prison) that
8.  Sole proprietorship account                                            receives agricultural
                                                                           program payments




(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section
  501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality
  thereof.
 . A State, the District of Columbia, a possession of
  the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a
  foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or
  instrumentality thereof.
 . A registered dealer in securities or commodities
  registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under
  section 584(a).
 . An exempt charitable remainder trust, or a non-
  exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the
  Investment Company Act of 1940.
 . A foreign central bank of issue.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to
  withholding under section 1441.
 . Payments to partnerships not engaged in a trade or
  business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount
  received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-
  interest dividends under section 852).
 . Payments described in section 6049(b)(5) to
  nonresident aliens.
 . Payments on tax-free covenant bonds under section
  1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

          Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE



H1995A/13717-2

                                   EXHIBIT C

                          POOLING OF INTEREST CRITERIA
                          ----------------------------

ATTRIBUTES OF COMBINING ENTERPRISES

(a) AUTONOMY CONDITION. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) INDEPENDENCE CONDITION. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) ONE-YEAR RULE. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) COMMON-STOCK-FOR-COMMON-STOCK-CONDITION. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) CHANGE-IN-EQUITY-INTERESTS CONDITION. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) TREASURY-STOCK CONDITION. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) PROPORTIONATE-INTEREST CONDITION. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) VOTING-RIGHTS CONDITION. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) CONTINGENCY CONDITION. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                   EXHIBIT D

                     VOTING AGREEMENT AND IRREVOCABLE PROXY
                     --------------------------------------


     This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of March 13, 1996 is executed by and among Texas American Bank, a Texas banking assocation (the "Bank"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

     WHEREAS, the Bank and Compass have executed that certain Agreement and Plan of Merger dated March 13, 1996 (the "Merger Agreement") whereby the Bank will merge with an existing or to-be-formed wholly-owned subsidiary of Compass (the "Merger"); and

     WHEREAS, Section 6.11 of the Merger Agreement requires that the Bank deliver to Compass the irrevocable proxies of the Shareholders; and

     WHEREAS, Compass and the Bank are relying on the irrevocable proxies in incurring expense in reviewing the Bank's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

     NOW THEREFORE, the parties hereto agree as follows:

     1. Each of the Shareholders hereby represents and warrants to Compass and the Bank that they are the registered holders of and have the exclusive right to vote the shares of capital stock ("Stock") of the Bank set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 1.7 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger Agreement, and the other agreements and transactions contemplated thereby.

     2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Compass (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement, and the other agreements and transactions contemplated thereby, if the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

     3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Compass, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Compass an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

     4. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

     5. The Shareholders acknowledge that Compass and the Bank are relying on this Agreement in incurring expense in reviewing the Bank's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Article 2.29C of the Texas Business Corporation Act. The Shareholders and the Bank acknowledge that the performance of this Agreement is intended to benefit Compass.

     6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of common stock, par value $2.00 per share, of Compass to be received by the Shareholders upon consummation of the Merger.

     7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Bank agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement as set forth in Section 1 hereof.

     8. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Bank, Compass and the Shareholder.

     9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

     11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.



                            [SIGNATURE PAGES FOLLOW]

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                                   TEXAS AMERICAN BANK


                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________

                                   Address:

                                   85 N. E. Loop 410, Suite 120
                                   San Antonio, Texas 78216
                                   P.O. Box 682009
                                   San Antonio, Texas 78268-2009
                                   Attention: Mr. Richard E. Lane



                                   COMPASS BANCSHARES, INC.



                                   By: _______________________________
                                   Name: _____________________________
                                   Title: ____________________________

                                   Address:

                                   15 South 20th Street
                                   Birmingham, Alabama 35233
                                   Attention:  Mr. Daniel B. Graves
                                               Associate General Counsel

                                   SHAREHOLDERS:


                                   ___________________________________

                                   ___________________________________

                                   Address:  _________________________

                                             _________________________


                                   ____________ shares of Common Stock



                                   Pledgee:  _________________________

                                   Address:  _________________________

                                             _________________________

                                   Loan No.:  ________________________

                                   EXHIBIT E

                         OPINIONS REQUIRED FROM COUNSEL
                                  TO THE BANK
                                  -----------

    (i) the Bank is a Texas banking association, duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank has all requisite corporate power and authority to carry on its business as we know it to be conducted and to own, lease and operate its properties and assets as now owned, leased or operated.

    (ii) the Bank has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Bank to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

    (iii) the authorized capital stock of the Bank consists solely of 206,020 shares of Bank Common Stock (as defined in the Agreement) of which 206,020 shares are issued and outstanding (none of which are held in the treasury); all of the outstanding shares of the Bank Common Stock are validly issued, fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

    (iv) to the best of our knowledge and except as set forth on Schedule 3.2 to the Agreement, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Bank to issue any shares of, restricting the transfer of, or otherwise relating to shares of its capital stock of any class;

    (v) the execution and delivery by the Bank of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of association or bylaws of the Bank, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Bank is a party or by which the Bank or any of its assets or properties is bound, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Bank, or its assets or properties;

    (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Compass Texas, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Bank of the Agreement;

    (vii) except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge, the Bank is not a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Bank, which by the terms of the Agreement would required to be set forth in Schedule 3.12;

    (viii) to the best of our knowledge and except as set forth on Schedule 3.18 to the Agreement, the Bank is not in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

    (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Texas and the Texas Banking Commissioner the Merger will have been legally consummated in accordance with the laws of the State of Texas with the consequences specified in Sec. 3.301 of the Texas Banking Act and Article 5.06 of the Texas Business Corporation Act.

                                   EXHIBIT F

                         OPINIONS REQUIRED FROM COUNSEL
                          TO COMPASS AND COMPASS TEXAS
                          ----------------------------

    (i) Compass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended. Compass Texas is a corporation organized, validly existing and in good standing under the laws of the State of Texas. Compass and Compass Texas have all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate their properties as now owned, leased or operated. Compass and Compass Texas are duly qualified and in good standing in the respective states where such qualification is required.

    (ii) Compass and Compass Texas each have all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Compass Texas (or either of them) to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Compass and Compass Texas enforceable against Compass and Compass Texas in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

    (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

    (iv) the execution and delivery by Compass and Compass Texas of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under
(a) the certificate or articles of incorporation or bylaws of Compass or Compass Texas, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass or Compass Texas is a party or by which Compass or Compass Texas or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Compass Texas or their respective assets or properties;

    (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Compass Texas of the Agreement;

    (vi) to the best of our knowledge, neither Compass nor Compass Texas is in violation of or default under the respective certificate or articles of incorporation or Bylaws of Compass or Compass Texas or any agreement, document or instrument under which Compass or Compass Texas is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or Compass Texas or any of their Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole; and

    (vii) the shares of Compass Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended.

                                   EXHIBIT G
                                   ---------

                   COMPASS TEXAS REPRESENTATIONS CERTIFICATE


     ____________ ("Compass Texas") hereby represents and warrants to the Company as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger dated March 13, 1996 by and between Compass Bancshares, Inc. and Texas American Bank (the "Agreement").

     1. Compass Texas is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets, as now owned, leased or operated and to enter into and carry out its obligations under the Agreement.

     2. Compass Texas has full corporate power and authority and no further corporate proceedings on the part of Compass Texas are necessary to execute and deliver the Amendment to Agreement and Plan of Merger dated March 13, 1996 ("Amendment") and to consummate the transactions contemplated thereby, all of which have been duly and validly authorized by Compass Texas' Board of Directors. The Amendment has been duly executed and delivered by Compass Texas and is a duly authorized, valid, legally binding and enforceable obligation of Compass Texas, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass Texas as may be required by statute or regulation.
Except as set forth on the Schedule attached hereto, neither the execution, delivery nor performance of the Amendment in its entirety, nor the consummation of all the transactions contemplated thereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass Texas.

     3. No representation or warranty by Compass Texas in the Amendment, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of the Amendment, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     IN WITNESS WHEREOF, Compass Texas has executed this Certificate this _____ day of ____________, 1996.

                              _____________________________________



                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

March 28, 1996


Mr. Richard E. Lane
Texas American Bank
85 N.E. Loop 410, Suite 120
San Antonio, Texas  78216

     Re: First Amendment to Agreement and Plan of Merger by and between Compass Bancshares, Inc. and Texas American Bank, dated as of March 13, 1996 (the "Agreement")

Dear Mr. Lane:

     This will confirm our agreement to amend the second sentence of the introductory clause of Article III of the Agreement entitled "Representations and Warranties of the Bank" to replace the words "within 15 days after the date hereof" with the words "within 23 days after the date hereof."

     If you are agreeable to the amendment to this Agreement as set forth herein, please evidence your agreement by executing in the space provided below and returning an executed original of this letter to the undersigned.

                                    Very truly yours,

                                    COMPASS BANCSHARES, INC.


                                    By:    /s/ Daniel B. Graves
                                           ----------------------
                                    Name:  Daniel B. Graves
                                           ------------------
                                    Title: Assistant Secretary
                                           --------------------
ACCEPTED and AGREED this
28th day of March, 1996

TEXAS AMERICAN BANK


By:/s/Richard E. Lane
   ------------------
Name:  Richard E. Lane
     -----------------
Title: President/CEO
      --------------

April 5, 1996

Mr. Richard E. Lane
Texas American Bank
85 N.E. Loop 410, Suite 120
San Antonio, Texas  78216

     Re: Second Amendment to Agreement and Plan of Merger by and between
         Compass Bancshares, Inc. and Texas American Bank dated as of March 13, 1996

Dear Mr. Lane:

         This will confirm our agreement to amend the Agreement as follows:

     1. The second sentence of the introductory clause of Article III of the Agreement entitled "Representations and Warranties of the Bank" is amended to replace the words "within 23 days after the date hereof" with the words "within 30 days after the date hereof."

     2. Section 6.10(a) is amended to replace the words "45th day" with the words "75th day".

     3. Section 6.10(d) is amended to replace the words "52nd day" with the words "82nd day".

     4. Section 6.10(d) is amended to replace the words "102nd day" with the words "132nd day".

     If you are agreeable to the amendment to this Agreement as set forth herein, please evidence your agreement by executing in the space provided below and returning an unexecuted original of this letter to the undersigned.

                                Very truly yours,

                                COMPASS BANCSHARES, INC.


                                By: /s/ Daniel B. Graves
                                    --------------------
                                Name:  Daniel B. Graves
                                       ------------------
                                Title: Assistant General Counsel and Assistant
                                       ----------------------------------------
                                       Secretary
                                       ---------

Mr. Richard E. Lane
April 5, 1996
Page 2


ACCEPTED AND AGREED this
5th day of April, 1996


TEXAS AMERICAN BANK


By: /s/ Richard E. Lane
   --------------------
Name: Richard E. Lane
     ------------------
Title: President/CEO
       -------------

                                 April 12, 1996
Mr. Richard E. Lane
Texas American Bank
85 N.E. Loop 410, Suite 120
San Antonio, Texas  78216

     Re: Third Amendment to Agreement and Plan of Merger by and between Compass Bancshares, Inc. and Texas American Bank, dated as of March 13, 1996 (the "Agreement")

Dear Mr. Lane:

     This will confirm our agreement to amend the Agreement as follows:

     1. The second sentence of the introductory clause of Article III of the Agreement entitled "Representations and Warranties of the Bank" is amended to replace the words "within 30 days after the date hereof" with the words "within 37 days after the date hereof."

     2. Section 6.10(a) is amended to replace the words "75th day" with the words "82nd day".

     3. Section 6.10(d) is amended to replace the words "82nd day" with the words "89th day".

     4. Section 6.10(d) is amended to replace the words "132nd day" with the words "139th day".

     If you are agreeable to the amendment to this Agreement as set forth herein, please evidence your agreement by executing in the space provided below and returning an executed original of this letter to the undersigned.

                         Very truly yours,

                         COMPASS BANCSHARES, INC.

                         By:    /s/ Daniel B. Graves
                                ----------------------
                         Name:  Daniel B. Graves
                                ------------------
                         Title: Associate General Counsel and Assistant
                                ----------------------------------------
                                Secretary
                                ---------

Mr. Richard E. Lane
April 12, 1996
Page 2


ACCEPTED and AGREED this
11th day of April, 1996

TEXAS AMERICAN BANK



By:    /s/ Richard E. Lane
       -------------------
Name:  Richard E. Lane
       -----------------
Title: President/CEO
       --------------

                                April 19, 1996

Mr. Richard E. Lane
Texas American Bank
85 N.E. Loop 410, Suite 120
San Antonio, Texas  78216

     Re: Fourth Amendment to Agreement and Plan of Merger by and between Compass Bancshares, Inc. and Texas American Bank, dated as of March 13, 1996 (the "Agreement")

Dear Mr. Lane:

     This will confirm our agreement to amend the Agreement as follows:

     1. The second sentence of the introductory clause of Article III of the Agreement entitled "Representations and Warranties of the Bank" is amended to replace the words "within 37 days after the date hereof" with the words "within 44 days after the date hereof."

     2. Section 6.10(a) is amended to replace the words "82nd day" with the words "89th day".

     3. Section 6.10(d) is amended to replace the words "89th day" with the words "96th day".

     4. Section 6.10(d) is amended to replace the words "139th day" with the words "146th day".

     If you are agreeable to the amendment to this Agreement as set forth herein, please evidence your agreement by executing in the space provided below and returning an executed original of this letter to the undersigned.

                                    Very truly yours,

                                    COMPASS BANCSHARES, INC.


                                    By:    /s/ Jerry W. Powell
                                           ---------------------------------
                                    Name:  Jerry W. Powell
                                           ---------------------------------
                                    Title: General Counsel and Secretary
                                           ---------------------------------

Mr. Richard E. Lane
April 19, 1996
Page 2

ACCEPTED and AGREED this
19th day of April, 1996

TEXAS AMERICAN BANK



By:    /s/ Richard E. Lane
       -------------------
Name:  Richard E. Lane
       -------------------
Title: President/CEO
       -------------------

                                                                    DRAFT 7/3/96

                FIFTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

     This Fifth Amendment to Agreement and Plan of Merger (this "Amendment") dated as of July 1, 1996 is entered into by and among Compass Bancshares, Inc. ("Compass"), Compass Texas American, Inc. ("Compass Texas American") and Texas American Bank (the "Bank").

     WHEREAS, Compass and the Bank entered into an Agreement and Plan of Merger dated as of March 13, 1996, as amended (the "Merger Agreement");

     WHEREAS, the Merger Agreement requires Compass to form a new subsidiary which shall be merged with and into the Bank, with the Bank being the surviving entity;

     WHEREAS, Compass Texas American is such new subsidiary; and

     WHEREAS, Section 8.3 of the Merger Agreement requires Compass and the Bank to amend the Merger Agreement for the purpose of making Compass Texas American a party thereto;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

     2. Upon execution of this Amendment, Compass Texas American shall become a party to the Merger Agreement, shall be deemed to be Compass Texas as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Compass Texas as provided in the Merger Agreement.

     3. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

     4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

     5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                          COMPASS BANCSHARES, INC.



By:________________________      By:_________________________________
     Its:                            Its:


ATTEST:                          COMPASS TEXAS AMERICAN, INC.



By:________________________      By:________________________________
     Its:                            Its:


ATTEST:                          TEXAS AMERICAN BANK


By:________________________      By:________________________________
     Its:                            Its:

                    PROVISIONS OF THE TEXAS BANKING ACT AND
                         TEXAS BUSINESS CORPORATION ACT
                                  RELATING TO
                       RIGHTS OF DISSENTING STOCKHOLDERS

TEXAS BANKING ACT
- -----------------

SEC. 3.303.  RIGHTS OF DISSENTERS TO MERGER.

     A shareholder, participant, or participant transferee may dissent from the merger to the extent and by following the procedure provided by the Texas Business Corporation Act or any rules adopted under this Act.

TEXAS BUSINESS CORPORATION ACT
- ------------------------------

ART. 5.11.  RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE
            ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

ART. 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

                                  Appendix II

     (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

                                  Appendix II

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of a merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

                                  Appendix II

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13.  Provisions Affecting Remedies of Dissenting Shareholders

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                  Appendix II

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20:
- -------

     Section 17 of Article V of Compass' By-Laws provides in part as follows:

          Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.

     In addition, Article 8 of Compass' Restated Certificate of Incorporation, as amended, provides:

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Compass pursuant to the foregoing provisions, or otherwise, Compass has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Compass of expenses incurred or paid by a director, officer or controlling person of Compass in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Compass will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21:  Exhibits and Financial Statement Schedules.
- -------   -------------------------------------------

     An index to Exhibits appears at pages II-5 through II-6 hereof.

Item 22:  Undertakings.
- -------   ------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 10, 1996.

                                    COMPASS BANCSHARES, INC.


                                    By:   *
                                       -------------------------------------
                                         D. Paul Jones, Jr.
                                         Chairman, Chief Executive Officer
                                          and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                       DATE

 *                                        Director, Chairman, Chief         July 10, 1996
- ----------------------------------------  Executive Officer and Treasurer
D. Paul Jones, Jr.

 *                                        Chief Financial Officer           July 10, 1996
- ----------------------------------------
Garrett R. Hegel

 *                                        Chief Accounting Officer          July 10, 1996
- ----------------------------------------
Michael A. Bean

 *                                        Director                          July 10, 1996
- ----------------------------------------
Stanley M. Brock

 *                                        Director                          July 10, 1996
- ----------------------------------------
Charles W. Daniel

 *                                        Director                          July 10, 1996
- ----------------------------------------
W. Eugene Davenport

 *                                        Director                          July 10, 1996
- ----------------------------------------
Marshall Durbin, Jr.

 *                                        Director                          July 10, 1996
- ----------------------------------------
Tranum Fitzpatrick

 *                                        Director                          July 10, 1996
- ----------------------------------------
George W. Hansberry, M.D.

 *                                        Director                          July 10, 1996
- ----------------------------------------
John S. Stein

                                          Director                          July   , 1996
- ----------------------------------------
Robert J. Wright


*By:/s/ Daniel B. Graves                                                    July 10, 1996
    ------------------------------------
    Daniel B. Graves, Attorney-in-fact


                               INDEX TO EXHIBITS


       EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT
      ----------------        ----------------------
2                             Agreement and Plan of Merger by and between Compass Bancshares, Inc.
                              and Texas American Bank, dated as of May 13, 1996, as amended
                              (included as Appendix I to the Proxy Statement/Prospectus in Part I of this
                              Registration Statement)

*3(a)                         Restated Certificate of Incorporation of the Registrant dated May 17, 1982
                              (Filed with the December 31, 1982 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*3(b)                         Certificate of Amendment dated May 20, 1986 to Restated Certificate of
                              Incorporation of the Registrant (filed as Exhibit 4(b) to Registration
                              Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032)

*3(c)                         Certificate of Amendment dated May 15, 1987 to Restated Certificate of
                              Incorporation of the Registrant (filed as Exhibit 3.1.2 to Post-Effective
                              Amendment No. 1 to Registration Statement on Form S-4, Registration
                              No. 33-10797 and incorporated herein by reference) (File No. 0-6032)

*3(d)                         Certificate of Amendment dated November 8, 1993 to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3(d) to Registration
                              Statement on Form S-4 Registration No. 33-51919 and incorporated herein by reference) (File No. 0-6032)

*3(e)                         Certificate of Amendment, dated September 19, 1994, to the Restated
                              Certificate of Incorporation of the Registrant (filed as Exhibit 3.5 to
                              Registration Statement on Form S-4 Registration No. 33-55899, and
                              incorporated herein by reference) (File No. 0-6032)

*3(f)                         Bylaws of the Registrant (Amended and Restated as of March 15, 1982)
                              (Filed with the December 31, 1982 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

5                             Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered

8                             Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters

*10(a)                        Compass Bancshares, Inc., 1982 Long Term Incentive Plan (incorporated by reference to Exhibit 1 to the Company's Registration Statement on
                              Form S-8 filed July 15, 1983, with the Commission).




       EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT
      ----------------        ----------------------
*10(b)                        Compass Bancshares, Inc. 1989 Long Term Incentive Plan (filed as
                              Exhibit 28 to Registration Statement on Form S-8 Registration No. 39095
                              and incorporated herein by reference) (File No. 0-6032)

*10(c)                        Supplemental Retirement Agreement dated as of March 18, 1991, between the Registrant and Harry B. Brock, Jr. (filed as Exhibit 10 to the
                              December 31, 1991 Form 10-K of the Registrant and incorporated herein by reference)  (File No. 0-6032)

*10(d)                        Employment Agreement dated December 14, 1994, between Compass
                              Bancshares, Inc. and D. Paul Jones, Jr. (filed as Exhibit 10(d) to the
                              December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(e)                        Employment Agreement dated December 14, 1994, between Compass
                              Bancshares, Inc. and Jerry W. Powell (filed as Exhibit 10(e) to the
                              December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(f)                        Employment Agreement dated December 14, 1994, between Compass
                              Bancshares, Inc. and Garrett R. Hegel (filed as Exhibit 10(f) to the
                              December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(g)                        Employment Agreement dated December 14, 1994, between Compass
                              Bancshares, Inc. and Byrd Williams (filed as Exhibit 10(g) to the
                              December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(h)                        Employment Agreement dated December 14, 1994, between Compass
                              Bancshares, Inc. and Charles E. McMahen (filed as Exhibit 10(h) to the
                              December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*13(a)                        The Registrant's Annual Report to Shareholders and Annual Report on
                              Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-6032)

21                            List of Subsidiaries of Compass Bancshares, Inc.

23(a)                         Consent of KPMG Peat Marwick LLP, Independent Certified Public
                              Accountants--Compass Bancshares, Inc.

23(b)                         Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in the opinion in Exhibit 8)




       EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT
      ----------------        ----------------------
24(a)                         Power of Attorney

24(b)                         Compass Board of Directors Resolutions

99(a)                         Notice of Special Meeting of Shareholders of Texas American

99(b)                         Form of Proxy for Special Meeting of Shareholders of Texas American

99(c)                         Chairman's letter to Texas American Shareholders

___________________________
*Incorporated by reference